                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                         THE EMPIRE DISTRICT ELECTRIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 JOPLIN STREET
                             JOPLIN, MISSOURI 64801

                                                                  August 2, 1999

Dear Stockholder:

    You are cordially invited to attend a special meeting of the stockholders of The Empire District Electric Company to be held at 10:00 a.m., Joplin time, on Friday, September 3, 1999, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri 64804.

    At this important meeting, you will be asked to adopt a merger agreement and approve a merger between Empire and UtiliCorp United Inc. The merger agreement was executed on May 10, 1999, and provides for the merger of Empire into UtiliCorp after certain conditions are met, including the approval of Empire's stockholders.

    Your board of directors has unanimously approved the merger agreement and the merger and believes that the merger, which is explained in detail on page 17 of the attached prospectus/proxy statement, is fair and in the best interests of Empire and its stockholders. The board unanimously recommends that you adopt the merger agreement and approve the merger at the special meeting so that the merger may be completed.

    This event presents an important decision for you as an Empire stockholder. Therefore, we request that you carefully read the attached materials. We have made every effort to present this information so that it is easy to read and understand.

    Your participation in this special meeting, either in person or by proxy, is important. If you do not vote then it will have the same effect as if you had voted against the merger agreement and the merger. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy promptly. At the meeting, if you desire to vote in person, you may withdraw your proxy.

                                          Sincerely,

                                                       [SIGNATURE]

                                          M.W. McKinney
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
           PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 JOPLIN STREET
                             JOPLIN, MISSOURI 64801

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Holders of Common Stock:

    A special meeting of the stockholders of The Empire District Electric Company, a Kansas corporation, will be held on Friday, the 3(rd) of September, 1999, at 10:00 a.m., Joplin time, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri 64804, for the following purposes:

    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of May 10, 1999 between Empire and UtiliCorp United Inc., a Delaware corporation, which provides for the merger of Empire into UtiliCorp, and to approve the merger.

    2. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting.

    Any matter listed above may be considered or acted upon at the first session of the special meeting or at any adjournment or postponement of the special meeting.

    Holders of common stock of record on our books at the close of business on July 30, 1999 will be entitled to vote on all matters which may come before the special meeting or any adjournment or postponement of the special meeting. A complete list of the stockholders entitled to vote at the meeting will be available at our office, 602 Joplin Street, Joplin, Missouri 64801, for examination by any stockholder for any purpose relating to the meeting for a period of ten days prior to the meeting and also at the meeting.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER. YOUR BOARD BELIEVES THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF EMPIRE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

    STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE ENCOURAGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED, TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED TO THE ENVELOPE IF IT IS MAILED IN THE UNITED STATES.

    IF THE MERGER IS CONSUMMATED, HOLDERS OF EMPIRE COMMON STOCK WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THOSE INSTRUCTIONS.

                                                       J.S. Watson
                                                   SECRETARY-TREASURER

Joplin, Missouri
Dated: August 2, 1999

                                     [LOGO]

                                 PROSPECTUS OF
                             UTILICORP UNITED INC.

                    Up to 24,856,000 Shares of Common Stock
                           $1.00 Par Value Per Share

    The boards of directors of UtiliCorp United Inc. and The Empire District Electric Company have agreed to the merger of Empire into UtiliCorp. After the merger, Empire will cease to exist as a separate legal entity and UtiliCorp will continue as the merger's surviving corporation.

    In exchange for each share of Empire common stock, Empire stockholders will have the option to receive either (1) $29.50 in cash or (2) shares of UtiliCorp common stock with an average trading price of $29.50. The amount of cash or value of stock received by Empire stockholders will increase or decrease if the average trading price of UtiliCorp common stock prior to the effective time of the merger is above $26.00 or below $22.00. In addition, no more than 50% of the shares of Empire common stock can be converted into cash and the total number of shares of UtiliCorp common stock issued to Empire stockholders and issuable to holders of Empire restricted stock, stock units or options to acquire Empire common stock is limited to 19.9% of the outstanding shares of common stock of UtiliCorp at the effective time of the merger. Therefore, if too many Empire stockholders elect to receive cash or too many Empire stockholders are to receive stock and the limitations described above are exceeded, the amount of cash or the number of shares of stock actually received by each Empire stockholder may differ from the consideration elected.

                                     [LOGO]

                               PROXY STATEMENT OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

                     For a Special Meeting of Stockholders
                        To Be Held on September 3, 1999

    The merger cannot be completed unless it is approved by Empire stockholders holding a majority of the outstanding shares of common stock. Empire's board of directors has scheduled a special meeting for Empire's stockholders to vote on the merger as follows:

                           Friday, September 3, 1999
                            10:00 a.m., Joplin time
                                  Holiday Inn
                             3615 South Range Line
                             Joplin, Missouri 64804

    This document gives you detailed information about the proposed merger. We encourage you to read this entire document carefully. Please see "Where You Can Find More Information" on page 65 for additional information about UtiliCorp and Empire on file with the SEC.

  This proxy statement/prospectus is first being mailed to stockholders on or about August 2, 1999.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UTILICORP COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY 29, 1999.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
DOCUMENTS INCORPORATED BY REFERENCE......................................................................         iv
QUESTIONS AND ANSWERS ABOUT THE MERGER...................................................................          1
SUMMARY..................................................................................................          3
  The Companies..........................................................................................          3
  The Merger and the Merger Agreement....................................................................          3
  Recent Developments....................................................................................          6
  Market Price Information...............................................................................          7
  Comparative Per Share Information......................................................................          8
  Selected Historical and Pro Forma Financial Information................................................         10
    UtiliCorp Selected Historical Financial Information..................................................         10
    Empire Selected Historical Financial Information.....................................................         11
    Selected Unaudited Pro Forma Combined Financial Information..........................................         12
  Cautionary Statement Concerning Forward-Looking Statements.............................................         13
THE SPECIAL MEETING......................................................................................         14
  Time and Place.........................................................................................         14
  Matters to be Considered...............................................................................         14
  Record Date............................................................................................         14
  Quorum.................................................................................................         14
  Votes Required; Effect of Abstentions and Non-Votes....................................................         14
  Voting and Revocation of Proxies.......................................................................         14
  Solicitation of Proxies................................................................................         15
  Expenses...............................................................................................         15
  Surrender of Certificates..............................................................................         15
THE COMPANIES............................................................................................         16
  UtiliCorp..............................................................................................         16
  Empire.................................................................................................         17
THE MERGER...............................................................................................         17
  Background of the Merger...............................................................................         17
  Reasons for the Merger.................................................................................         19
  Recommendation of Empire's Board of Directors..........................................................         20
  Opinion of Salomon Smith Barney Inc....................................................................         21
  Interests of Empire's Management and Directors in the Merger...........................................         27
  Federal Income Tax Consequences........................................................................         29
  Regulatory Matters.....................................................................................         32
  Accounting Treatment...................................................................................         33
  Dissenters' Rights.....................................................................................         33
  Restrictions on Resales by Empire Affiliates...........................................................         35
  Stockholder Rights Plan................................................................................         35
  Conduct of Business after the Merger...................................................................         35
THE MERGER AGREEMENT.....................................................................................         36
  The Merger and Its Effective Time......................................................................         36
  What Empire Stockholders Will Receive..................................................................         36
  Manner of Electing Cash or Stock.......................................................................         37
  Adjustments to Amount of Cash or Common Stock by Empire Stockholders...................................         37
  Manner of Converting Shares............................................................................         38
  Conditions to the Merger...............................................................................         38
  Representations and Warranties.........................................................................         39

                                                                                                             PAGE
                                                                                                           ---------
  Conduct of Business Prior to the Effective Time........................................................         40
  No Solicitation........................................................................................         41
  Employee Benefit Matters...............................................................................         43
  Stock Plans and Stock Options..........................................................................         44
  Anti-Takeover Statutes.................................................................................         45
  Advisory Board.........................................................................................         45
  Charitable and Economic Development Support............................................................         45
  Termination of DRIP....................................................................................         45
  Dividend Record Date...................................................................................         45
  Amendment..............................................................................................         45
  Termination of the Merger Agreement....................................................................         45
  Expenses and Termination Fees..........................................................................         46
  Indemnification and Insurance..........................................................................         46
COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION........................................................         48
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.......................................................         49
DESCRIPTION OF UTILICORP CAPITAL STOCK...................................................................         54
  General................................................................................................         54
  Dividend Rights and Limitations........................................................................         54
  Voting Rights..........................................................................................         54
  Liquidation Rights.....................................................................................         54
  Class A Common Stock and Preference Stock..............................................................         55
  Stockholder Rights Plan................................................................................         55
  Additional Anti-Takeover Defenses......................................................................         56
  Transfer Agent and Registrar...........................................................................         57
COMPARATIVE RIGHTS OF EMPIRE STOCKHOLDERS AND UTILICORP STOCKHOLDERS.....................................         57
  General................................................................................................         57
  Authorized and Outstanding Capital Stock...............................................................         57
  Number of Directors....................................................................................         58
  Classified Board of Directors..........................................................................         58
  Removal of Directors...................................................................................         58
  Voting for Mergers and Other Activities................................................................         58
  Special Meetings.......................................................................................         58
  Stockholder Action by Written Consent..................................................................         58
  Indemnification and Limitation of Liability............................................................         59
  Amendment of Charters..................................................................................         59
  Amendment of Bylaws....................................................................................         59
  Notice of Stockholder Proposals........................................................................         59
  Nomination of Directors................................................................................         60
  Stockholder Inspection.................................................................................         61
  Dissenters' Rights.....................................................................................         61
  Stockholder Rights Plans...............................................................................         61
  Anti-Takeover Statutes.................................................................................         62
  Business Combinations..................................................................................         63
EMPIRE STOCKHOLDER PROPOSALS.............................................................................         65
LEGAL MATTERS............................................................................................         65
EXPERTS..................................................................................................         65
WHERE YOU CAN FIND MORE INFORMATION......................................................................         65

                                                                                                             PAGE
                                                                                                           ---------
ANNEXES:

ANNEX A: AGREEMENT AND PLAN OF MERGER....................................................................        A-i

ANNEX B-1: OPINION OF SALOMON SMITH BARNEY INC...........................................................      B-1-1

ANNEX B-2: CONFIRMATION OF SALOMON SMITH BARNEY INC......................................................      B-2-1

ANNEX C: KANSAS DISSENTERS' RIGHTS STATUTE...............................................................        C-1

                      DOCUMENTS INCORPORATED BY REFERENCE

    This proxy statement/prospectus incorporates by reference important information that we are not delivering with this document. The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. See "Where You Can Find More Information" on page
65. You can obtain this information without charge by contacting either:

                             UtiliCorp United Inc.
                               Investor Relations
                              20 West Ninth Street
                          Kansas City, Missouri 64105
                            Tel: (816) 421-6600; or

                      The Empire District Electric Company
                             Shareholder Relations
                               602 Joplin Street
                             Joplin, Missouri 64801
                              Tel: (417) 625-5100

    TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING YOU SHOULD MAKE YOUR REQUEST NO LATER THAN AUGUST 27, 1999.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY SHOULD EMPIRE MERGE WITH UTILICORP?

A: Your board of directors believes that the merger will benefit both you and Empire because, among other reasons:

    - the merger offers you an attractive premium over the trading price of Empire's common stock prior to the announcement of the merger and the potential for increased dividends;

    - the merger provides you with the opportunity to participate in a larger and more diversified company with greater financial stability; and

    - the merger offers you, our customers, our employees and the Empire community a unique opportunity to realize the benefits created by combining the two companies.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: The merger is subject to certain regulatory approvals, which we expect to obtain by the end of 2000. The merger should close soon after we receive the last regulatory approval.

Q: WHAT SHOULD I DO NOW?

A: You should mail your signed and dated proxy cards in the enclosed envelope as soon as possible to be sure that your shares will be represented at the special meeting. The special meeting will take place on Friday, September 3, 1999. Your board of directors unanimously recommends voting in favor of adopting the merger agreement and approving the merger.

Q: HOW DO I CHOOSE WHETHER I WANT UTILICORP COMMON STOCK OR CASH?

A: About 30 days before the effective date of the merger, you will receive an election form. You must complete, sign and return the election form as directed on the form. If you fail to submit an election form within the deadline set forth on the form or if you fail to indicate whether you want to receive cash or UtiliCorp common stock, you will be deemed to have elected to receive UtiliCorp common stock.

Q: WHEN SHOULD I SEND IN MY STOCK CERTIFICATES?

A: After the merger closes, UtiliCorp will send you a letter of transmittal describing how you can exchange your Empire stock certificates for cash or UtiliCorp common stock and specific instructions explaining how to respond to the letter of transmittal. You should not surrender your Empire stock certificates until you receive a letter of transmittal following the merger.

Q: IF I AM NOT GOING TO ATTEND THE SPECIAL MEETING SHOULD I RETURN MY PROXY
CARD?

A: Yes. Returning your proxy card ensures that your shares will be represented at the special meeting, even if you are unable or do not want to attend.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER WILL MY BROKER VOTE MY SHARES FOR ME?

A: You should instruct your broker to vote your shares, following the directions your broker provides. If you do not instruct your broker, your broker generally will not have discretion to vote your shares. Broker non-votes will have the same effect as votes cast against the merger agreement and the merger.

Q: CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

A: Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in several ways:

    - First, you can send to Empire at the address listed below a written notice stating that you would like to revoke your proxy.

    - Second, you can complete a new proxy card and send it to the address below, and the new proxy card will automatically replace any earlier dated proxy card that you returned.

    - Third, you can attend the special meeting and vote in person.

    - Fourth, if you instructed a broker to vote your shares, you can follow your broker's directions for changing those instructions.

You should send any notice of revocation or your completed new proxy card to Empire at the following address:

The Empire District Electric Company
602 Joplin Street
Joplin, Missouri 64801
Attn: Corporate Secretary
Facsimile: (417) 625-5173

Q: WHO CAN ANSWER MY QUESTIONS?

A: If you have questions regarding
the special meeting or need assistance
in voting your shares please
contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Tel: (888) 750-5834 (toll-free)

For all other questions you shoud contact:

UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri 64105
Attn: Ellen Fairchild
Tel: (816) 421-6600; or

The Empire District Electric Company
602 Joplin Street
Joplin, Missouri 64801
Attn: Janet Watson
Tel: (417) 625-5100

                                    SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document.

THE COMPANIES

The Empire District Electric Company
602 Joplin Street
Joplin, Missouri 64801
(417) 625-5100
Website: HTTP://WWW.EMPIREDISTRICT.COM

    Based in Joplin, Missouri, Empire is an operating public utility which is engaged in the generation, purchase, transmission, distribution and sale of electricity. Empire currently serves approximately 145,000 electric customers in Missouri, Kansas, Oklahoma and Arkansas. It also provides monitored security, fiber optic service and decorative lighting. The territory served by Empire's electric operations comprises an area of about 10,000 square miles and has a population of over 330,000.

UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri 64105
(816) 421-6600
Website: HTTP://WWW.UTILICORP.COM

    UtiliCorp is a multinational energy and energy services company headquartered in Kansas City, Missouri. It has regulated utility operations in eight states and energy operations in New Zealand, Australia, the United Kingdom and Canada. It also owns non-utility subsidiaries involved in energy trading; natural gas gathering, processing and transportation; energy efficiency services and various other energy-related businesses.

THE MERGER AND THE MERGER AGREEMENT

    WHAT EMPIRE COMMON STOCKHOLDERS WILL RECEIVE IN THE MERGER. In exchange for each share of Empire common stock, Empire stockholders will have the option to receive:

    - $29.50 in cash, subject to the adjustments described below; or

    - Shares of UtiliCorp common stock with an average trading price of $29.50, subject to the adjustments described below.

The value of the merger consideration received may be more or less than $29.50 and the form of the merger consideration received may be adjusted, depending on certain factors. First, if the average trading price of UtiliCorp's common stock, based on the closing prices on the NYSE during the 20 trading days ending on the third trading day prior to the closing date of the merger, is less than $22.00 per share, then the value of the consideration received per share of Empire common stock will decrease. Conversely, if the average trading price of UtiliCorp's common stock during that same period is greater than $26.00 per share, then the value of the consideration received per share of Empire common stock will increase. See "The Merger Agreement--What Empire Stockholders Will Receive" on page 36.

    In addition to the adjustments described above, the form of the merger consideration received by Empire stockholders will be adjusted if either too many stockholders elect to receive cash or too many stockholders are to receive stock. Pursuant to the merger agreement:

    - No more than 50% of the shares of Empire common stock can be converted into cash; and

    - No more than 19.9% of the total number of shares of UtiliCorp common stock outstanding at the effective time of the merger can be issued or issuable in exchange for Empire common stock, restricted stock, stock units or options to acquire Empire common stock.

    If holders of more than 50% of the outstanding shares of Empire common stock elect to receive cash, the exchange agent will use a lottery to determine which holders will receive cash and all others will receive UtiliCorp common stock. If too many Empire stockholders are to receive UtiliCorp common stock, UtiliCorp has the option to limit the total stock issued in the following manner:

    - First, all Empire stockholders who failed to timely return an election form or who did not indicate a preference as to the form of consideration they wanted to receive will receive cash for all or a portion of their Empire shares on a pro rata basis.

    - Second, if necessary, the Empire stockholders who elected to receive UtiliCorp common stock will have the number of shares of UtiliCorp common stock they receive reduced on a pro rata basis and instead will receive cash for those reduced shares.

    In this document, we use the term "merger consideration" to refer to the amount of cash or the number of shares of UtiliCorp common stock into which shares of Empire common stock will be converted as a result of the merger.

    Each share of UtiliCorp common stock issued to Empire stockholders carries with it a preference stock purchase right issued under UtiliCorp's stockholders rights plan. See "Description of UtiliCorp Capital Stock-- Stockholder Rights Plan" on page 55 for a description of these purchase rights.

    REASONS FOR THE MERGER. Your board of directors believes that the merger offers you an attractive premium over the trading price of Empire's common stock prior to the announcement of the merger and the potential for increased dividends. In addition, the merger provides you with the opportunity to participate in a combined entity with greater financial stability and the potential for increased economic growth and diversification. In short, your board believes that the merger offers you, our customers, our employees and the Empire community a unique opportunity to realize the benefits created by combining the two companies. See "The Merger--Reasons for the Merger" on page 19.

    RECOMMENDATION OF EMPIRE'S BOARD. Your board of directors believes that the merger is fair and in the best interests of Empire and its stockholders. Your board has unanimously approved the merger agreement and the merger, and recommends that you vote "FOR" the proposal to adopt the merger agreement and approve the merger.

    OPINIONS OF SALOMON SMITH BARNEY INC. In deciding to approve the merger, one of the factors your board of directors considered was a written opinion dated May 10, 1999 from its financial advisor, Salomon Smith Barney Inc., stating that, as of that date, the merger consideration was fair, from a financial point of view, to Empire common stockholders. This opinion is attached as Annex B-1 to this proxy statement/prospectus. In addition, on the date of this proxy statement/prospectus Salomon Smith Barney confirmed in writing its May 10, 1999 opinion, stating that, as of the date of this proxy statement/prospectus, the merger consideration was fair, from a financial point of view, to Empire common stockholders. This confirmation is attached as Annex B-2 to this proxy statement/prospectus. We urge you to read both the opinion and the confirmation in their entirety.

    STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER. The favorable vote of the holders of a majority of the outstanding shares of Empire's common stock is required to adopt the merger agreement and approve the merger. Failure to vote will count as a vote against adoption of the merger agreement and approval of the merger. On July 30, 1999 Empire's directors and executive officers and their affiliates beneficially owned approximately 0.66% of the outstanding shares of Empire's common stock. We expect that they will vote their shares for adoption of the merger agreement and approval of the merger. You will have one vote at the special meeting for each share of Empire common stock you owned at the close of business on July 30, 1999. On that date, approximately 17,234,780 shares of common stock were outstanding.

    REGULATORY MATTERS. The merger requires the approval of the Federal Energy Regulatory Commission and the utility regulators in Missouri, Kansas, Colorado, Iowa, Minnesota, West Virginia, Arkansas and Oklahoma. In addition, for the merger to close, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must expire or terminate. We expect all of this to occur by the end of 2000. See "The Merger--Regulatory Matters" on page 32.

    INTERESTS OF EMPIRE'S MANAGEMENT AND DIRECTORS IN THE MERGER. When considering the recommendation of your board of directors, you should be aware that certain members of Empire's management and board have interests in the merger that may differ from yours. For example:

    - the officers and other employees hold restricted stock awards that will be converted into fully-vested, unrestricted common stock of UtiliCorp as a result of the merger;

    - the directors hold stock units that will be converted into UtiliCorp stock units as a result of the merger;

    - our employees have been granted stock options that, if still outstanding at the effective time of the merger, will be converted into options to purchase UtiliCorp common stock as a result of the merger;

    - certain key employees participate in Empire's severance pay plan that generally provides for (a) payments to these key employees in the event of their termination or resignation, under certain circumstances, within three years following the approval of the merger by Empire's stockholders, and (b) continuation of benefits no less favorable than those under Empire's health, insurance, retirement and other employee benefit plans in existence at the time of the approval of the merger by Empire's stockholders. UtiliCorp will honor these obligations under the Empire severance pay plan;

    - certain employee benefits for current and former Empire employees will continue for at least 18 months after the merger; and UtiliCorp will provide health and life benefits to existing Empire retirees and certain Empire employees who retire after the merger; and

    - UtiliCorp will indemnify Empire directors and officers for six years after the merger for certain claims against them and will provide them with officers' and directors' liability insurance for the same time period.

    These interests may cause directors and management to have conflicts of interest regarding the merger. Your board was aware of these interests and considered them, among other matters, in approving the merger agreement. For more information on the interests of Empire's management and directors in the merger, see "The Merger--Interests of Empire's Management and Directors in the Merger" on page 27.

    FEDERAL INCOME TAX CONSEQUENCES. A condition to each of Empire's and UtiliCorp's obligation to complete the merger is the receipt of an opinion from its legal counsel stating that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming that the merger is so treated for federal income tax purposes, Empire's stockholders that exchange their Empire shares:

    - for cash will generally recognize a capital gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the Empire common stock; and

    - for shares of UtiliCorp common stock generally will not recognize any income, gain or loss, except with respect to cash received instead of fractional shares.

    Neither Empire nor UtiliCorp will recognize any gain or loss as a result of the merger. We urge you to consult your own tax advisor regarding the tax consequences of the merger to you. For more information about tax matters, see "The Merger--Federal Income Tax Consequences" on page 29.

    TERMINATION FEES AND EXPENSES. The merger agreement requires Empire to pay UtiliCorp a fee of up to $15 million, or Empire or UtiliCorp to reimburse the other for costs relating to the merger up to $1.75 million, if the merger agreement terminates under certain circumstances. For more information on the fees and expenses that may be paid, and the conditions under which the merger agreement may terminate, see "The Merger Agreement-- Termination of the Merger Agreement" on page 45 and "The Merger Agreement-- Expenses and Termination Fees" on page 46.

    DISSENTERS' RIGHTS. If the merger is completed, Empire stockholders will be entitled to appraisal rights under Kansas law, if they:

    - did not vote to adopt the merger agreement and approve the merger;

    - elected to receive UtiliCorp common stock in exchange for their Empire common stock or did not make an election;

    - would receive cash because too many Empire stockholders are to receive UtiliCorp common stock; and

    - otherwise comply with Section 17-6712 of the Kansas General Corporation Code.

    See "The Merger--Dissenters' Rights" on page 33.

    RESALES OF UTILICORP STOCK. Generally, shares of UtiliCorp's common stock received in the merger will be freely transferable. However, resales of shares held by Empire "affiliates" as defined under applicable federal securities laws (primarily directors and certain officers of Empire) will be restricted. See "The Merger-- Restrictions on Resales by Empire Affiliates" on page 35.

    COMPARATIVE RIGHTS OF STOCKHOLDERS. When the merger closes, the rights of Empire stockholders that receive UtiliCorp common stock will be governed by UtiliCorp's governing corporate documents and Delaware law, rather than Empire's governing corporate documents and Kansas law, as is currently the case. Accordingly, the rights of Empire's stockholders will change in a number of respects as a result of the merger. For a description of these changes, see "Comparative Rights of Empire Stockholders and UtiliCorp Stockholders" beginning on page 57.

RECENT DEVELOPMENTS

    UTILICORP. On March 5, 1999, UtiliCorp announced that it had entered into an agreement with St. Joseph Light & Power Company under which St. Joseph will merge into UtiliCorp, in a stock transaction valued at approximately $270 million including the assumption of debt. Under the terms of that agreement, UtiliCorp is offering $23.00 for each share of St. Joseph common stock, payable in UtiliCorp common stock. UtiliCorp expects to issue approximately 8.1 million shares of common stock to St. Joseph's stockholders. Headquartered in St. Joseph, Missouri, St. Joseph is an electric and gas utility that supplies electricity to approximately 62,000 customers and natural gas to approximately 6,000 customers in communities in northeastern Missouri.

    The St. Joseph merger is intended to qualify as a tax-free reorganization for federal income tax purposes and will be accounted for as a purchase. St. Joseph shareholders approved this transaction on June 16, 1999, and the consummation of the transaction is now subject to certain conditions, including the approval of various regulatory commissions. UtiliCorp expects the St. Joseph merger to close by mid-2000.

    On June 30, 1999, UtiliCorp signed a letter of intent with Quanta Services, Inc., a provider of specialized contracting services to electric utilities, telecommunications and cable television operations and governmental entities, to invest up to $400 million in Quanta. The initial investment of $150 million will be in the form of convertible 6.5% preferred stock and is expected to close in September 1999. The convertible preferred stock can be converted into Quanta common stock at UtiliCorp's option at any time and at the option of Quanta after three years. Additionally, the convertible preferred stock will automatically convert into Quanta common stock at the end of ten years. The remaining investment of up to $250 million could take the form of additional convertible preferred stock or a direct equity investment in Quanta common stock. The closing of the transaction is subject to the approval of UtiliCorp's and Quanta's boards of directors, negotiation of a definitive agreement and certain other conditions.

    EMPIRE. On July 1, 1999, Empire mailed a notice of redemption to all of its preferred stockholders announcing that it will redeem all of the outstanding shares of its cumulative preferred stock on August 2, 1999. The redemption proceeds to the holders of the preferred stock, including accrued dividends, will be approximately $33.1 million.

                            MARKET PRICE INFORMATION

    UtiliCorp common stock trades on the NYSE, the Pacific Stock Exchange and the Toronto Stock Exchange, in each case under the symbol "UCU." Empire common stock trades on the NYSE, under the symbol "EDE." The following table presents closing sale prices reported by the NYSE Composite Transactions Reporting System in The Wall Street Journal for shares of both UtiliCorp and Empire common stock as of:

    - May 10, 1999, the last trading day before the merger was publicly announced; and

    - July 28, 1999, the last practicable date before the printing of this proxy statement/prospectus:

                                                   UTILICORP                          EMPIRE
                                                    COMMON        EMPIRE COMMON     EQUIVALENT
                                                  STOCK PRICE      STOCK PRICE    PER SHARE PRICE
                                                ---------------  ---------------  ---------------
May 10, 1999..................................     $   24.19        $   21.25        $   29.50
July 28, 1999.................................     $   24.13        $   26.13        $   29.50

    Empire Equivalent Per Share Price assumes merger consideration of $29.50 of UtiliCorp common stock for each share of Empire common stock held immediately before the merger, assuming that the average trading price of UtiliCorp common stock is no more than $26.00 and no less than $22.00.

                       COMPARATIVE PER SHARE INFORMATION

    We have summarized below the per share information of UtiliCorp and Empire on a historical basis and the per share information of UtiliCorp, Empire and St. Joseph on a pro forma combined and pro forma equivalent combined basis. Please read this table together with the historical financial statements and related notes of UtiliCorp and Empire incorporated into this document by reference and with the selected historical and unaudited pro forma financial information we have included in this proxy statement/prospectus. The pro forma information does not necessarily portray the book value per share or earnings per share from continuing operations we would have had if the merger had closed on the date or at the beginning of the periods indicated or the future results we will experience after the merger.

                                                                           PRO FORMA       PRO FORMA
                                                UTILICORP     EMPIRE     COMBINED PER     EQUIVALENT
                                               HISTORICAL   HISTORICAL     UTILICORP     COMBINED PER
                                                PER SHARE    PER SHARE       SHARE      EMPIRE SHARE(1)
                                               -----------  -----------  -------------  ---------------
                                                                 AS OF MARCH 31, 1999
                                               --------------------------------------------------------

Book Value Per Share.........................   $   16.14    $   13.39     $   17.30       $   21.27

                                                               AS OF DECEMBER 31, 1998
                                               --------------------------------------------------------

Book Value Per Share.........................   $   15.83    $   13.40     $   17.64       $   21.68

                                                          THREE MONTHS ENDED MARCH 31, 1999
                                               --------------------------------------------------------

Cash Dividends Declared Per Share............   $     .30    $     .32     $     .30       $     .37

Earnings Per Share from Continuing Operations
  Basic......................................   $     .57    $     .27     $     .47       $     .58
  Diluted....................................   $     .57    $     .27     $     .46       $     .57

                                                             YEAR ENDED DECEMBER 31, 1998
                                               --------------------------------------------------------

Cash Dividends Declared Per Share............   $    1.20    $    1.28     $    1.20       $    1.48

Earnings Per Share from Continuing Operations
  Basic......................................   $    1.65    $    1.53     $    1.48       $    1.82
  Diluted....................................   $    1.63    $    1.53     $    1.47       $    1.81

------------------------

(1) If the St. Joseph merger is not completed, the pro forma book value per equivalent combined Empire share would be $21.17 as of March 31, 1999, and the pro forma diluted earnings per combined Empire share would be $.61 for the three months ended March 31, 1999.

    HISTORICAL CALCULATIONS. We calculated the basic earnings per share information using the weighted average number of shares of common stock outstanding for each company during the period. We calculated the diluted earnings per share information using the weighted average number of shares of common stock outstanding for each company during the period, plus the number of potentially dilutive shares of common stock outstanding for each company during the period (e.g., shares issuable upon the exercise of stock options). We calculated book value per share information using the number of shares of common stock outstanding for each company at the end of the period.

    PRO FORMA COMBINED CALCULATIONS. The calculations assume that 13.1 million shares of UtiliCorp common stock will be issued in the merger, based on an assumption that 62% of outstanding Empire common stock will be converted into UtiliCorp common stock. The assumed common stock conversion percentage of 62% combined with debt assumed and cash paid represents an indicative long-term capital structure of UtiliCorp. The actual number of shares issued will depend on the number of Empire stockholders that elect to receive UtiliCorp common stock and the number of shares of UtiliCorp common stock outstanding on the effective date of the merger. Although UtiliCorp does not anticipate making any change to its dividend, the pro forma combined dividends per share are not necessarily indicative of its level of dividends after the merger closes.

    PRO FORMA EQUIVALENT COMBINED CALCULATIONS. The pro forma equivalent combined information was calculated by multiplying the pro forma combined information amounts by an exchange ratio of 1.2292, which is the number of shares of UtiliCorp common stock that Empire's stockholders will be entitled to receive for each share of Empire common stock they held immediately before the merger, assuming an average trading price of $24.00 per share of UtiliCorp common stock. The actual exchange ratio will depend on the average trading price for UtiliCorp's common stock during the 20 trading days ending on the third trading day prior to the closing date of the merger.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    We are providing the following financial information about UtiliCorp, Empire and St. Joseph to aid you in your analysis of the financial aspects of the merger. The information presented is a summary only, and you should read it together with the historical financial statements and related notes of UtiliCorp and Empire incorporated into this document by reference, the historical financial statements and related notes of St. Joseph included in St. Joseph's SEC filings and with the unaudited pro forma combined financial statements beginning on page 49. See "Selected Unaudited Pro Forma Combined Financial Information" beginning on page 12 for more information about where to obtain St. Joseph's financial statement and related notes.

UTILICORP SELECTED HISTORICAL FINANCIAL INFORMATION

    We derived the following information from UtiliCorp's consolidated audited and unaudited financial statements.

                                THREE MONTHS ENDED
                                   MARCH 31,(1)                  YEAR ENDED DECEMBER 31,
                                ------------------  -------------------------------------------------
                                  1999      1998      1998       1997      1996      1995      1994
                                --------  --------  ---------  --------  --------  --------  --------
                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Sales.........................  $3,801.0  $2,895.8  $12,563.4  $8,926.3  $4,332.3  $2,792.6  $2,398.1
Income before income taxes....      74.9      68.6      218.8     223.8     186.5     131.8     146.5
Preference stock dividend
  requirements................        --        --         --        .3       2.1       2.1       3.0
Earnings available for common
  shares......................      51.9      43.3      132.2     121.8     103.7      77.7      91.4
Diluted earnings per share....       .57       .53       1.63      1.51      1.46      1.14      1.37
Cash dividends per share......       .30       .30       1.20      1.17      1.17      1.15      1.13
Ratio of earnings to fixed
  charges.....................     2.46x     2.23x      2.43x     2.46x     2.15x     1.93x     2.31x

                                  AS OF
                                MARCH 31,                              AS OF DECEMBER 31,
                                ----------              ------------------------------------------------
                                   1999                   1998      1997      1996      1995      1994
                                ----------              --------  --------  --------  --------  --------
                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets..................  $ 6,396.3               $5,991.5  $5,113.5  $4,739.8  $3,885.9  $3,111.1
Long-term debt, net...........    1,708.8                1,375.8   1,358.6   1,470.7   1,355.4     976.9
Short-term debt (including
  current maturities).........      599.1                  484.4     263.4     277.7     303.7     321.2
Preference stock, not
  mandatorily redeemable......         --                     --        --      25.0      25.0      25.0
Preferred stock of
  subsidiary..................         --                     --        --        --        .4        .4
Company-obligated mandatorily
  redeemable preferred
  securities of partnership...      100.0                  100.0     100.0     100.0     100.0        --
Common stock equity...........    1,485.5                1,446.3   1,163.6   1,158.0     946.3     906.8
Book value per common share...      16.14                  15.83     14.43     14.49     13.73     13.49

------------------------------

(1) Ratio of earnings to fixed charges is calculated on a twelve month basis for the three month periods.

EMPIRE SELECTED HISTORICAL FINANCIAL INFORMATION

    We derived the following information from Empire's audited and unaudited financial statements.

                                         THREE MONTHS ENDED
                                           MARCH 31, (1)                   YEAR ENDED OF DECEMBER 31,
                                        --------------------  -----------------------------------------------------
                                          1999       1998       1998       1997       1996       1995       1994
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Sales.................................  $    54.7  $    51.4  $   239.9  $   215.3  $   206.0  $   192.8  $   177.8
Income before income taxes............        8.1        5.3       44.5       36.8       33.8       30.2       30.4
Earnings available for common
  shares..............................        4.6        2.7       25.9       21.4       19.6       17.4       18.1
Diluted earnings per share............        .27        .16       1.53       1.29       1.23       1.18       1.32
Cash dividends per share..............        .32        .32       1.28       1.28       1.28       1.28       1.28
Ratio of earnings to fixed charges....      3.44x      3.02x      3.32x      3.01x      3.11x      2.90x      3.16x

                                                AS OF
                                              MARCH 31,                    AS OF DECEMBER 31,
                                             -----------  -----------------------------------------------------
                                                1999        1998       1997       1996       1995       1994
                                             -----------  ---------  ---------  ---------  ---------  ---------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets...............................   $   664.5   $   653.3  $   626.5  $   597.0  $   557.4  $   520.2
Long-term debt, net........................       246.1       246.1      196.4      219.5      194.7      185.0
Short-term debt (including current
  maturities)..............................        22.0        14.5       51.0        7.5       14.0       16.0
Preferred stock............................        32.6        32.6       32.9       32.9       32.9       32.9
Common stock equity........................       230.5       229.8      219.0      213.1      193.1      173.8
Book value per common share................       13.39       13.40      13.03      12.93      12.67      12.42

------------------------------

(1) Ratio of earnings to fixed charges is calculated on a twelve month basis for the three month periods.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following pro forma information combines the historical consolidated financial statements of UtiliCorp and St. Joseph, including their respective subsidiaries, and the historical financial statements of Empire, after accounting for the St. Joseph merger and the Empire merger as purchase transactions. The unaudited pro forma combined balance sheet gives effect to the mergers as if they had occurred on March 31, 1999. The unaudited pro forma combined statements of income assume the merger became effective on January 1, 1998. The pro forma information does not necessarily portray the historical results or financial position that would have been achieved had the mergers been in effect, and you should not construe it as a representation of future operations. For more detailed pro forma information, including the assumptions and adjustments made in calculating the pro forma information, please see "Unaudited Pro Forma Combined Financial Information" on page 49.

    You should read the following information together with the historical financial statements of UtiliCorp, Empire and St. Joseph and all related notes. The historical financial statements of UtiliCorp and Empire are incorporated into this proxy statement/prospectus by reference. St. Joseph's historical financial statements are included in St. Joseph's SEC filings, which are available from the SEC at its public reference rooms, from commercial retrieval services and at the website maintained by the SEC at HTTP://WWW.SEC.GOV. See "Where You Can Find More Information" on page 65.

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,            YEAR ENDED
                                                          ------------------------   DECEMBER 31,
                                                             1999         1998           1998
                                                          -----------  -----------  --------------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                          AMOUNTS)
INCOME STATEMENT DATA:
Sales...................................................   $ 3,884.4    $ 2,976.9     $ 12,927.7
Income before income taxes..............................        75.0         68.5          243.3
Earnings available for common shares....................        52.1         43.6          149.5
Diluted earnings per share..............................         .46          .43           1.47
Cash dividends per share................................         .30          .30           1.20

                                                                         AS OF
                                                                    MARCH 31, 1999
                                                          -----------------------------------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER
                                                                  SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets............................................               $ 7,925.8
Long-term debt, net.....................................                 2,251.8
  Short-term debt (including current maturities)........                   634.8
  Company-obligated mandatorily redeemable
    preferred securities of partnership.................                   100.0
Common stock equity.....................................                 1,985.1
Book value per common share.............................                   17.64

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    In this document, UtiliCorp and Empire have made forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include statements concerning possible or assumed future results of operations set forth:

    - under "Questions and Answers About the Merger";

    - under "The Merger--Reasons for the Merger";

    - in statements about the benefits that UtiliCorp or Empire may achieve as a result of the merger, or about other effects of the merger or the future development of UtiliCorp;

    - in statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate," or "continue" or similar expressions; and

    - in other statements about matters that are not historical facts.

    Various risks and uncertainties may cause actual results to differ materially from the results that these statements express or imply. For instance, some of the important factors that could cause UtiliCorp's or Empire's actual results to differ materially from those anticipated include:

    - weather, which can affect results significantly to the extent temperatures differ from normal;

    - the timing and extent of changes in energy commodity prices and interest rates;

    - cost and availability of purchased power and fuel;

    - electric utility restructuring, competition and other changing business and economic conditions;

    - the pace and degree of regulatory changes, including environmental regulation, in the U.S. and abroad;

    - natural gas liquids prices and volumes, which are particularly volatile and difficult to predict;

    - the pace of well connections to UtiliCorp's gas gathering system;

    - the value of the U.S. dollar relative to the British pound, Canadian dollar, Australian dollar and New Zealand dollar;

    - the continued expansion of the electric power markets and development of liquid term markets;

    - the outcome of rate proceedings;

    - a significant delay in the expected completion of, and unexpected consequences resulting from, the merger; and

    - year 2000 technology issues and costs.

    Please do not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/ prospectus.

                              THE SPECIAL MEETING

TIME AND PLACE

    The special meeting will be held at 10:00 a.m., Joplin time, on Friday, September 3, 1999 at the Holiday Inn, 3615 South Range Line, Joplin, Missouri 64804.

MATTERS TO BE CONSIDERED

    At the special meeting, Empire stockholders will consider and vote upon a proposal to adopt the merger agreement and approve the merger. You will also consider any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE

    Your board of directors has fixed the close of business on July 30, 1999 as the record date for the special meeting. Only stockholders of record on the record date are entitled to receive notice of and to vote at the special meeting. On the record date, 17,234,780 shares of common stock were outstanding and held by approximately 8,819 holders of record.

QUORUM

    The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the special meeting.

    In the absence of a quorum at the special meeting or for any other reason, the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting may adjourn the special meeting for the purpose of allowing additional time to solicit and obtain additional proxies or votes or for any other purpose. At any reconvened meeting at which a quorum is present, all proxies will be voted in the same manner as those proxies would have been voted at the meeting at which the adjournment is taken, except for any proxies that have been effectively revoked or withdrawn. Once a quorum is present, Empire may reconvene the special meeting without notice to stockholders, other than an announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is set.

VOTES REQUIRED; EFFECT OF ABSTENTIONS AND NON-VOTES

    Each outstanding share of common stock is entitled to one vote on each matter to be considered at the special meeting. The favorable vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is required to adopt the merger agreement and approve the merger. A stockholder's failure to vote will have the effect of a vote against the adoption of the merger agreement and the approval of the merger. Brokers generally will not have discretionary authority to vote shares of common stock held in "street name" if they have not received instructions from the beneficial owners. Broker non-votes will have the same effect as votes cast against the merger agreement and the merger. On the record date, Empire's directors and executive officers and their affiliates beneficially owned an aggregate of 114,279 shares of common stock, or approximately 0.66% of the shares outstanding. Empire expects that these shares will be voted for adoption of the merger agreement and approval of the merger.

VOTING AND REVOCATION OF PROXIES

    All shares of common stock represented at the special meeting by properly executed proxies received before or at the special meeting, unless those proxies have been revoked, will be voted at the special meeting, including any postponement or adjournment of the special meeting. If no instructions are indicated, the proxies will be voted FOR adoption of the merger agreement and approval of the merger. In addition, the persons designated in the proxies will have discretion to vote upon any other matters that may properly come before the special meeting, including the right to vote for any adjournment of the special meeting to solicit additional proxies.

    A person giving a proxy may revoke it at any time before the proxy is voted at the special meeting. A proxy may be properly revoked by:

    - writing to the Corporate Secretary of Empire, at 602 Joplin Street, Joplin, Missouri 64801, facsimile number: (417) 625-5173;

    - completing a new proxy card and sending it to the Corporate Secretary of Empire at the address above, in which case the new proxy card will automatically replace any earlier dated proxy card;

    - voting in person at the special meeting (attendance at the special meeting will not automatically revoke a proxy); or

    - assuming that you instructed a broker to vote your shares, following your broker's directions for changing those instructions.

    Empire will appoint one or more inspectors, who may be its employees, to determine, among other things, the number of shares of common stock represented at the special meeting and the validity of the proxies submitted for vote at the special meeting. The inspectors of election appointed for the special meeting will tabulate votes cast by proxy and in person.

SOLICITATION OF PROXIES

    Proxies are being solicited by and on behalf of your board of directors. Directors, officers and employees of Empire may solicit proxies by mail, in person, or by telephone, by facsimile or by other means of communication. Empire has engaged Innisfree M&A Incorporated to assist it in distributing proxy materials and contacting record and beneficial owners of common stock and have agreed to pay Innisfree M&A Incorporated approximately $8,500, plus out-of-pocket expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

EXPENSES

    Empire will bear its own expenses in connection with the special meeting and the solicitation of proxies from its stockholders, except that Empire and UtiliCorp will share equally the costs of printing and filing this proxy statement/prospectus.

SURRENDER OF CERTIFICATES

    IF THE MERGER IS CONSUMMATED, HOLDERS OF EMPIRE COMMON STOCK WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THOSE INSTRUCTIONS.

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                                 THE COMPANIES

UTILICORP

    UtiliCorp is a multinational energy solutions provider with headquarters in Kansas City, Missouri. A brief description of UtiliCorp's three business segments follows:

    REGULATED BUSINESSES. This segment includes UtiliCorp's domestic utility generation, distribution and transmission businesses. Through it, UtiliCorp strives to be a competitively priced, safe and reliable provider of electricity and natural gas. The regulated businesses segment serves over 1.2 million regulated gas and electricity customers and is UtiliCorp's largest business segment in terms of earnings before interest and taxes.

    UtiliCorp's regulated gas and electric service territory is located in eight states. UtiliCorp believes that the geographic diversity of its regulated gas and electric business limits earnings volatility resulting from a single adverse regulatory ruling and lowers UtiliCorp's exposure to catastrophic events. UtiliCorp has both winter-peaking and summer-peaking gas and electric utilities, which increases the stability of UtiliCorp's earnings and cash flow.

    The generation business within the regulated businesses segment provides wholesale electricity to UtiliCorp's retail operations and to other utilities, municipalities and large customers. It has 1,680 megawatts of regulated, non-nuclear capacity located in Missouri, Kansas and Colorado.

    AQUILA ENERGY. The Aquila Energy segment has three distinct businesses, as follows:

    - ENERGY MARKETING. Aquila Energy's wholesale energy marketing business is conducted through various operating units, collectively referred to as "energy marketing." Energy marketing is a gas and power marketing unit with a marketing, supply and transportation network consisting of relations with gas producers, local distribution companies and end-users throughout the U.S. and Canada.

    - GAS GATHERING AND PROCESSING. Aquila Energy includes Aquila Gas Pipeline Corporation, which gathers and processes natural gas and natural gas liquids. This company owns and operates a 3,403-mile intrastate gas transmission and gathering network and four processing plants that extract and sell natural gas liquids.

    - INDEPENDENT POWER PROJECTS. Aquila Energy participates in the ownership and operation of facilities in the independent and wholesale power generation market. Consistent with UtiliCorp's overall strategy to minimize risk through diversification, Aquila Energy has invested in generation facilities that are geographically diverse and use a variety of fuels and proven technologies. To date, Aquila Energy has made investments in 18 projects located in seven states and Jamaica, including a 600-megawatt gas powered merchant plant currently under development.

    INTERNATIONAL. UtiliCorp's international operations are managed separately from the other two business segments. The international segment includes UtiliCorp's investments in:

    - UnitedNetworks Limited, an electric distribution company in New Zealand (UtiliCorp owns 79%);

    - United Energy Limited, an electric distribution company in Australia (UtiliCorp owns 34%);

    - Multinet Gas/Ikon Energy, natural gas distribution and retail businesses in Australia (UtiliCorp owns 25.5%);

    - Aquila Energy Limited (formerly United Gas Limited), a natural gas marketing and transportation business in the United Kingdom (UtiliCorp owns 100%); and

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
    - West Kootenay Power, a hydro-electric utility in British Columbia, Canada (UtiliCorp owns 100%).

    UtiliCorp continues to seek early entry into markets that provide a combination of stable and attractive political and economic environments and markets open or opening to competition in electric or natural gas sales.

EMPIRE

    Based in Joplin, Missouri, Empire is an operating public utility which is engaged in the generation, purchase, transmission, distribution and sale of electricity. Empire currently serves approximately 145,000 electric customers in parts of Missouri, Kansas, Oklahoma and Arkansas. It also provides monitored security, fiber optic service and decorative lighting. In 1998, 99.6% of Empire's gross operating revenues resulted from the sale of electricity. The territory served by Empire's electric operations comprises an area of about 10,000 square miles and has a population of over 330,000. As of June 30, 1999, Empire had 641 employees.

                                   THE MERGER

BACKGROUND OF THE MERGER

    In recent years, Empire has carefully followed developments in the electric industry that have resulted in increased competition in the markets for electricity. Empire has reviewed prospects for effective competition in light of these developments, particularly the pressures on small and medium-sized utility companies making it difficult for them to compete as effectively as larger utilities. As a result, Empire began to develop strategic alternatives, including possible business combinations.

    During the past several years, Empire's management has had discussions with other utility companies in light of possible strategic alliances, including business combination transactions. As part of this effort, over the last two years Empire has engaged in general conversations with UtiliCorp regarding activities which might be mutually beneficial. One outgrowth of these conversations was the signing of an agreement in June of 1998 for Empire to market natural gas in its service area for UtiliCorp's subsidiary, Aquila Energy.

    As part of this continuing process, Empire conferred with Salomon Smith Barney from time to time as its principal investment advisor and consulted with Cahill Gordon & Reindel as its principal legal advisor, with respect to matters covered in this discussion.

    In August of 1998, Mr. John R. Baker, a member of the board of directors of UtiliCorp, and Mr. Myron W. McKinney, President and Chief Executive Officer of Empire, met to continue to assess areas of common interest between the two companies. At this meeting the discussion was centered on the possibility of UtiliCorp managing natural gas purchases for Empire, and UtiliCorp and Empire participating in joint generation projects or other energy supply activities. At the conclusion of this meeting Mr. Baker and Mr. McKinney agreed to continue discussions.

    Subsequent telephone conversations between Mr. Baker and Mr. McKinney led to a meeting in Kansas City on October 21, 1998, where the possibility of a business combination was discussed. UtiliCorp was represented at the meeting by Mr. Richard C. Green, Chairman of the Board and Chief Executive Officer of UtiliCorp, Mr. Baker and Mr. Robert L. Howell, Senior Vice President, Corporate Development, and Empire was represented at the meeting by Mr. McKinney. At the conclusion of this meeting it was agreed that the companies would enter into confidentiality agreements and commence an exchange of information to determine the feasibility of a business combination. The confidentiality agreements were executed on October 29, 1998, and the companies initiated an information exchange.

    From the end of October 1998 through early January 1999, Mr. Baker and Mr. McKinney held several telephone conversations to continue discussions regarding a possible business combination. On January 14, 1999, representatives of Empire and UtiliCorp met at UtiliCorp's headquarters in Kansas City. Mr. Virgil E. Brill, Vice President-Energy Supply, Mr. Robert B. Fancher, Vice President-Finance, and Mr. McKinney represented Empire, and Messrs. Baker, Green and Howell represented UtiliCorp. At this meeting, UtiliCorp presented its views on the business rationale for a combination of the two companies and its views on the valuation of Empire, alternative forms of consideration, accounting and tax treatments associated with those alternative forms of consideration, social issues and advantages for both organizations. Empire agreed to discuss these issues internally and with its financial and legal advisors and to consider the benefits of further discussions with UtiliCorp. Empire representatives agreed to respond as soon as possible.

    On January 27, 1999, Mr. McKinney met with Mr. Baker, Mr. Green, Mr. Howell and Mr. James G. Miller, Senior Vice President of UtiliCorp, in Kansas City to respond to certain aspects of the issues presented at the January 14 meeting. The discussion centered on certain social issues including transition teams, continued benefit plans, continued Empire presence in Joplin and community support. Mr. McKinney also addressed valuation issues. Mr. McKinney stated that if UtiliCorp's views on possible values were within a certain range he would suggest to the Empire board of directors that discussions concerning a possible merger of the companies continue on an exclusive basis. Empire's regular quarterly board meeting was scheduled for February 4, 1999, and Mr. McKinney requested that UtiliCorp respond prior to that meeting.

    Messrs. Howell and Miller called Mr. McKinney on February 3, 1999 to further discuss issues raised, including valuation, at the January 27 meeting. Messrs. Howell and Miller reported that UtiliCorp was willing to continue discussions with Empire on the terms previously discussed with a period of exclusivity.

    On February 4, 1999, the Empire board received a report from Empire management on the discussions to date with representatives of UtiliCorp. Empire management recommended to the board that discussions with UtiliCorp continue on an exclusive basis. Representatives of Salomon Smith Barney and Cahill Gordon participated in that meeting. The board agreed with management's recommendation to continue negotiations on an exclusive basis.

    On February 11, 1999, Mr. McKinney met with Mr. Baker, Mr. Howell and Mr. Miller in Kansas City to discuss an appropriate period for continuing negotiations on an exclusive basis, as well as scheduling for due diligence and for preparation of a merger agreement.

    A meeting at which Empire had an opportunity to review UtiliCorp's business was held at UtiliCorp's headquarters in Kansas City on March 10, 1999. Empire was represented at the meeting by its senior management team and representatives from Salomon Smith Barney. At the meeting UtiliCorp senior management and the Empire representatives discussed a wide range of topics relating to UtiliCorp's business.

    On March 15, 1999, the companies commenced negotiating a merger agreement, and during the weeks of March 16 and March 22, 1999, legal advisors for both UtiliCorp and Empire commenced legal due diligence investigations and the companies' other representatives and advisors continued due diligence investigations. Following detailed discussion with Empire's legal and financial advisors, the Empire board was briefed at a telephonic meeting on March 29, 1999, regarding the status of negotiations concerning the merger and the draft merger agreement.

    Meetings were held on April 1, 1999 and April 7, 1999, in Kansas City to continue negotiating the terms of the merger. Both Empire and UtiliCorp were represented by their respective senior management and legal advisors, and Empire by its financial advisor, at these meetings. Telephone discussions continued after these meetings between legal advisors for both parties and representatives of management from both companies.

    The Empire board of directors was updated regarding the merger negotiations at its quarterly meeting on April 22, 1999.

    After that meeting, telephone conversations concerning the terms of the merger and related matters and to finalize the terms of the merger agreement continued among Empire's and UtiliCorp's legal advisors and Mr. McKinney and Mr. Baker.

    The Empire board of directors met on Friday, May 7, 1999, in St. Louis, Missouri to consider the proposed merger. Mr. McKinney informed the board that an offer to merge Empire into UtiliCorp had been received. Salomon Smith Barney made a presentation to the Empire board concerning Salomon Smith Barney's evaluation of the fairness of the consideration to be received by Empire's stockholders in the proposed merger. Empire's management and legal advisors also made presentations concerning the transaction.

    Following a comprehensive and detailed discussion of various matters including the merger agreement, the Empire board's duties and Salomon Smith Barney's presentation, the meeting was adjourned and a meeting of the board to consider further the proposed merger was scheduled for Monday, May 10, 1999.

    The Empire board met again on Monday, May 10, 1999 to continue its consideration of the proposed merger. At this meeting representatives of Salomon Smith Barney made a presentation concerning, and provided the board with a signed copy of, Salomon Smith Barney's fairness opinion. After reviewing matters considered at this and prior meetings and considering the fairness opinion, as well as the recommendation of Empire's senior management, the board approved, by a unanimous vote, the merger agreement and the merger of Empire with UtiliCorp.

    The merger agreement was executed and delivered by both companies following the meeting of the Empire board of directors on May 10, 1999. The merger was publicly announced on May 11, 1999.

REASONS FOR THE MERGER

    Your board of directors believes that the merger will provide opportunities for you, our customers, our employees and the Empire community to achieve benefits that would not be available if Empire were to remain an independent company and that the merger will result in a combined company that will be well positioned to succeed in the increasingly competitive energy marketplace. As part of the many benefits expected to result from the merger, your board believes that:

    - the merger consideration offers you an attractive premium over the trading price of our common stock prior to the announcement of the merger;

    - as a result of the merger, you will most likely benefit from increased dividends;

    - you will benefit by participating in the combined economic growth of the service territories of UtiliCorp and Empire, and from the inherent increase in scale, the market diversification and the resulting increased financial stability and strength of the combined entity;

    - there will likely be cost savings from a reduction in operating and maintenance expenses and other factors;

    - the combined enterprise can more effectively participate in the increasingly competitive market for the generation of power; and

    - UtiliCorp has significant non-utility operations and, as a larger financial entity following the merger, should be able to manage and pursue further non-utility diversification activities more efficiently and effectively than Empire could as a stand-alone entity.

    Your board of directors believes that these factors offer a potential increase in earnings and stockholder value in excess of what could be achieved by Empire alone, and that the merger will result in the creation of a larger, financially stronger company, which will benefit Empire's stockholders, customers, employees and community.

RECOMMENDATION OF EMPIRE'S BOARD OF DIRECTORS

    Your board of directors believes that the merger is fair and in the best interests of Empire and its stockholders. Your board has unanimously approved the merger agreement and the merger, and recommends that you vote "FOR" the proposal to adopt the merger agreement and to approve the merger.

    In considering the recommendation of your board with respect to the merger agreement and the merger, you should be aware that certain members of Empire's board and management have interests in the merger that are different than, or in addition to, the interests of stockholders generally. The board was aware of these interests and considered them, among other matters, in approving the merger agreement. See "--Interest of Empire's Management and Directors in the Merger" on page 27.

    Throughout the merger discussions and in reaching its determination to approve and recommend the merger, your board of directors was motivated by its desire to position Empire to meet the challenges of the changing energy industry environment and to provide you with an opportunity to realize the benefits and lessen the risks presented by the changing environment.

    In its deliberations on the merger agreement and the merger, your board of directors consulted with management and the financial and legal advisors to Empire. The factors considered by the board include those described below. While all of these factors were considered by the board, the board did not make determinations with respect to each factor. Rather, the board made its judgment with respect to the merger agreement and the merger based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

    The factors considered by your board of directors in evaluating the merger agreement and the merger included the following:

    - its knowledge of the business, operations, assets, properties, results of operations and financial condition of Empire;

    - Empire's strategic alternatives, including the prospects of positioning Empire for the future and enhancing long-term stockholder value by remaining an independent company or by effecting a strategic business combination with another party;

    - information concerning Empire's prospects as an independent company;

    - information concerning the financial condition, results of operations, businesses, and competitive position of UtiliCorp and prospects of a business combination with UtiliCorp;

    - the comparative market capitalization, debt-to-equity ratio and financial strength of Empire and UtiliCorp and the financial effect of a combination of Empire with UtiliCorp;

    - the management philosophy of UtiliCorp, especially as it relates to meeting the challenges of industry change;

    - the prospects of regulatory approval of a combination with UtiliCorp;

    - the current and prospective impact of regulation under various state and federal laws;

    - the effects of the changing regulatory environment and increased competition in the energy industry;

    - the recent trend in the utility industry toward consolidation and strategic partnerships, including those in markets near Empire's service territory, that create larger, stronger companies to face an increasingly competitive environment;

    - the exchange ratio and recent trading prices for Empire common stock and UtiliCorp common stock;

    - UtiliCorp's dividend rate compared to Empire's dividend rate;

    - the opportunity for Empire stockholders to receive a premium over the market price for Empire common stock prior to announcement of the merger agreement;

    - the anticipated positive effects of the merger on Empire stockholders and customers, including the ability to remain competitive, integrate corporate and administrative functions and reduce operating costs;

    - the terms of the merger agreement and other documents executed and to be executed in connection with the merger, and the course of negotiations and discussions leading to the execution of the merger agreement. See "The Merger Agreement" beginning on page 36 and "--Background of the Merger" beginning on page 17;

    - the effect of the merger on Empire's employees and the communities in which Empire operates;

    - the tax and accounting treatment for the merger; and

    - the presentations made by Salomon Smith Barney to the Empire board of directors, including information regarding Empire as an independent entity and Empire in combination with UtiliCorp and the opinion of Salomon Smith Barney rendered to the Empire board of directors on May 10, 1999 that, as of such date, the merger consideration was fair, from a financial point of view, to Empire stockholders. See "--Opinion of Salomon Smith Barney Inc." on this page.

    During its deliberations regarding the merger agreement and the merger, the board of directors also analyzed certain risks associated with the merger. The board was advised regarding the risks of obtaining regulatory approval for the merger, the potential for a negative effect on its credit rating pending the merger and the likelihood and cost of obtaining the required consent of the holders of Empire's first mortgage bonds to the amendment of the indenture under which those bonds were issued, a condition to the closing of the merger. After reviewing these matters thoroughly, the board determined that the benefits of the merger outweighed these risks.

OPINION OF SALOMON SMITH BARNEY INC.

    At the meeting of the Empire board of directors held on May 10, 1999, Salomon Smith Barney delivered a written opinion dated May 10, 1999 stating that, as of that date, the merger consideration was fair, from a financial point of view, to holders of Empire common stock. On the date of this proxy statement/ prospectus, Salomon Smith Barney confirmed in writing its May 10, 1999 opinion, stating that, as of the date of this proxy statement/ prospectus, the merger consideration was fair, from a financial point of view, to holders of Empire common stock. No limitations were imposed by the Empire board upon Salomon Smith Barney regarding the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion. The opinion of Salomon Smith Barney was for the use and benefit of the Empire board in connection with its consideration of the merger.

    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED MAY 10, 1999 IS ATTACHED AS ANNEX B-1 TO THIS PROXY STATEMENT/ PROSPECTUS AND EXPLAINS THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SALOMON SMITH BARNEY. THE FULL TEXT OF THE CONFIRMATION OF THE MAY 10, 1999 SALOMON SMITH BARNEY OPINION IS ATTACHED AS ANNEX B-2. YOU ARE URGED TO READ THE SALOMON SMITH BARNEY OPINION AND CONFIRMATION IN THEIR ENTIRETY. THE SALOMON SMITH BARNEY OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO HOLDERS OF EMPIRE COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW YOU SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE OPINION, WHICH IS INCORPORATED INTO THIS PROXY STATEMENT/ PROSPECTUS BY REFERENCE.

    In connection with rendering its opinions, Salomon Smith Barney reviewed and analyzed, among other things, the following:

    - with respect to its May 10, 1999 opinion, a draft of the merger agreement dated May 9, 1999 (which was identical in all material respects to the executed merger agreement dated May 10, 1999) and, with respect to its confirmation, the executed merger agreement dated May 10, 1999;

    - publicly available information concerning Empire, including its Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 1998;

    - internal information prepared by Empire, primarily financial in nature, including projections, concerning the business and operations of Empire furnished to Salomon Smith Barney by Empire for purposes of its analysis;

    - publicly available information concerning the trading of, and the trading market for, Empire common stock;

    - publicly available information concerning UtiliCorp, including its Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 1998;

    - other information, primarily financial in nature, including projections, concerning the business and operations of UtiliCorp, furnished to Salomon Smith Barney by UtiliCorp for purposes of its analysis;

    - publicly available information concerning the trading of, and the trading market for, UtiliCorp common stock;

    - publicly available information with respect to certain other companies that Salomon Smith Barney believed to be comparable to Empire or UtiliCorp and the trading markets for certain of those other companies' securities; and

    - publicly available information concerning the nature and terms of other transactions that Salomon Smith Barney considered relevant to its inquiry.

    Salomon Smith Barney has also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Smith Barney also met with officers and employees of Empire and UtiliCorp to discuss the foregoing as well as other matters that it believed relevant to its inquiry.

    In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. Salomon Smith Barney has not attempted independently to verify and has not assumed any responsibility for verifying any of that information. Further it has relied upon the assurances of management of Empire that they are not aware of any facts that would make any of that information inaccurate or misleading. Salomon Smith Barney has not conducted a physical inspection of any of the properties or facilities of Empire or UtiliCorp. In addition, it has not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any properties or facilities, nor has it been furnished with any evaluations or appraisals of those properties or facilities.

    With respect to financial projections, Salomon Smith Barney has been advised by the management of Empire and UtiliCorp and has assumed that the financial projections were reasonably prepared and reflect the best currently available estimates and judgment of the management of Empire and UtiliCorp, as to the future financial performance of Empire and UtiliCorp. Salomon Smith Barney expresses no view with respect to such projections or the assumptions on which they were based.

    Salomon Smith Barney has also assumed that the merger will be completed in a timely manner and in accordance with the terms of the merger agreement. In rendering its opinion, Salomon Smith Barney noted its understanding that the shares of UtiliCorp common stock delivered as merger consideration will be delivered on a tax-free basis.

    In conducting its analysis and arriving at its opinion as expressed in this proxy statement/ prospectus, Salomon Smith Barney has considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:

    - the historical and current financial position and results of operations of Empire and UtiliCorp;

    - the business prospects of Empire and UtiliCorp;

    - the historical and current market for Empire common stock, UtiliCorp common stock and for the equity securities of certain other companies that it believes to be comparable to Empire or UtiliCorp; and

    - the nature and terms of certain other merger transactions that it believes to be relevant.

    Salomon Smith Barney has also taken into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. Salomon Smith Barney has not been asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for Empire. Salomon Smith Barney's opinion necessarily is based upon conditions as they exist and can be evaluated on the date of this proxy statement/prospectus, and Salomon Smith Barney assumes no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of this proxy statement/prospectus. Its opinion is limited to the fairness, from a financial point of view, of the merger consideration to holders of Empire common stock and does not address Empire's underlying business decision to effect the merger or constitute a recommendation of the merger to Empire. The Salomon Smith Barney opinion does not imply any conclusion as to the likely trading range of the UtiliCorp common stock following the completion of the merger, which may vary depending upon many factors including changes in interest rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    In connection with its opinion, Salomon Smith Barney performed various financial analyses, which it discussed with the Empire board of directors on May 10, 1999. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion are summarized below.

    DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis of Empire to estimate a range of values for the Empire common stock. The discounted cash flow analysis for Empire was based upon certain financial forecasts for the years ended 1999 through 2002 prepared by the management of Empire. As a substitute for the cash flows generated beyond 2002, Salomon Smith Barney calculated a terminal year value for Empire by applying a range of multiples of common stock price to earnings per share ("P/E multiples") of 12.0x to 14.0x to terminal year net income, and then added to those values the outstanding debt (net of cash) as of the end of the terminal year. The unleveraged free cash flow amounts for the years ended 1999 to 2002, plus the terminal value, were then discounted to the present using a range of discount rates of 6.8% to 7.5%, based upon an analysis of the weighted average cost of capital of Empire. Analysis of the forecast for Empire, without considering any benefits derived from the merger, indicated an implied equity value range per share of Empire common stock of $20.54 to $23.56.

    Salomon Smith Barney performed a similar analysis of UtiliCorp to estimate a range of values for the UtiliCorp common stock. The discounted cash flow analysis for UtiliCorp was based upon certain base financial forecasts for the years ended 1999 through 2002 provided by the management of UtiliCorp. These base forecasts were subsequently adjusted by Salomon Smith Barney together with Empire, and separate analyses were prepared upon each of the two sets of financial forecasts. As a substitute for the cash flows generated beyond 2002, Salomon

Smith Barney calculated a terminal year value for UtiliCorp by applying a range of P/E multiples of 12.0x to 15.0x to terminal year net income, and then added to those values the outstanding debt (net of cash) as of the end of the terminal year. The unleveraged free cash flow amounts for the years ended 1999 to 2002, plus the terminal value were then discounted to the present using a range of discount rates of 6.4% to 6.9%, based upon an analysis of the weighted average cost of capital of UtiliCorp. Analysis of the base forecasts and adjusted forecasts for UtiliCorp, without considering any benefits derived from the merger, indicated an implied equity value range per share of UtiliCorp common stock of $24.20 to $30.54 using the base forecasts, and $22.53 to $28.43 using the adjusted forecasts.

    PUBLIC MARKET VALUATION ANALYSIS. Using publicly available information, Salomon Smith Barney performed a public market valuation analysis for each of Empire and UtiliCorp based on a selected range of multiples as applied to 1998 and estimated 1999 and 2000 earnings per share figures, as well as historical (December 31, 1998) book value per share figures, derived from the group of comparable companies listed below. Salomon Smith Barney determined that the following companies were comparable to Empire:

EMPIRE COMPARABLE COMPANIES

    - Central Hudson

    - CLECO

    - Madison Gas & Electric

    - Otter Tail Power

    - SIGCORP

    - WPS Resources

    Salomon Smith Barney determined that the following companies were comparable to UtiliCorp:

UTILICORP COMPARABLE COMPANIES

    - GPU Inc.

    - Reliant Energy

    - New Century Energies

    - CMS Energy

    - Northern States Power

    - NIPSCO Industries

    - Texas Utilities

    Estimated 1999 and 2000 earnings per share figures for Empire and UtiliCorp were based on forecasts provided by the managements of both Empire and UtiliCorp. Estimated 1999 and 2000 earnings per share for the Empire comparable companies and UtiliCorp comparable companies were based on consensus estimates published by First Call Corporation.

    Salomon Smith Barney's analysis of the Empire comparable companies indicated a range of book value per share multiples of 1.5x to 1.85x, resulting in an implied equity range per share of Empire common stock of $20.39 to $25.14 based on Empire's book value per share as of December 31, 1998 of $13.40, and a range of P/E multiples based on 1998, estimated 1999 and estimated 2000 earnings per share figures of 12.0x to 14.0x, 12.5x to 13.5x and 12.0x to 13.0x, respectively, resulting in an implied equity value range per share of Empire common stock of $18.36 to $21.42 based on Empire's 1998 earnings per share of $1.53, $16.88 to $18.23 based on Empire's estimated 1999 earnings per share figure of $1.35, and $18.19 to $19.71 based on Empire's estimated 2000 earnings per share figure of $1.52, respectively. Based on these analyses, Salomon Smith Barney derived an implied equity value range per share of Empire common stock of $19.00 to $22.50.

    Salomon Smith Barney's analysis of the UtiliCorp comparable companies indicated a range of book value per share multiples of 1.4x to 1.8x, resulting in an implied equity range per share of UtiliCorp common stock of $21.58 to $27.75 based on UtiliCorp's book value per share as of December 31, 1998 of $15.83, and a range of P/E multiples based on 1998, estimated 1999 and estimated 2000 earnings per share figures of 12.5x to 16.5x, 11.5x to 13.5x and 11.0x to 12.5x, respectively, resulting in an implied equity value range per share of UtiliCorp common stock of $17.51 to $23.12 based on UtiliCorp's 1998 earnings per share of $1.63, $20.56 to $24.13 based on UtiliCorp's estimated 1999 earnings per share figure of $1.79, and $22.77 to $25.88 based on UtiliCorp's estimated 2000 earnings per share figure of $2.07, respectively. Based on these analyses, Salomon Smith Barney derived an implied equity value range per share of UtiliCorp common stock of $21.50 to $25.00.

    PRIVATE MARKET VALUATION ANALYSIS. Using publicly available information, Salomon Smith Barney performed an analysis of selected electric utility industry acquisition transactions announced since 1997, including:

    - UtiliCorp's acquisition of St. Joseph Light & Power;

    - New England Electric System's acquisition of Eastern Utilities Associates;

    - AES's acquisition of CILCORP;

    - CalEnergy's acquisition of MidAmerican Energy; and

    - Western Resources' acquisition of Kansas City Power & Light.

    For each of these transactions, Salomon Smith Barney calculated, among other things, multiples based on earnings per share figures for the last twelve months, projected one year and two year forward earnings per share figures, book value per share, firm value to cash flow and firm value to EBIT and EBITDA for the last twelve months, as well as premiums to market price one day, five days and one month prior to announcement. Based on this analysis, Salomon Smith Barney derived a selected range of multiples based on these transactions and applied this selected multiple range to Empire's 1998 earnings per share figure, estimated 1999 earnings per share figure, estimated 2000 earnings per share figure and historical (December 31, 1998) book value per share. Based on these analyses, Salomon Smith Barney derived an implied equity value range per share of Empire common stock of $24.50 to $32.00. Salomon Smith Barney also applied a range of observed control premiums from these transactions to the $19.00 to $22.50 range derived in the public market valuation analysis to derive an implied valuation of $21.85 to $30.38.

    HISTORICAL TRADING RATIOS ANALYSIS. Salomon Smith Barney analyzed the historical ratios between the market prices per share of the Empire common stock and the UtiliCorp common stock. The historical trading ratios were analyzed over the five year period between May 7, 1994 and May 7, 1999. The historical trading ratios were also analyzed for each of the two year, one year, six months, three months and one month periods ended May 7, 1999. During the five year period, the high, low and average historical trading ratios were 1.08, 0.75 and 0.93, respectively. Over the two year, one year, six month, three month and one month periods, the high, low and average historical trading ratios were 1.08, 0.75 and 0.89; 1.08, 0.82 and 0.93; 1.08, 0.85 and 0.97; 1.06, 0.86 and 0.96; and 0.98,
0.86 and 0.92, respectively. The collar range under the merger agreement of
1.135 to 1.341 shares of UtiliCorp common stock is a premium to the highest historical trading ratio of 1.08 over the five year period.

    PRO FORMA ANALYSIS OF THE MERGER. Salomon Smith Barney analyzed the pro forma impact of the merger on an earnings per share basis to UtiliCorp's stockholders and on a dividend per share basis to Empire's stockholders for the fiscal years ended December 31, 1999 to December 31, 2001. The analysis was performed utilizing stand-alone earnings and stand-alone dividends estimated for the years ended 1999 through 2001 for UtiliCorp and Empire based on adjusted forecasts for UtiliCorp and financial projections prepared by Empire's management, in each case not taking into account the synergies associated with the merger. Based upon such analysis, the merger would result in a dilution to UtiliCorp's stockholders in earnings per share for 1999 ranging from 6.1% to 8.3%, for 2000 ranging from 4.9% to 7.2%, and for 2001 ranging from 4.7% to 7.0%, not taking into account the synergies associated with the merger, and an accretion to Empire's stockholders in dividends per share for 1999 ranging from 6.4% to 25.8%, for 2000 ranging from 8.6% to 28.3% and for 2001 ranging from 10.6% to 30.7%.

    The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above is not and does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the Empire board of directors. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion. In addition, no company used in the public market valuation analysis summarized above is identical to Empire or UtiliCorp or any of their business segments and no transaction used in the private market valuation analysis summarized above is identical to the merger. Accordingly, an analysis of the data described above necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Empire, UtiliCorp or any of their business segments and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

    In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Empire or UtiliCorp. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the merger consideration to holders of Empire common stock. The analyses do not purport to be appraisals or to reflect the prices at which a company or any of its businesses might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, the opinion of Salomon Smith Barney and Salomon Smith Barney's presentation to the Empire board of directors were among the many factors taken into consideration by the Empire board of directors in making its determination to approve the merger.

    Pursuant to an engagement letter dated January 24, 1996, Empire agreed to pay to Salomon Smith Barney:

    (1) a retainer fee of $75,000, which was payable upon execution of the engagement letter;

    (2) a monthly fee of $25,000 (beginning one month following the execution of the engagement letter) so long as Salomon Smith Barney is providing services under the engagement letter; and

    (3) a transaction fee of $2,500,000 plus an amount equal to approximately 3.0% of the excess, if any, of the aggregate consideration (as defined in the engagement letter) payable in connection with the merger above $336,000,000, payable 25% upon execution of the merger agreement or a letter of intent to effect the merger, 25% upon shareholder approval of the merger, and the remainder upon the consummation of the merger and payable at the closing.

    The fee described in clause (3) above is payable less any fees previously paid under clauses (1) and (2). Empire also agreed, subject to certain limitations, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, and agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, relating to or arising out of its engagement, including liabilities under the federal securities laws.

    Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon

Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the ordinary course of its business, Salomon Smith Barney may actively trade the securities of Empire and UtiliCorp for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    In addition, Salomon Smith Barney and its affiliates have rendered certain investment banking and financial advisory services to Empire and UtiliCorp for which Salomon Smith Barney received customary compensation. Salomon Smith Barney and its affiliates (including Citigroup Inc.) may have other business relationships with Empire, UtiliCorp and their affiliates. The Empire board of directors retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the merger.

INTERESTS OF EMPIRE'S MANAGEMENT AND DIRECTORS IN THE MERGER

    You should be aware that certain members of Empire's management and board of directors have certain interests in the merger that differ from, and are in addition to, your interests generally. These interests, which are described below, may present these individuals with potential conflicts of interest. The board was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the merger.

    RESTRICTED STOCK AWARDS. Empire maintains a Stock Incentive Plan which allows for the grant of restricted stock awards to selected employees. The merger agreement provides that, at the effective time of the merger, all shares of Empire restricted stock will be converted into fully-vested, unrestricted shares of UtiliCorp common stock. The number of shares of UtiliCorp common stock into which each share of restricted stock will be converted will be equal to the number of shares of Empire restricted common stock multiplied by the Exchange Ratio (as defined below in "The Merger Agreement--What Empire Stockholders Will Receive" on page 36). See "The Merger Agreement--Stock Plans and Stock Options" on page 44.

    As of June 30, 1999, Empire's executive officers held the following shares of unvested, restricted stock awarded pursuant to the Stock Incentive Plan:

                                       TOTAL SHARES OF
EXECUTIVE OFFICER                     RESTRICTED STOCK
------------------------------------  -----------------
Myron W. McKinney...................          1,457
Virgil E. Brill.....................            638
Robert B. Fancher...................            531
Clifford A. (Tony) Stark............            524
William L. Gipson...................            381
                                              -----
  TOTAL.............................          3,531
                                              -----
                                              -----

    Empire intends to continue to grant restricted stock awards pursuant to the Stock Incentive Plan until the consummation of the merger.

    STOCK UNITS. Empire also maintains a Stock Unit Plan for Directors to provide those directors who have never been officers of Empire the opportunity to accumulate retirement benefits in the form of common stock units. The merger agreement provides that, at the effective time of the merger, all stock units in respect of shares of Empire common stock will be converted into stock units in respect of shares of UtiliCorp common stock. The number of UtiliCorp stock units into which each Empire stock unit will be converted will be equal to the number of Empire stock units held by a director multiplied by the Exchange Ratio. Robert L. Lamb, a current director of Empire, is not able to participate in this plan because he was a former President of Empire. See "The Merger Agreement--Stock Plans and Stock Options" on page 44.

    As of June 30, 1999, Empire's directors held the following stock units:

DIRECTOR                              TOTAL STOCK UNITS
------------------------------------  -----------------
Melvin F. Chubb.....................          5,336
Dwain Hammons.......................         10,168
Ross C. Hartley.....................          6,709
Jack R. Herschend...................          3,556
Francis E. Jeffries.................          9,609
Roy E. Mayes........................          5,336
Mary M. Posner......................            758
                                             ------
  TOTAL.............................         41,472
                                             ------
                                             ------

    Empire intends to continue to grant stock units pursuant to its existing Stock Unit Plan for Directors until the consummation of the merger.

    EMPLOYEE STOCK PURCHASE PLAN. Empire's Employee Stock Purchase Plan permits the grant of options to all regular, full-time employees to purchase common stock at 90% of either market value at the date of grant or market value at the date of exercise, whichever is lower. The merger agreement provides that, at the effective time of the merger, UtiliCorp will automatically assume each outstanding option to purchase Empire common stock. After the merger is completed, the holders of Empire options will have options exercisable for the number of shares of UtiliCorp common stock equal to the number of shares of Empire common stock covered by the options immediately before the effective time, multiplied by the Exchange Ratio. See "The Merger Agreement--Stock Plans and Stock Options" on page 44.

    As of June 30, 1999 Empire's executive officers held the following options under the Employee Stock Purchase Plan:

EXECUTIVE OFFICER                                OPTIONS
---------------------------------------------  -----------
Myron W. McKinney............................         915
Virgil E. Brill..............................           0
Robert B. Fancher............................           0
Clifford A. (Tony) Stark.....................         800
William L. Gipson............................         915
                                                    -----
  TOTAL......................................       2,630
                                                    -----
                                                    -----

    CHANGE OF CONTROL AGREEMENTS. Empire has a Severance Plan which provides certain key employees with severance benefits. Five of Empire's executive officers and 23 other key employees have entered into one-year agreements under the Severance Plan which are automatically extended for three years following a change in control and may be terminated thereafter. The approval of the merger by you will constitute a change of control for the purposes of the Severance Plan.

    A participant in the Severance Plan is entitled to receive certain benefits in the event of certain involuntary terminations of employment, including terminations by the employee following certain changes in duties, benefits, etc. that are treated as involuntary terminations, occurring within three years after a change in control, or a voluntary termination of employment occurring between twelve and eighteen months after a change in control. A senior officer participant, which would include Messrs. McKinney, Fancher, Brill, Stark and Gipson, would be entitled to receive benefits of three times that participant's annual base salary and average annual incentive compensation.

    A participant who is not a senior officer, which would include members of management other than those listed in the previous sentence, would receive approximately two weeks of severance compensation for each full year of employment with Empire with a minimum of 17 weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed.

    In addition, all restricted stock held by a participant vests upon a voluntary or involuntary termination after a change in control. Also, all participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under the Empire health, insurance and other employee benefit plans in existence at the time of the change in control, and senior officer participants will be entitled to supplemental payments equal to the additional benefits they would have earned under Empire's qualified and nonqualified defined benefit plans at the time they begin to receive benefits. If any payments under the Severance Plan are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, senior officer participants are also entitled to an additional amount essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

    CONTINUATION OF EMPLOYEE BENEFITS. For at least 18 months after the completion of the merger, UtiliCorp will maintain employee benefits for both current and former employees of Empire, including officers, that, on a benefit-by-benefit basis, are no less favorable than the benefits provided pursuant to Empire's employee plans and programs in effect prior to the effective time of the merger. After this 18 month period, UtiliCorp will provide Empire's current employees, including officers, benefits that are no less favorable than those provided to similarly situated UtiliCorp employees. UtiliCorp will also honor all obligations to Empire's current employees, including officers, under the Severance Plan described above. Also after the 18 month period described above, UtiliCorp will provide health and life benefits for Empire's existing retirees and employees, including officers, who retire within 18 months of the completion of the merger which are in the aggregate at least comparable to the benefits provided to similarly situated UtiliCorp retirees or active employees. See "The Merger Agreement--Employee Benefit Matters" on page 43.

    ADVISORY BOARD. For a period of three years after the closing of the merger, UtiliCorp will maintain an advisory board comprised of five persons designated by Empire, which may include existing officers or directors of Empire, and approved by UtiliCorp. The advisory board will review and consult with UtiliCorp with respect to its business operations, including its charitable and civic activities, in Empire's current service area. Each member of the advisory board will receive an annual fee of $15,000 and will be reimbursed for related out-of-pocket expenses. UtiliCorp will provide members of the advisory board the same indemnification rights that are provided to UtiliCorp's directors under its certificate of incorporation and bylaws. See "The Merger Agreement--Advisory Board" on page 45.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. For a period of at least six years after the effective time of the merger, the merger agreement requires UtiliCorp to indemnify each present and former Empire director, officer, employee or agent to the same extent and on the same terms provided for in Empire's articles of incorporation and bylaws and to the fullest extent permitted by applicable law. The indemnification will be against all damages and expenses paid in connection with any proceeding or investigation based on the fact that the indemnified party is or was an officer or director and pertaining to any matter arising out of actions occurring before the merger closes. For a period of six years after the effective time, UtiliCorp is also required to maintain in effect directors' and officers' liability insurance covering Empire's officers and directors. However, UtiliCorp is not required to pay annual premiums in excess of 200% of Empire's current annual premiums. See "The Merger Agreement--Indemnification and Insurance" on page 46.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of certain material U. S. federal income tax consequences of the merger, and does not purport to be a complete analysis or description of all potential tax effects of the merger. The following discussion is based on the Internal Revenue Code, Treasury Regulations under the Internal Revenue Code, and administrative rulings and pronouncements and judicial decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion below does not address the effects of the merger under any state, local or foreign tax laws.

    The tax consequences of the merger for you may vary depending upon your particular situation. Certain Empire stockholders (including insurance companies, tax exempt organizations, financial institutions, broker dealers, persons who do not hold Empire common stock as capital assets, individuals who received Empire common stock as compensation, individuals who hold Empire common stock as part of a position in a "straddle" or as part of a "hedging" transaction for federal income tax purposes, and individuals with a "functional currency" (as defined by the Internal Revenue Code) other than the U.S. dollar and non-U.S. persons) may be subject to special rules not discussed below. You are urged to consult your tax advisor with respect to the specific tax consequences to you as a result of the merger, including the effect of U.S. federal, state and local, and foreign and other tax rules, and the effect of possible changes in tax laws.

    It is a condition to Empire's obligation to complete the merger that Empire receive an opinion from its counsel, Cahill Gordon & Reindel, and it is a condition to UtiliCorp's obligation to complete the merger that UtiliCorp receive an opinion from its counsel, Blackwell Sanders Peper Martin LLP, in each case to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    In rendering their opinions, Cahill Gordon & Reindel and Blackwell Sanders will make certain assumptions and will receive and rely upon representations, unverified by counsel, contained in certificates of Empire, UtiliCorp and possibly others. The inaccuracy of any of those assumptions or representations might jeopardize the validity of the opinions rendered.

    Assuming that, consistent with the opinions of counsel referred to above, the merger is treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and based upon the assumptions and representations referred to in the preceding paragraph, for federal income tax purposes:

    - Empire and UtiliCorp will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

    - neither Empire nor UtiliCorp will recognize any gain or loss as a result of the merger;

    - an Empire stockholder who exchanges his or her Empire common stock for UtiliCorp common stock:

        -- will not recognize any income, gain or loss on that exchange, except as described below with respect to cash that is received instead of a fractional share of UtiliCorp common stock;

        -- will have an aggregate tax basis in the shares of UtiliCorp common stock received equal to the aggregate tax basis in his or her shares of Empire common stock exchanged; and

        -- will have a holding period for the shares of UtiliCorp common stock received that includes the holding period for his or her shares of Empire common stock exchanged.

    - An Empire stockholder who exchanges his or her Empire common stock for cash:

        -- will generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's adjusted tax basis in the Empire common stock; and

        -- will recognize a long-term capital gain or loss if the stockholder has held the Empire common stock for more than one year.

    - An Empire stockholder who receives cash instead of a fractional share of UtiliCorp common stock:

        -- will be treated as having received the fractional share pursuant to the merger and then as having exchanged it for cash in a transaction generally giving rise to capital gain or loss;

        -- will recognize a capital gain or loss equal to the difference between the cash received and the ratable portion of the tax basis of the Empire common stock exchanged that is allocated to the fractional share; and

        -- will recognize a long-term capital gain or loss if the stockholder has held the Empire common stock for more than one year.

    In the event that either too many Empire stockholders elect to receive cash or too many Empire stockholders are to receive UtiliCorp common stock, some stockholders may receive both cash and UtiliCorp common stock in exchange for their shares of Empire common stock. If this happens, the Empire stockholder:

    - will generally realize gain or loss equal to the difference between the sum of the cash and the fair market value of the UtiliCorp common stock received and the stockholder's adjusted tax basis in the Empire common stock;

    - will recognize gain, however, only to the extent of the lesser of such gain or the cash received by the stockholder, and will not recognize any loss;

    - will have an aggregate adjusted tax basis in the UtiliCorp common stock received equal to the stockholder's adjusted basis in the Empire common stock, decreased by the amount of cash received by the stockholder and increased by the amount of the gain, if any, recognized by the stockholder; and

    - will have a holding period for the UtiliCorp common stock received that includes the holding period for his or her shares of Empire common stock exchanged.

    There are complicated rules on how to determine the amount and character, ordinary or capital, of the gain recognized when a stockholder receives cash and UtiliCorp common stock. Under most circumstances, however, an Empire stockholder who receives both cash and UtiliCorp common stock will recognize a capital gain. A stockholder who receives cash and (1) who would have owned 1% or more of the UtiliCorp common stock after the merger, if that stockholder had exchanged all of his or her Empire common stock for UtiliCorp common stock, or (2) who exercises control over UtiliCorp corporate affairs, should consult his or her tax advisor regarding the character of any gain recognized in the merger.

    The tax opinions referred to above are not binding on the IRS or any court and do not preclude the IRS or a court from reaching a contrary conclusion. Moreover, no rulings have been or will be sought from the IRS concerning the tax consequences of the merger. If the merger were not treated as a reorganization under Section 368 of the Internal Revenue Code then, among other consequences:

    - all Empire stockholders regardless of whether they received cash or UtiliCorp common stock would recognize gain or loss equal to the difference between the aggregate fair market value of the cash and UtiliCorp common stock received and the aggregate tax basis of the Empire stock exchanged; and

    - Empire would be taxed as if, at the time of the merger, Empire had disposed of its assets in a fully taxable transaction for an amount based on the aggregate merger consideration.

    DISSENTING STOCKHOLDERS. An Empire stockholder who exercises dissenters' rights as described below under "Dissenters' Rights" should, in general, treat the difference between the tax basis of the Empire common stock held by that stockholder and the amount received through the exercise of those rights as capital gain or loss for federal income tax purposes.

    BACKUP WITHHOLDING; INFORMATION REPORTING. Certain noncorporate stockholders of Empire may be subject to backup withholding at a rate of 31% on cash payments received. Backup withholding will not apply, however, to a stockholder who:

    - furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal that will be delivered to Empire stockholders after the merger is completed;

    - provides a certificate of foreign status on Form W-8; or

    - is otherwise exempt from backup withholding.

    A stockholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

REGULATORY MATTERS

    The merger cannot be completed until UtiliCorp and Empire receive certain regulatory approvals, all of which are presently anticipated to be received by the end of 2000. The following is a summary of the material regulatory requirements affecting the merger.

    STATE APPROVALS. Empire and UtiliCorp are subject to the jurisdiction of the Missouri Public Service Commission and the Kansas State Corporation Commission and the merger must be approved by those two commissions. The failure of the Missouri Commission to state, prior to the closing of the merger, its policy on the extent to which UtiliCorp may recover the premium paid for the Empire common stock may be taken into account in determining whether UtiliCorp may terminate the merger agreement. Upon adoption of the merger agreement and approval of the merger by Empire's stockholders, UtiliCorp and Empire will file a joint application with the Missouri and Kansas commissions requesting that they approve the merger.

    The merger must also be approved by the public service commissions in Colorado, Iowa, Minnesota and West Virginia, where UtiliCorp has utility operations, and by the public service commissions in Arkansas and Oklahoma where Empire has utility operations. UtiliCorp and Empire are preparing applications to file with these commissions requesting that they approve the merger. The applications may be filed before or after Empire's stockholders adopt the merger agreement and approve the merger.

    FERC APPROVAL. The approval of the Federal Energy Regulatory Commission is required in order to complete the merger. Upon adoption of the merger agreement and approval of the merger by Empire's stockholders, Empire and UtiliCorp will file a joint application with the FERC requesting that it approve the merger.

    ANTITRUST CONSIDERATIONS. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 provides that certain transactions, such as the merger, may not be consummated until certain information has been submitted to the U.S. Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied.

    If the merger is not consummated within 12 months after the expiration of the waiting period, Empire and UtiliCorp would have to submit new information under the Hart-Scott Act, and a new waiting period would apply. Accordingly, Empire and UtiliCorp intend to make their filings under the Hart-Scott Act at a time when they believe that the waiting period will expire within 12 months before the merger's anticipated closing.

    OTHER. The approval by the Federal Communications Commission of the transfer of FCC licenses from Empire to UtiliCorp is required to complete the merger. Empire also possesses municipal franchises and environmental permits and licenses that may require the consent of the franchiser or licensor to the merger, or that may need to be renewed, replaced or transferred as a result of the merger. Neither Empire nor UtiliCorp anticipates any significant difficulties at the present time in obtaining any of these approvals, consents, renewals, replacements or transfers.

    GENERAL. Under the merger agreement, Empire and UtiliCorp have agreed to use their reasonable best efforts to obtain all regulatory approvals necessary or advisable to consummate the merger. However, various other parties may seek to oppose the granting of the approvals or seek to impose conditions and terms in the approvals. While Empire and UtiliCorp believe that they will receive the required regulatory approvals for the merger, there can be no assurance as to the timing of the approvals or the ability to obtain the approvals on acceptable terms.

    The merger cannot occur until UtiliCorp and Empire obtain final orders approving the merger from the FERC and the state commissions described above. In addition, none of the approvals may contain terms and conditions which would require UtiliCorp or Empire to take or not take any action that would cause a Material Adverse Effect (as defined in "The Merger Agreement--Conditions of the Merger" on page 38) on UtiliCorp or a material adverse effect on the financial condition, income, assets, business or prospects of the business operations presently owned and operated by Empire. We cannot predict whether the approvals granted will contain terms or conditions that would cause those effects.

ACCOUNTING TREATMENT

    UtiliCorp will account for the merger as a purchase. Under this method of accounting, the acquired assets and liabilities are recorded at their fair values. To the extent that the amount paid in the merger exceeds the fair value of the acquired assets and liabilities, the excess will be recorded as acquisition premium and will be amortized over a period of years.

DISSENTERS' RIGHTS

    If the merger is completed, Empire stockholders will be entitled to appraisal rights under Kansas law, if they:

    - did not vote to adopt the merger agreement and approve the merger;

    - elected to receive UtiliCorp common stock in exchange for their Empire common stock or did not make an election;

    - would receive cash because too many Empire stockholders are to receive UtiliCorp common stock; and

    - otherwise comply with Section 17-6712 of the Kansas General Corporation Code.

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL ASPECTS OF SECTION 17-6712. THE FULL TEXT OF SECTION 17-6712 IS REPRINTED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD READ ANNEX C IN ITS ENTIRETY.

    To perfect appraisal rights under Section 17-6712 with respect to your shares of Empire common stock, you:

    - must not vote for the adoption of the merger agreement and the approval of the merger;

    - must be required to accept for your Empire common stock something other than UtiliCorp common stock and cash instead of fractional shares (i.e., you must have elected to receive UtiliCorp common stock or made no election with respect to consideration to be received in the merger and you must be required to accept cash instead of UtiliCorp common stock because too many Empire stockholders are to receive UtiliCorp common stock); and

    - must deliver to Empire a written objection to the merger before the vote on the proposal to adopt the merger agreement and approve the merger.

    In order not to vote in favor of the adoption of the merger agreement and the approval of the merger, you must either:

    - not return a proxy card and not vote in person in favor of the adoption of the merger agreement and the approval of the merger;

    - return a proxy card with the "Against" or "Abstain" box checked;

    - vote in person against the adoption of the merger agreement and the approval of the merger; or

    - register in person an abstention from the proposal to adopt the merger agreement and approve the merger.

    If you wish to assert your appraisal rights you must be the record holder of your shares of common stock on the date the written objection to the merger is made. Only a holder of record is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. Moreover, to preserve your

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appraisal rights, you must continue to hold your shares through the effective time of the merger. Accordingly, if you are the record holder of shares of common stock on the date the written objection to the merger is made, but subsequently transfer shares prior to the effective time of the merger, you will lose any right to appraisal in respect of those shares.

    ALL WRITTEN OBJECTIONS TO THE MERGER MUST BE MAILED OR DELIVERED TO:

    The Empire District Electric Company
    602 Joplin Street
    Joplin, Missouri 64801
    Attention: Corporate Secretary

    Alternatively, a written objection may be delivered to the Corporate Secretary at the special meeting prior to the vote on the merger agreement.

    Within 10 days after the effective time of the merger, UtiliCorp will mail to each Empire stockholder who properly delivered to Empire a written objection to the merger and did not vote for the adoption of the merger agreement and the approval of the merger (a "dissenting stockholder") written notice that the merger has become effective. A dissenting stockholder who desires to pursue his or her rights as a dissenting stockholder then has 20 days from the date UtiliCorp mails such notice in which to demand in writing from UtiliCorp payment of the value of his or her shares of Empire common stock. UtiliCorp must then pay to the dissenting stockholder the value of his or her shares determined in the following manner. If, within 30 days following the 20-day period provided for dissenting stockholders to demand payment, UtiliCorp and any dissenting stockholder fail to agree on the value of such holder's Empire common stock, then either UtiliCorp or any dissenting stockholder may, within four months after the expiration of that 30-day period, file a petition with the district court of Kansas and demand a determination by an appraiser or appraisers appointed by the district court of the value of the shares of Empire common stock of all dissenting stockholders. All dissenting stockholders, whether or not residents of the State of Kansas, would be parties to such action. UtiliCorp is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the Empire common stock.

    If a petition for an appraisal is timely filed by a dissenting stockholder and a copy served upon UtiliCorp, UtiliCorp then must file with the clerk of the Kansas district court a list containing the names and addresses of the Empire stockholders who have demanded appraisal of their Empire shares and with whom agreements as to the value of their shares have not been reached. After notice to the Empire stockholders as required by Section 17-6712, the district court may conduct a hearing on such petition to determine those Empire stockholders entitled to appraisal rights.

    The court would then appoint one or more appraisers to determine the value of the shares of Empire common stock of all of the dissenting stockholders. In determining the value of the dissenting stockholders' shares, the common stock will be valued as of the effective time of the merger without regard to any element of value arising from the expectation or accomplishment of the merger, and the appraisers will base their valuation upon such investigation as seems proper to the appraisers. The appraisers must give all interested parties a reasonable opportunity to submit pertinent evidence of the value of the shares of Empire common stock. After receiving the report of the appraisers, the court then will determine the value of the shares of Empire common stock of all of the dissenting stockholders and will direct payment of that value, together with such interest as the court orders, if any, to the appropriate parties. The costs of the appraisal, including reasonable fees and expenses of the appraisers, but not including fees and expenses of counsel and experts retained by any party, would be assessed against the parties as the court deems equitable. In any case, however, the cost of mailing and publishing the required notices of the proceedings would be assessed against UtiliCorp.

    Empire stockholders considering seeking appraisal should be aware that the value of their shares as determined under Section 17-6712 could be more than, the same as or less than the

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
consideration they are entitled to receive under the terms of the merger agreement, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to value under Section 17-6712.

    At the time of appointing the appraisers, the court will require the dissenting stockholders to submit their stock certificates to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any Empire stockholder fails to comply with that direction, the court will dismiss the proceedings as to that stockholder.

    Any stockholder who has duly demanded appraisal in compliance with Section 17-6712 will not, after the effective time of the merger, be entitled to vote those shares of Empire common stock or to receive payment of dividends or other distributions with respect to those shares, except for dividends or distributions payable to holders of record of Empire common stock at a date prior to the effective time of the merger and with certain other limited exceptions as set forth in Section 17-6712(i).

    Any Empire stockholder who properly objects to the merger but fails to perfect, or effectively withdraws or loses, his or her right to appraisal, will then have the right to receive the consideration for his or her shares in accordance with the terms of the merger agreement. In addition, any Empire stockholder who has demanded payment for his or her shares may only withdraw that demand and accept the consideration offered by the merger agreement if the stockholder receives the written consent of UtiliCorp.

RESTRICTIONS ON RESALES BY EMPIRE AFFILIATES

    All shares of UtiliCorp common stock issued in connection with the merger will be registered under the Securities Act of 1933. These shares will be freely transferable unless they are held by "affiliates" of Empire. The term "affiliates" is defined under the Securities Act, and includes, among others, Empire's directors and certain of its officers. Affiliates may resell their shares only in transactions permitted by Rule 145 under the Securities Act, under an effective registration statement, or as otherwise permitted under the Securities Act.

    Empire has agreed to use its reasonable best efforts to deliver to UtiliCorp, on or prior to the effective time of the merger, a letter agreement executed by each affiliate of Empire. The letter agreement will state, among other things, that the affiliate will not sell or otherwise dispose of any shares of UtiliCorp common stock issued to him or her in connection with the merger in violation of the Securities Act or the rules and regulations of the SEC.

STOCKHOLDER RIGHTS PLAN

    Empire has in place a stockholder rights plan which provides for, among other things, certain distributions to Empire's stockholders upon an actual or prospective change of control of Empire. The plan has an anti-takeover effect because a distribution under the plan may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares without board approval.

    In connection with executing the merger agreement, the board approved an amendment of the rights plan to render it inoperative as to the execution and delivery of the merger agreement and the consummation of the merger. The amendment to the rights plan is dated as of May 10, 1999.

CONDUCT OF BUSINESS AFTER THE MERGER

    Upon the closing of the merger, Empire will cease to exist as a separate legal entity, and UtiliCorp will continue as the merger's surviving corporation. After the closing of the merger, UtiliCorp intends to operate the utility businesses of Empire as a division of UtiliCorp under Empire's present name and will maintain an office in Joplin, Missouri. It is not anticipated that UtiliCorp's board of directors or management will change as a result of the merger.

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement/ prospectus and is incorporated in this proxy statement/prospectus by reference. This summary is qualified by reference to the full text of the merger agreement. We urge you to carefully read the merger agreement in its entirety.

THE MERGER AND ITS EFFECTIVE TIME

    The merger agreement provides that, subject to the satisfaction of various conditions, including the adoption of the merger agreement and the approval of the merger by Empire's stockholders, Empire will be merged into UtiliCorp at the effective time. The "effective time" is the time at which the merger becomes effective under Delaware law.

WHAT EMPIRE STOCKHOLDERS WILL RECEIVE

    The merger agreement provides that each share of Empire common stock will be converted, at the election of the holder, into $29.50 of cash or UtiliCorp common stock with an Average Trading Price of $29.50, in each case, subject to adjustment depending on the value of UtiliCorp common stock prior to the merger as described further in this subsection and subject to the limitations described below under the heading "Adjustment to Amount of Cash or Common Stock Received by Empire Stockholders."

    Empire stockholders who elect to receive UtiliCorp common stock will receive for each share of Empire common stock they own a number of shares of UtiliCorp common stock equal to the Exchange Ratio, as defined below. Empire stockholders who elect to receive cash will receive for each share of Empire common stock an amount of cash equal to the Average Trading Price, as described below, of a share of UtiliCorp common stock multiplied by the Exchange Ratio.

    The term "Exchange Ratio" means:

    - 1.341, if the Average Trading Price of a share of UtiliCorp common stock is less than $22.00;

    - A number, rounded to the nearest hundred-thousandth, equal to $29.50 divided by the Average Trading Price of a share of UtiliCorp common stock, if the Average Trading Price of a share of UtiliCorp common stock is greater than or equal to $22.00, but less than or equal to $26.00; and

    - 1.135, if the Average Trading Price of a share of UtiliCorp common stock is greater than $26.00.

    The term "Average Trading Price" means the average of the daily closing prices for a share of UtiliCorp common stock on the NYSE Composite Transactions Reporting System for the 20 trading days ending on the third NYSE trading day prior to the closing date of the merger.

    If the Average Trading Price is between $22.00 and $26.00, Empire stockholders will receive $29.50 worth of cash or UtiliCorp common stock for each Empire share. Empire stockholders will receive less per share if the Average Trading Price is below $22.00 and will receive more per share if the Average Trading Price is above $26.00

    In addition, because the Exchange Ratio is based on an average and will be determined three trading days before the closing date, it is possible that the value of the stock consideration received by an Empire stockholder at the effective time of the merger will be higher or lower than the value determined on the calculation date, depending on the price movement of UtiliCorp common stock after the Exchange Ratio is calculated. There can be no assurance that the price of UtiliCorp common stock will not decline from the market price used in calculating the Exchange Ratio.

    Cash will be paid for any fractional share of UtiliCorp common stock to which an Empire

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
stockholder would otherwise be entitled. The number of shares of UtiliCorp common stock each Empire stockholder will receive will be adjusted for any stock dividend, stock split, reclassification or other similar change relating to UtiliCorp's common stock.

    Each share of UtiliCorp common stock issued to Empire stockholders carries with it a preference stock purchase right issued under UtiliCorp's stockholders rights plan. See "Description of UtiliCorp Capital Stock-- Stockholder Rights Plan" on page 55 for a description of these purchase rights.

MANNER OF ELECTING CASH OR STOCK

    UtiliCorp and Empire will mail copies of the election forms to each record holder of Empire common stock approximately 30 days prior to the anticipated effective time of the merger. On the form each Empire stockholder will be required to:

    - elect to receive cash;

    - elect to receive UtiliCorp common stock; or

    - indicate that the holder has no preference as to the receipt of cash or UtiliCorp common stock.

    If an Empire stockholder fails to complete and return an election form, that stockholder will be deemed to have indicated that he or she has no preference as to the receipt of cash or UtiliCorp common stock and will receive UtiliCorp common stock unless an adjustment to the merger consideration is required, as set forth below.

    All election forms must be completed, signed and returned to the exchange agent prior to 5:00 p.m., Eastern Time, on the last NYSE trading date before the third business day before the anticipated effective time. Any Empire stockholder may revoke and change his or her election prior to that deadline.

ADJUSTMENTS TO AMOUNT OF CASH OR COMMON STOCK RECEIVED BY EMPIRE STOCKHOLDERS

    The merger agreement limits the amount of cash and UtiliCorp common stock that will be exchanged for Empire common stock. Under the merger agreement:

    - no more than 50% of the shares of Empire common stock can be converted into cash; and

    - no more than 19.9% of the total number of shares of UtiliCorp common stock outstanding at the effective time of the merger can be issued or issuable in exchange for Empire common stock, restricted stock, stock units or options to acquire Empire common stock.

    If holders of more than 50% of the outstanding shares of Empire common stock elect to receive cash, the exchange agent will use a lottery system to determine which holders that made a cash election will receive cash. All other holders will receive UtiliCorp common stock. Also, if there is a reasonable possibility that the merger will not qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code because the amount of cash paid to the Empire stockholders exceeds the limits established by federal income tax law, the number of shares of Empire common stock that are exchanged for cash will be reduced using the lottery system explained above or another method that the exchange agent considers fair and equitable and the holders of these shares will receive UtiliCorp common stock.

    If too many Empire stockholders are to receive UtiliCorp common stock, UtiliCorp will have the option to limit the number of Empire shares that will be converted into UtiliCorp common stock. The following two-step procedure will be used to determine which Empire stockholders will receive UtiliCorp common stock and which will receive cash:

    - First, all Empire stockholders that either did not return an election form or indicated on their election form that they did not have a preference as to the receipt of UtiliCorp common stock or cash will have all or a portion of their shares converted into cash on a pro rata basis; and

    - Second, if necessary, all Empire stockholders that elected to receive

      UtiliCorp common stock will have their shares converted into cash on a pro rata basis until the total number of shares of UtiliCorp common stock issued or issuable in the transaction is no more than 19.9% of the then issued and outstanding shares of UtiliCorp common stock.

MANNER OF CONVERTING SHARES

    After the effective time of the merger, the exchange agent will mail a transmittal letter to each record holder of shares of Empire common stock. The transmittal letter will include instructions to be followed by Empire's stockholders in exchanging their shares.

    After receiving the transmittal letters, Empire's stockholders will surrender their stock certificates to the exchange agent for cancellation, together with a signed copy of the transmittal letter. In return, they will receive (1) a check for the appropriate amount of cash and/or (2) certificates for the appropriate number of shares of UtiliCorp common stock, plus a check for the value of any fractional shares. A holder of unsurrendered Empire stock certificates will not be entitled to receive dividends or other distributions payable by UtiliCorp until those stock certificates are surrendered. Upon surrender, those dividends or distributions will be paid to the holder without interest. EMPIRE STOCKHOLDERS SHOULD NOT SEND IN THEIR EMPIRE STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

    If there is a transfer of Empire common stock that is not registered in Empire's stock transfer records, then a check for the proper amount of cash and/or a certificate representing the proper number of shares of UtiliCorp common stock may be issued to the person to whom the stock was transferred. However, before that payment is made, that person must deliver the certificate representing the Empire common stock to the exchange agent, along with documents that prove that the transfer has been properly made and that all transfer taxes have been paid.

    In addition, if any Empire share certificate has been lost, stolen or destroyed, then a check for the proper amount of cash and/or a certificate representing the proper number of shares of UtiliCorp common stock may be delivered to the Empire stockholder who claimed his or her certificate was lost, stolen or destroyed. However, before that payment is made, the stockholder must deliver to the exchange agent (1) an affidavit stating that the certificate was lost, stolen or destroyed and (2) an appropriate indemnity or surety bond. All amounts paid to that stockholder will be paid without interest and will be reduced by the amount of any applicable withholding taxes.

CONDITIONS TO THE MERGER

    The closing of the merger is subject to the satisfaction of several conditions, including:

    - The holders of a majority of the outstanding shares of Empire's common stock must adopt the merger agreement and approve the merger;

    - UtiliCorp and Empire must obtain all final regulatory approvals under applicable laws and no final regulatory approval may require UtiliCorp or Empire to take or not take any action that would cause a Material Adverse Effect (as defined below) on UtiliCorp or a material adverse effect on the financial condition, income, assets, business, or prospects of the business operations presently owned and operated by Empire;

    - there must be no legal restraint or prohibition preventing the closing of the merger;

    - a registration statement registering the shares of UtiliCorp common stock to be issued in the merger must be declared effective, which has already happened, and no stop order suspending the registration statement's effectiveness may be in effect; and

    - the shares of UtiliCorp common stock to be issued in the merger must have been approved for listing on the NYSE.

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
    UtiliCorp's obligation to complete the merger is subject to the satisfaction or waiver of further conditions, including:

    - the representations and warranties of Empire set forth in the merger agreement must be true and correct, subject to certain exceptions, on the closing date and UtiliCorp must have received a certificate to that effect signed by Empire's CEO;

    - Empire must have complied in all material respects with all agreements and covenants required to be complied with by it under the merger agreement prior to the effective time and UtiliCorp must have received a certificate to that effect signed by Empire's CEO;

    - UtiliCorp must have received an opinion from its legal counsel, Blackwell Sanders Peper Martin LLP, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

    - no Material Adverse Effect on Empire may have occurred, and no fact or circumstance may exist which is reasonably likely to cause a Material Adverse Effect on Empire; and

    - Empire's Indenture of Mortgage and Deed of Trust must have been amended, to the reasonable satisfaction of UtiliCorp, to delete certain restrictions on the payment of dividends. This condition has already been met.

    Empire's obligation to complete the merger is also subject to the satisfaction or waiver of additional conditions, including:

    - the representations and warranties of UtiliCorp set forth in the merger agreement must be true and correct, subject to certain exceptions, on the closing date and Empire must have received a certificate to that effect signed by UtiliCorp's CEO;

    - UtiliCorp must have complied in all material respects with all agreements and covenants required to be complied with by it under the merger agreement prior to the effective time and Empire must have received a certificate to that effect signed by UtiliCorp's CEO;

    - Empire must have received an opinion from its legal counsel, Cahill Gordon & Reindel, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - no Material Adverse Effect on UtiliCorp may have occurred, and no fact or circumstance may exist which is reasonably likely to cause a Material Adverse Effect on UtiliCorp.

    For the purpose of this proxy statement/prospectus, "Material Adverse Effect" means, with respect to Empire or UtiliCorp, a material adverse effect on the business, properties, assets, liabilities (contingent or otherwise), financial condition, results of the operations or prospects of that company and its subsidiaries, taken as a whole, or a material adverse effect on the ability of that company to perform its obligations under or to consummate the transactions contemplated by the merger agreement.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties made by Empire and UtiliCorp that relate to, among other things:

    - corporate organization, good standing and corporate power;

    - regulation as a public utility;

    - corporate authorization;

    - regulatory approvals;

    - no conflicts with, or violations of, material agreements and applicable laws resulting from the signing and delivery of the merger agreement and completion of the transactions contemplated by the merger agreement;

    - capital structure;

    - documents and reports filed with the SEC;

    - the absence of any material undisclosed liabilities;

    - litigation;

    - the absence of certain changes or events;

    - general compliance with material agreements and applicable laws;

    - taxes;

    - environmental matters;

    - employee benefits;

    - transactions with affiliates;

    - the accuracy of information supplied to the other party;

    - finders' fees;

    - applicability of anti-takeover statutes;

    - year 2000 matters; and

    - ownership of the other party's common stock.

    In addition, Empire made several other representations and warranties that relate to, among other things:

    - intellectual property;

    - labor matters;

    - opinion of Salomon Smith Barney Inc.;

    - amendment to its stockholder rights agreement to permit the merger;

    - insurance; and

    - appraisal rights for Empire stockholders.

    In addition, UtiliCorp represented that it has no intention of reducing its current annual dividend.

    None of the representations and warranties made by UtiliCorp or Empire will survive beyond the effective time.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

    The merger agreement provides that, prior to the effective time, Empire will conduct its operations in the ordinary course of business consistent with past practice and will use reasonable efforts to preserve existing business and employee relationships. In addition, subject to certain exceptions, Empire has agreed to certain limitations on its ability to do certain things without UtiliCorp's consent, including:

    - amend its charter documents in a manner that would be materially adverse to UtiliCorp or its stockholders;

    - amend the terms of any of its outstanding equity securities;

    - merge or consolidate with any other entity;

    - issue securities, except for certain issuances to directors and employees under existing stock plans and for issuances pursuant to existing contract terms;

    - sell assets;

    - incur material liens on any material asset;

    - make material loans, capital contributions or investments;

    - declare or pay dividends, except for regular quarterly cash dividends of not more than $.32 per share on its common stock and for dividends on its preferred stock;

    - enter into agreements with respect to the voting of its capital stock;

    - take various specified actions with respect to its capital stock (e.g., redeem or reclassify its common stock);

    - make acquisitions of businesses or material assets;

    - incur material indebtedness or guarantee any indebtedness, other than in certain circumstances including in connection with redeeming its preferred stock;

    - terminate or modify existing material contracts or enter into new ones other than in the ordinary course of Empire's regulated utility business;

    - make capital expenditures in excess of 110% of budgeted amounts;

    - make any material changes to accounting policies and procedures;

    - make material tax elections;

    - make changes in compensation, benefits or benefit plans;

    - take actions that might reasonably result in a material breach of the merger agreement;

    - enter into new lines of business or make any material change in the line of business in which it engages, except for the sale of the assets of its water distribution business;

    - take actions that would result in the failure of the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - make filings to change its rates or otherwise effect agreements with regulatory agencies that would have a material adverse effect on the benefits associated with the merger.

    The merger agreement also contains limitations on UtiliCorp's ability to do certain things subject to certain exceptions without Empire's consent, including:

    - amend its charter documents in a manner that would be materially adverse to Empire or its stockholders;

    - issue any Class A common stock;

    - declare or pay any dividend except for stock dividends and its regular quarterly cash dividends;

    - enter into any agreements with respect to the voting of its capital stock;

    - reclassify any of its common stock or Class A common stock;

    - make material changes to accounting policies and procedures;

    - take actions that might reasonably result in a material breach of the merger agreement;

    - take any action that would cause Empire stockholders to receive anything in the merger other than cash or UtiliCorp common stock or securities or other consideration that UtiliCorp common stock may be converted into prior to the effective time of the merger;

    - take actions that would have a material adverse effect on the interests of the holders of Empire common stock;

    - repurchase UtiliCorp common stock so that the number of outstanding shares is less than the number on the date the merger agreement was signed except for repurchases in accordance with UtiliCorp's normal repurchase policy;

    - take actions that would result in the failure of the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - make filings to change its rates or otherwise effect agreements with regulatory agencies that would have a material adverse effect on the benefits associated with the merger.

NO SOLICITATION

    TAKEOVER PROPOSALS. The merger agreement provides that neither Empire nor any of its affiliates may, prior to the effective time:

    - solicit, initiate or knowingly encourage the submission of any Takeover Proposal, as defined below;

    - enter into any agreement with respect to a Takeover Proposal; or

    - participate in any discussions or negotiations regarding any Takeover Proposal or any proposal that may reasonably be expected to lead to any Takeover Proposal.

    If, however, at any time prior to the adoption of the merger agreement and the

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
approval of the merger by Empire's stockholders, Empire's board of directors determines, in good faith, after consulting with its financial and legal advisors, that failing to take one or both of the following actions could reasonably be expected to be a breach of its fiduciary duties to Empire's stockholders, then Empire may:

    - furnish information relating to Empire under a customary confidentiality agreement; and

    - participate in discussions, investigations or negotiations regarding a Takeover Proposal.

    However, Empire may take either or both of these steps only in response to a Takeover Proposal that is not solicited by Empire or its affiliates and that is made after the date of the merger agreement. Empire also must give UtiliCorp three days prior written notice of its decision to take these steps prior to doing so. In addition, Empire agreed to cease, upon the signing of the merger agreement, all existing discussions with any company other than UtiliCorp that could reasonably be expected to lead to any Takeover Proposal, except to the extent otherwise permitted by the merger agreement.

    A "Takeover Proposal" means any proposal to acquire:

    - 20% or more of the shares of Empire common stock, whether by purchase, merger, consolidation, share exchange, business combination or other similar transaction; or

    - 20% or more of the assets of Empire.

    SUPERIOR PROPOSALS. The merger agreement provides that Empire's board of directors will recommend the approval of the merger agreement and the merger to Empire's stockholders and that it may not:

    - withdraw or modify its approval or recommendation of the merger agreement and the merger;

    - approve or recommend any Takeover Proposal; or

    - cause Empire to enter into a letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal.

    If, however, at any time prior to the adoption of the merger agreement and approval of the merger by Empire's stockholders, Empire's board of directors determines, in good faith, after consulting with its financial and legal advisors, that it has received a Takeover Proposal that constitutes a Superior Proposal, as defined below, and that failure to terminate the merger agreement and accept the Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to Empire's stockholders, then Empire's board of directors may:

    - withdraw or modify its approval or recommendation of the merger agreement and the merger;

    - approve or recommend a Superior Proposal, as defined below; or

    - terminate the merger agreement.

    In each case, however, Empire's board of directors must take the action prior to the approval of the merger agreement by Empire's stockholders. Furthermore, Empire's board of directors may approve or recommend a Superior Proposal or terminate the merger agreement only after giving UtiliCorp three business days prior written notice that Empire's board of directors has received a Takeover Proposal that constitutes a Superior Proposal. The notice must specify the material terms of the Superior Proposal and identify the company making the Superior Proposal.

    A "Superior Proposal" means any proposal by a third party to acquire:

    - more than 50% of the shares of Empire common stock outstanding, whether by a tender or exchange offer, merger, share exchange or other business combination; or

    - all or substantially all of Empire's assets;

but only if Empire's board of directors determines in good faith, based on the written advice of an independent financial advisor, that the terms of the proposal are more favorable to Empire and its stockholders than the merger. In making this determination, Empire's board of directors must take into account any changes to the merger agreement's financial and other contractual terms proposed by UtiliCorp in response to the proposal and all other relevant financial and strategic considerations.

EMPLOYEE BENEFIT MATTERS

    COMPARABLE BENEFITS. The merger agreement provides that for at least 18 months following the effective time of the merger, UtiliCorp will provide benefits to employees and former employees of Empire that are, on a benefit-by-benefit basis, no less favorable than those provided by Empire as of the date of the merger agreement and will make the UtiliCorp employee stock purchase plan available to employees of Empire as soon as permissible after the effective time of the merger. After that, UtiliCorp will provide Empire employees with benefits that are no less favorable than those offered to similarly situated UtiliCorp employees.

    In addition, following the 18-month period beginning at the effective time of the merger and for so long as UtiliCorp maintains a health care plan for its active or former employees, UtiliCorp will provide health care and life benefits to individuals who are retirees of Empire as of the effective time of the merger, as well as to any Empire employee who retires within 18 months of the effective time of the merger and who meets the eligibility requirements of Empire's retiree health care and life plans. The retiree health care and life benefits provided by UtiliCorp must be at least comparable in the aggregate to the benefits provided to similarly situated UtiliCorp retirees or, if better, the benefits provided to active UtiliCorp employees, except that coverage after the employee reaches age 65 may be coordinated with Medicare in a manner similar to how Empire coordinated with Medicare on the date of the merger agreement. After a period of 18 months after the effective time of the merger, UtiliCorp may increase the portion of the premiums paid by Empire retirees by 15% per year until that portion is comparable to the portion of the premium paid by similarly situated UtiliCorp retirees. In addition, UtiliCorp may modify the cost sharing ratio and the premium rates in accordance with the past practice of Empire.

    Also, beginning with the first open enrollment period following the 18 month period after the effective time of the merger, UtiliCorp has agreed to provide all Empire employees and retirees with the option to purchase UtiliCorp dental and vision coverage at premiums equal to those paid by active and retired UtiliCorp employees.

    HONORING EMPIRE'S EXISTING OBLIGATIONS. The merger agreement provides that UtiliCorp will comply with the terms of all of Empire's employee benefit plans in effect prior to the effective time and will honor all of Empire's obligations to provide severance pay and other severance benefits to Empire employees. UtiliCorp may amend or terminate any plan, if the plan so provides, after the effective time so long as any amendment or termination does not conflict with UtiliCorp's obligations summarized under "Comparable Benefits" above. In addition, UtiliCorp will honor all vacation, holiday, sickness and personal days accrued by Empire's employees.

    PARTICIPATION IN UTILICORP'S BENEFIT PLANS. The merger agreement provides that Empire's employees will be given full credit under any UtiliCorp benefit plan in which they become participants for their service with Empire as if that service was rendered to UtiliCorp. If necessary, however, there will be an offset to avoid the duplication of benefits. In addition, UtiliCorp will waive any preexisting condition limitation applicable to Empire's employees, other than any limitation already in effect with respect to an employee that has not been satisfied as of the effective time of the merger under the similar Empire employee benefit plan. UtiliCorp will also recognize the dollar amount of all expenses incurred by Empire employees during the calendar year in which the effective time occurs for purposes of satisfying the calendar year deductibles and co-payment limitations for that year under UtiliCorp's benefit plans.

    NON-DISCRIMINATION. UtiliCorp has agreed that, for two years after the effective time, all workforce reductions will be made on a fair and equitable basis without regard to whether employment was with UtiliCorp or Empire, and all work force reductions after the effective time will be done in accordance with all applicable collective bargaining agreements and laws. In addition, employees whose jobs are eliminated during the two year period will be entitled to participate on a fair and equitable basis in any placement programs offered by UtiliCorp.

STOCK PLANS AND STOCK OPTIONS

    EMPIRE STOCK OPTIONS. The merger agreement provides that at the effective time, all rights under outstanding Empire stock options or other rights to acquire Empire stock will be converted into rights for UtiliCorp common stock. UtiliCorp will assume each right to acquire Empire stock in accordance with its terms and the terms of the plan under which it was issued. Following the effective time:

    - each Empire option to acquire Empire stock assumed by UtiliCorp may be exercised only for shares of UtiliCorp common stock;

    - the number of shares of UtiliCorp common stock subject to each converted option will equal:

        (1) the number of shares of Empire common stock subject to the option immediately prior to the effective time, multiplied by

        (2) the Exchange Ratio; and

    - the per share exercise price for each Empire stock option will be adjusted by dividing:

        (1) the per share exercise price for the stock option immediately prior to the effective time, by

        (2) the Exchange Ratio.

    On the exercise of a stock option, a cash payment will be made instead of issuing any fractional shares of UtiliCorp common stock in an amount based upon the closing price of UtiliCorp common stock on the last NYSE trading day of the calendar month immediately preceding the date of exercise.

    EMPIRE RESTRICTED STOCK AWARDS. The merger agreement provides that at the effective time, all Empire restricted stock awards will be converted into fully-vested, unrestricted shares of UtiliCorp common stock. Each share of Empire restricted common stock will be converted into a number of shares of UtiliCorp common stock equal to the Exchange Ratio. However, the holder of any Empire restricted stock will receive cash instead of any fractional shares of UtiliCorp common stock resulting from the conversion.

    EMPIRE STOCK UNIT AWARDS. The merger agreement provides that at the effective time, all stock unit awards granted to Empire directors with respect to Empire common stock will be converted into stock units with respect to UtiliCorp common stock. Each Empire stock unit will be converted into a number of UtiliCorp stock units equal to the Exchange Ratio. However, the holder of any Empire stock unit will receive cash instead of any fractional share of UtiliCorp common stock underlying the UtiliCorp stock units resulting from the conversion.

    REGISTRATION. The merger agreement provides that as soon as practicable following the effective time, UtiliCorp must file with the SEC a registration statement registering enough shares of UtiliCorp common stock to cover the exercise of the Empire stock options that were converted into UtiliCorp stock options, as described above. Alternatively, UtiliCorp may cause the Empire stock options to be deemed options issued under a UtiliCorp stock plan for which enough shares of UtiliCorp common stock have already been registered. The applicable registration statement must be kept effective for so long as any converted option remains outstanding.

    TRANSFER RESTRICTIONS. The merger agreement provides that all transfer restrictions applicable to Empire stock options awarded under Empire stock plans will remain in full force and effect after the assumption of the options by UtiliCorp at the effective time.

ANTI-TAKEOVER STATUTES

    Empire made a representation in the merger agreement that it had opted out of the Kansas Control Share Acquisition Statute. That statute restricts certain business transactions and is described under "Comparative Rights of Empire Stockholders and UtiliCorp's Stockholders--Anti-Takeover Statutes" on page 62.

    Empire and UtiliCorp also made representations that to the best of each's knowledge, no other anti-takeover law will apply to the merger. If the merger does become subject to an anti-takeover law, Empire and UtiliCorp have agreed to take whatever actions may be necessary to eliminate or minimize the effect of the anti-takeover law and ensure that the merger takes place in accordance with the merger agreement's terms.

ADVISORY BOARD

    The merger agreement provides that UtiliCorp will maintain an advisory board for a period of at least three years following the closing date. The advisory board will consist of five persons nominated by Empire and approved by UtiliCorp. The advisory board will meet at least quarterly, and will review and consult with UtiliCorp regarding Empire's business operations in its current service area, including UtiliCorp's civic, charitable and business and customer development activities in that area.

CHARITABLE AND ECONOMIC DEVELOPMENT SUPPORT

    The merger agreement provides that for a period of at least five years following the effective time of the merger, UtiliCorp will provide charitable contributions and community support within Empire's current service area at levels that are at least comparable to the level of charitable contributions and community support provided by Empire within that area during the two years prior to the effective time of the merger.

TERMINATION OF DRIP

    The merger agreement provides that Empire will either terminate its Dividend Reinvestment and Stock Purchase Plan at least 30 days prior to the anticipated effective time of the merger or it will cause the plan to be administered only as an "open market" purchase plan during the 30 days prior to the anticipated effective time of the merger so that shares issuable under the plan would be purchased in the open market.

DIVIDEND RECORD DATE

    The merger agreement provides that Empire and UtiliCorp will coordinate with each other to establish a record date in the quarter in which the merger closes for the payment of any dividends on Empire's common stock in order to assure that you are entitled to receive a dividend on either Empire common stock or on UtiliCorp common stock received in the merger, but not both.

AMENDMENT

    Empire and UtiliCorp may amend the merger agreement at any time before or after Empire's stockholders approve the merger agreement, but only if authorized by their boards of directors. After Empire's stockholders approve the merger agreement, however, no amendment may be made which by law requires further approval by Empire's stockholders, without that further approval. In any event, the merger agreement may only be amended in a writing signed by both Empire and UtiliCorp.

TERMINATION OF THE MERGER AGREEMENT

    Prior to the effective time of the merger, the merger agreement may be terminated as follows:

    - by mutual written consent of Empire and UtiliCorp;

    - by either Empire or UtiliCorp, if the effective time does not occur on or before June 1, 2000, except that if the required regulatory approvals have not been obtained by that date but all other conditions to the closing have been, or are capable of being, fulfilled, then the termination date will be extended to December 31, 2000;

    - by either Empire or UtiliCorp, if a court or other governmental authority takes any action that permanently prohibits the closing of the merger;

    - by either Empire or UtiliCorp, if Empire's stockholders fail to adopt the merger agreement and approve the merger;

    - by UtiliCorp, if Empire breaches any representation, warranty, covenant or agreement set forth in the merger agreement, subject to a 45 business-day cure period and certain other exceptions;

    - by UtiliCorp, if Empire's board of directors withdraws or modifies its recommendation of the merger agreement, or if it approves or recommends a Takeover Proposal other than the merger;

    - by UtiliCorp, if Empire or any of its affiliates materially and knowingly breaches the "No Solicitation" covenant previously described;

    - by Empire, if as previously explained under "No Solicitation," prior to its stockholders' adoption of the merger agreement and approval of the merger, Empire's board of directors determines, after consulting with its financial and legal advisors, that failing to terminate the merger agreement could reasonably be expected to be a breach of its fiduciary duties to Empire's stockholders, subject to certain conditions; or

    - by Empire, if UtiliCorp breaches any representation, warranty, covenant or agreement set forth in the merger agreement, subject to a 20 business-day cure period and certain other exceptions.

EXPENSES AND TERMINATION FEES

    The merger agreement provides that if either party terminates the merger agreement because of a breach of any representation, warranty, covenant or agreement by the other party, then the breaching party must reimburse the terminating party for its reasonable costs and expenses incurred in connection with the merger agreement and the merger, including the fees of its legal counsel and financial and other advisors. However, the amount of the costs and expenses to be reimbursed may not exceed $1.75 million.

    Empire must pay UtiliCorp a $15 million termination fee within five business days after a termination of the merger agreement as follows:

    - by UtiliCorp because Empire's board of directors withdrew or modified its recommendation of the merger agreement, or because it approved or recommended another Takeover Proposal;

    - by UtiliCorp because Empire or any of its affiliates materially and knowingly breached the "No Solicitation" covenant previously described; or

    - by Empire because failing to terminate the merger agreement could reasonably be expected to be a breach of the fiduciary duties that Empire's board of directors owes to its stockholders.

    If (1) the merger agreement is terminated by either Empire or UtiliCorp because Empire's stockholders fail to adopt the merger agreement and approve the merger and (2) another Takeover Proposal is made prior to the date of the special stockholders' meeting, Empire must pay UtiliCorp a termination fee of $15 million if Empire enters into an agreement with respect to that Takeover Proposal within 24 months of the merger agreement's termination. The payment of that fee must be made within five business days after the signing of the new agreement.

INDEMNIFICATION AND INSURANCE

    The merger agreement provides that all rights to indemnification as of the date of the merger agreement in favor of the directors, officers, employees and agents of Empire as to their activities in those roles before the effective time will survive the merger and continue in full force and effect for a period of at least six years from the effective time of the merger.

    Additionally, following the effective time, UtiliCorp will, to the fullest extent permitted by law, indemnify the present and former directors, officers, employees and agents of Empire as to their activities in those roles before the effective time, including actions relating to the merger agreement and the merger.

    UtiliCorp must maintain Empire's existing directors' and officers' liability insurance for six years after the effective time. Alternatively, UtiliCorp may substitute policies of at least the same coverage with substantially equivalent terms and conditions for matters occurring prior to the effective time. If the insurance in effect at the effective time expires or is cancelled, UtiliCorp must use reasonable best efforts to obtain substantially similar coverage, but UtiliCorp is not required to obtain coverage if it cannot be obtained at a cost equal to or less than 200% of the total annual premiums paid by Empire for that insurance as of the date of the merger agreement. UtiliCorp, however, must obtain the best insurance it can for that amount.

               COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

    The following tables present, for the fiscal quarters indicated, the dividends declared with respect to, and the high and low sales prices of, shares of UtiliCorp common stock and Empire common stock as reported by the NYSE Composite Transactions Reporting System in The Wall Street Journal. The numbers for UtiliCorp have been adjusted to reflect the three-for-two stock split that occurred on March 12, 1999. The fiscal year of both companies ends on December 31.

                                                                                                     PRICE RANGE
                                                                                QUARTERLY CASH   --------------------
UTILICORP                                                                          DIVIDENDS       HIGH        LOW
------------------------------------------------------------------------------  ---------------  ---------  ---------
1997:
First Quarter.................................................................     $    .293     $   18.83  $   17.00
Second Quarter................................................................     $    .293     $   19.59  $   17.71
Third Quarter.................................................................     $    .293     $   20.59  $   19.33
Fourth Quarter................................................................     $    .293     $   26.04  $   20.09
                                                                                       -----
                                                                                   $    1.17
1998:
First Quarter.................................................................     $    .300     $   26.29  $   23.33
Second Quarter................................................................     $    .300     $   26.33  $   23.21
Third Quarter.................................................................     $    .300     $   26.25  $   22.63
Fourth Quarter................................................................     $    .300     $   24.46  $   22.87
                                                                                       -----
                                                                                   $    1.20
1999:
First Quarter.................................................................     $    .300     $   24.75  $   22.44
Second Quarter................................................................     $    .300     $   25.88  $   22.00
Third Quarter (through July 28, 1999).........................................            --     $   24.88  $   24.00

                                                                                                     PRICE RANGE
                                                                                QUARTERLY CASH   --------------------
EMPIRE                                                                             DIVIDENDS       HIGH        LOW
------------------------------------------------------------------------------  ---------------  ---------  ---------
1997:
First Quarter.................................................................     $     .32     $   19.38  $   17.75
Second Quarter................................................................     $     .32     $   18.38  $   15.75
Third Quarter.................................................................     $     .32     $   18.50  $   16.25
Fourth Quarter................................................................     $     .32     $   20.00  $   17.06
                                                                                       -----
                                                                                   $    1.28
1998:
First Quarter.................................................................     $     .32     $   22.50  $   18.38
Second Quarter................................................................     $     .32     $   22.50  $   20.00
Third Quarter.................................................................     $     .32     $   23.38  $   19.31
Fourth Quarter................................................................     $     .32     $   26.12  $   20.88
                                                                                       -----
                                                                                   $    1.28
1999:
First Quarter.................................................................     $     .32     $   25.62  $   22.00
Second Quarter................................................................     $     .32     $   26.31  $   20.69
Third Quarter (through July 28, 1999).........................................            --     $   26.75  $   25.81

    On May 10, 1999, the last trading day before the merger was publicly announced, the closing price for shares of UtiliCorp common stock was $24.19, and the closing price for shares of Empire common stock was $21.25. On July 28, 1999, the last practicable date before the printing of this proxy statement/ prospectus, the closing price for shares of UtiliCorp common stock was $24.13, and the closing price for shares of Empire common stock was $26.13.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma information reflects the historical consolidated financial statements of UtiliCorp and St. Joseph, including their respective subsidiaries and the historical financial statements of Empire, after accounting for both the Empire merger and the St. Joseph merger as purchase transactions. You should read the following information together with the historical financial statements of UtiliCorp, Empire and St. Joseph and all related notes. The historical financial statements of UtiliCorp and Empire are incorporated into this proxy statement/prospectus by reference. St. Joseph's historical financial statements are included in St. Joseph's SEC filings, File No. 1-3576, which are available from the SEC at its public reference rooms, from commercial retrieval services and at the website maintained by the SEC at HTTP://WWW.SEC.GOV. See "Where You Can Find More Information" on page 65.

    The unaudited pro forma combined balance sheet assumes the mergers became effective on March 31, 1999. The unaudited pro forma combined income statements assume the mergers became effective on January 1, 1998.

    The information presented on the following pages is not necessarily indicative of the results of operations or financial position that might have occurred had the mergers actually closed on the assumed dates. The information is also not necessarily indicative of the future results of operations or financial position of UtiliCorp. The information does not include any adjustments to historical results relating to cost savings or changes in rate tariffs that may result from the mergers.

    The pro forma adjustments reflect the mergers' impact as purchase transactions. The pro forma balance sheet and income statement adjustments include or reflect the following:

    - the removal of Empire's and St. Joseph's common stock and the addition of new UtiliCorp common stock resulting from the estimated issuance of approximately 13.1 million shares of UtiliCorp common stock in connection with the Empire merger and approximately 8.1 million shares of UtiliCorp common stock in connection with the St. Joseph merger. These amounts were determined as follows:

       - - the number of shares to be issued to Empire stockholders was based on an exchange ratio of 1.2292 (assuming a UtiliCorp stock price of $24) multiplied by the number of Empire shares expected to be converted into UtiliCorp stock; and

       - - the number of shares to be issued to St. Joseph stockholders assumes a UtiliCorp stock price of $23.42;

    - an assumption that 62% of the outstanding Empire common stock will be converted into UtiliCorp common stock, and that the remaining 38% will be converted into cash. The amount of Empire common stock that can be converted into UtiliCorp common stock ranges between 50% and 100%. A 10% increase in the assumed amount of Empire common stock will result in an approximate $50 million decrease in UtiliCorp's long-term debt and a $50 million increase in UtiliCorp's common stock equity (approximately 2.1 million shares). A 10% decrease in the assumed amount of Empire common stock would have an equivalent opposite impact on long-term debt and common stock equity.

    - an assumed interest rate of 7% for incremental debt relating to the cash portion of the Empire merger;

    - the amortization of the acquisition premiums on a straight-line basis over 30 years grossed up for revenue requirements and an assumption that the premiums are not tax deductible;

    - the establishment of deferred taxes to reflect the revenue requirement related to the acquisition premium. This amount is amortized to income over 30 years; and

    - the redemption of Empire's outstanding preferred stock on August 2, 1999. It is assumed that the funds used to redeem the preferred stock will come from newly issued long term debt at an interest rate of 7%.

                             UTILICORP UNITED INC.
                          UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEET

                                                                       AS OF MARCH 31, 1999
                                ---------------------------------------------------------------------------------------------------
                                                                                                                          PRO FORMA
                                                                                                                          COMBINED
                                                                                PRO FORMA                                  (EMPIRE
                                UTILICORP (AS   EMPIRE DISTRICT                 COMBINED     ST. JOSEPH                    AND ST.
                                  REPORTED)      (AS REPORTED)    ADJUSTMENTS   (EMPIRE)    (AS REPORTED)   ADJUSTMENTS    JOSEPH)
                                -------------   ---------------   -----------   ---------   -------------   -----------   ---------
                                                                       (DOLLARS IN MILLIONS)
Current assets................    $1,721.0          $ 45.1              --      $1,766.1       $ 27.9             --      $1,794.0
Property, plant and equipment,
  net.........................     3,536.7           578.6          $458.3(a)    4,573.6        181.5         $154.7(a)    4,909.8
Investments in subsidiaries
  and partnerships............       744.0              --              --         744.0          5.1             --         749.1
Price risk management
  assets......................       197.1              --              --         197.1           --             --         197.1
Deferred charges..............       197.5            40.8              --         238.3         37.5             --         275.8
                                -------------       ------        -----------   ---------      ------       -----------   ---------
Total assets..................    $6,396.3          $664.5          $458.3      $7,519.1       $252.0         $154.7      $7,925.8
                                -------------       ------        -----------   ---------      ------       -----------   ---------
                                -------------       ------        -----------   ---------      ------       -----------   ---------
Current liabilities...........    $2,139.0          $ 49.3              --      $2,188.3       $ 31.2             --      $2,219.5
Long-term liabilities:
  Long-term debt, net.........     1,708.8           246.1          $223.8(b)    2,178.7         73.1             --       2,251.8
  Deferred income taxes and
    credits...................       434.0            82.7           183.4(c)      700.1         35.4           61.9(c)      797.4
  Price risk management
    liabilities...............       284.2              --              --         284.2           --             --         284.2
  Minority interests..........       150.9              --              --         150.9          1.4             --         152.3
Other deferred credits........        93.9            23.3              --         117.2         18.3             --         135.5
                                -------------       ------        -----------   ---------      ------       -----------   ---------
Total long-term liabilities...    $2,671.8          $352.1          $407.2      $3,431.1       $128.2         $ 61.9      $3,621.2
                                -------------       ------        -----------   ---------      ------       -----------   ---------
                                -------------       ------        -----------   ---------      ------       -----------   ---------
Preferred stock...............          --            32.6           (32.6)           --                                        --
Company-obligated mandatorily
  redeemable preferred
  securities of partnership...       100.0              --              --         100.0           --             --         100.0
Common shareowners' equity....     1,485.5           230.5            83.7(d)    1,799.7         92.6           92.8(d)    1,985.1
                                -------------       ------        -----------   ---------      ------       -----------   ---------
Total liabilities and
  stockholders' equity........    $6,396.3          $664.5          $458.3      $7,519.1       $252.0         $154.7      $7,925.8
                                -------------       ------        -----------   ---------      ------       -----------   ---------
                                -------------       ------        -----------   ---------      ------       -----------   ---------

------------------------

(a) This amount represents the excess of fair value over book value of utility plant. This amount has been grossed up to a revenue requirements level.

(b) This amount represents the estimated long-term debt that will be incurred to fund the cash portion of the total consideration provided to Empire stockholders and to retire Empire's preferred stock. A 7% interest rate is assumed on this debt.

(c) This amount represents the deferred taxes related to the utility plant acquisition adjustment described in (a) above. This amount has been grossed up to revenue requirements level. The tax rate assumed is 40%.

(d) The amount of Empire common stock that can be converted into UtiliCorp common stock ranges between 50% and 100%. A 10% increase in the assumed amount of Empire common stock will result in an approximate $50 million decrease in UtiliCorp's long-term debt and a $50 million increase in UtiliCorp's common stock equity (approximately 2.1 million shares). A 10% decrease in the assumed amount of Empire common stock would have an equivalent opposite impact on long-term debt and common stock equity.

                             UTILICORP UNITED INC.
                          UNAUDITED PRO FORMA COMBINED
                                INCOME STATEMENT

                                                         FOR THE THREE MONTHS ENDED MARCH 31, 1999
                           -----------------------------------------------------------------------------------------------------
                                                                                                                      PRO FORMA
                                                                           PRO FORMA                                  COMBINED
                           UTILICORP (AS   EMPIRE DISTRICT                 COMBINED     ST. JOSEPH                   (EMPIRE AND
                             REPORTED)      (AS REPORTED)    ADJUSTMENTS   (EMPIRE)    (AS REPORTED)   ADJUSTMENTS   ST. JOSEPH)
                           -------------   ---------------   -----------   ---------   -------------   -----------   -----------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales....................    $3,801.0          $ 54.7              --      $3,855.7        $28.7             --       $3,884.4
Cost of sales............     3,518.1            20.2              --       3,538.3         12.9             --        3,551.2
                           -------------       ------        -----------   ---------       -----       -----------   -----------
  Gross profit...........       282.9            34.5              --         317.4         15.8             --          333.2
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Operating, administrative
  and maintenance
  expense................       136.4            15.2                         151.6         10.2                         161.8
Depreciation expense.....        44.5             6.4             3.8(a)       54.7          3.0            1.3(a)        59.0
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Income from operations...       102.0            12.9            (3.8)        111.1          2.6           (1.3)         112.4
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Other income (expense):
  Equity in earnings of
    investments and
    partnership..........        11.9              --              --          11.9           --             --           11.9
  Other income
    (expense)............        (2.3)           (0.1)             --          (2.4)         0.1             --           (2.3)
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Total other income.......         9.6            (0.1)             --           9.5          0.1             --            9.6
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Earnings before interest
  and taxes..............       111.6            12.8            (3.8)        120.6          2.7           (1.3)         122.0
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Interest expense:
  Interest expense.......        34.5             4.7             3.9(b)       43.1          1.7             --           44.8
  Minority interest in
    income of
    partnership..........         2.2              --              --           2.2           --             --            2.2
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Total interest expense...        36.7             4.7             3.9          45.3          1.7             --           47.0
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Earnings before income
  taxes..................        74.9             8.1            (7.7)         75.3          1.0           (1.3)          75.0
Income taxes.............        23.0             2.9            (3.1)(c)      22.8          0.6           (0.5)(c)       22.9
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Net income...............        51.9             5.2            (4.6)         52.5          0.4           (0.8)          52.1
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Preference stock.........          --             0.6            (0.6)(d)        --           --             --             --
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Earnings available for
  common stock...........    $   51.9          $  4.6          $ (4.0)     $   52.5        $ 0.4         $ (0.8)      $   52.1
                           -------------       ------        -----------   ---------       -----       -----------   -----------
                           -------------       ------        -----------   ---------       -----       -----------   -----------
Weighted average common
  shares outstanding:
  Basic..................       90.80           17.13             N/A        103.90         8.16            N/A         111.95
  Diluted................       91.70           17.13             N/A        104.80         8.19            N/A         112.85
Earnings per common share
  Basic..................    $   0.57          $ 0.27             N/A      $   0.50        $0.05            N/A       $   0.47
  Diluted................        0.57            0.27             N/A          0.50         0.05            N/A           0.46

------------------------------

Note: All three month pro forma adjustments are generally calculated by taking the annual amount divided by four.

(a) This amount represents the estimated amortization of the acquisition premium reflected in utility plant on the balance sheet. The amortization is calculated on a straight line basis over 30 years.

(b) This amount represents the estimated interest expense related to the incremental long-term debt shown on the pro forma balance sheet. The rate used is 7%.

(c) This amount represents the tax benefit of the interest expense and the amortization of the deferred tax amount related to the utility plant acquisition adjustment. The deferred tax amount is amortized over 30 years on a straight line basis. The tax rate used is 40%.

(d) This amount reflects the elimination of the preferred stock dividend of Empire. All preferred stock is assumed to be redeemed.

                             UTILICORP UNITED INC.
                          UNAUDITED PRO FORMA COMBINED
                                INCOME STATEMENT

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                ----------------------------------------------------------------------------------------------------
                                                                                                                          PRO FORMA
                                                                                                                           COMBINED
                                                                                                                           (EMPIRE
                                                                                PRO FORMA                                    AND
                                  UTILICORP     EMPIRE DISTRICT                 COMBINED     ST. JOSEPH                      ST.
                                (AS REPORTED)    (AS REPORTED)    ADJUSTMENTS   (EMPIRE)    (AS REPORTED)   ADJUSTMENTS    JOSEPH)
                                -------------   ---------------   -----------   ---------   -------------   -----------   ----------
                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales.........................    $2,895.8           $51.4              --      $2,947.2        $29.7             --       $2,976.9
Cost of sales.................     2,642.3            20.7              --       2,663.0         13.1             --        2,676.1
                                -------------        -----           -----      ---------       -----          -----      ----------
  Gross profit................       253.5            30.7              --         284.2         16.6             --          300.8
                                -------------        -----           -----      ---------       -----          -----      ----------
Operating, administrative and
  maintenance expense.........       130.1            14.6              --         144.7          8.7             --          153.4
Depreciation expense..........        42.0             6.2             3.8(a)       52.0          2.8            1.3(a)        56.1
                                -------------        -----           -----      ---------       -----          -----      ----------
Income from operations........        81.4             9.9            (3.8)         87.5          5.1           (1.3)          91.3
                                -------------        -----           -----      ---------       -----          -----      ----------
Other income (expense):
  Equity in earnings of
    investments and
    partnership...............        22.2              --              --          22.2           --             --           22.2
  Other income (other)........         0.6            (0.1)             --           0.5          0.2             --            0.7
                                -------------        -----           -----      ---------       -----          -----      ----------
Total other income............        22.8            (0.1)             --          22.7          0.2             --           22.9
                                -------------        -----           -----      ---------       -----          -----      ----------
Earnings before interest and
  taxes.......................       104.2             9.8            (3.8)        110.2          5.3           (1.3)         114.2
                                -------------        -----           -----      ---------       -----          -----      ----------
Interest expense:
  Interest expense............        33.4             4.5             3.9(b)       41.8          1.7             --           43.5
  Minority interest in income
    of partnership............         2.2              --              --           2.2           --             --            2.2
                                -------------        -----           -----      ---------       -----          -----      ----------
Total interest expense........        35.6             4.5             3.9          44.0          1.7             --           45.7
                                -------------        -----           -----      ---------       -----          -----      ----------
Earnings before income
  taxes.......................        68.6             5.3            (7.7)         66.2          3.6           (1.3)          68.5
Income taxes..................        25.3             2.0            (3.1)(c)      24.2          1.2           (0.5)(c)       24.9
                                -------------        -----           -----      ---------       -----          -----      ----------
Net income....................        43.3             3.3            (4.6)         42.0          2.4           (0.8)          43.6
                                -------------        -----           -----      ---------       -----          -----      ----------
Preference stock..............          --             0.6            (0.6)(d)        --           --             --             --
                                -------------        -----           -----      ---------       -----          -----      ----------
Earnings available for common
  stock.......................    $   43.3           $ 2.7           $(4.0)     $   42.0        $ 2.4          $(0.8)      $   43.6
                                -------------        -----           -----      ---------       -----          -----      ----------
                                -------------        -----           -----      ---------       -----          -----      ----------
Weighted average common shares
  outstanding:
  Basic.......................       80.52           16.79          N/A            93.60         8.06         N/A            101.65
  Diluted.....................       81.70           16.79          N/A            94.80         8.08         N/A            102.85
Earnings per common share:
  Basic.......................    $   0.54           $0.16          N/A         $   0.45        $0.30         N/A          $   0.43
  Diluted.....................        0.53            0.16          N/A             0.44         0.30         N/A              0.43

------------------------------
Note: All three month pro forma adjustments are generally calculated by taking the annual amount divided by four.

(a) This amount represents the estimated amortization of the acquisition premium reflected in utility plant on the balance sheet. The amortization is calculated on a straight line basis over 30 years.

(b) This amount represents the estimated interest expense related to the incremental long-term debt shown on the pro forma balance sheet. The rate used is 7%.

(c) This amount represents the tax benefit of the interest expense and the amortization of the deferred tax amount related to the utility plant acquisition adjustment. The deferred tax amount is amortized over 30 years on a straight line basis. The tax rate used is 40%.

(d) This amount reflects the elimination of the preferred stock dividend of Empire. All preferred stock is assumed to be redeemed.

                             UTILICORP UNITED INC.
                          UNAUDITED PRO FORMA COMBINED
                                INCOME STATEMENT

                                                              FOR THE YEAR ENDED DECEMBER 31, 1998
                              -----------------------------------------------------------------------------------------------------
                                                                                                                         PRO FORMA
                                                                                                                          COMBINED
                                                                                                                          (EMPIRE
                                                 EMPIRE                       PRO FORMA                                     AND
                                UTILICORP       DISTRICT                      COMBINED      ST. JOSEPH                      ST.
                              (AS REPORTED)   (AS REPORTED)   ADJUSTMENTS     (EMPIRE)     (AS REPORTED)   ADJUSTMENTS    JOSEPH)
                              -------------   -------------   -----------   -------------  -------------   -----------   ----------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales.......................    $12,563.4       $239.9              --          $12,803.3     $124.4             --      $12,927.7
Cost of sales...............     11,596.0         89.4              --          11,685.4        52.3             --       11,737.7
                              -------------     ------        -----------   -------------     ------          -----      ----------
  Gross profit..............        967.4        150.5              --           1,117.9        72.1             --        1,190.0
                              -------------     ------        -----------   -------------     ------          -----      ----------
Operating, administrative
  and maintenance
  expense...................        548.9         61.9              --             610.8        38.4             --          649.2
Depreciation, depletion and
  amoritization.............        150.0         25.0            15.3(a)          190.3        11.5(a)         5.2          207.0
Provision for asset
  impairments...............         27.7           --              --              27.7          --             --           27.7
                              -------------     ------        -----------   -------------     ------          -----      ----------
Income from operations......        240.8         63.6           (15.3)            289.1        22.2           (5.2)         306.1
                              -------------     ------        -----------   -------------     ------          -----      ----------
Other income (expense):
  Equity in earnings of
    investments and
    partnership.............        125.1           --              --             125.1          --             --          125.1
  Minority interests........         (5.6)          --              --              (5.6 )      (0.1)            --           (5.7)
  Other income (other)......         (8.9)        (0.6)             --              (9.5 )       0.9             --           (8.6)
                              -------------     ------        -----------   -------------     ------          -----      ----------
Total other income..........        110.6         (0.6)             --             110.0         0.8             --          110.8
                              -------------     ------        -----------   -------------     ------          -----      ----------
Earnings before interest and
  taxes.....................        351.4         63.0           (15.3)            399.1        23.0           (5.2)         416.9
                              -------------     ------        -----------   -------------     ------          -----      ----------
Interest expense:
  Interest
    expense--long-term
    debt....................        111.4         17.9            15.7(b)          145.0         6.1             --          151.1
  Interest
    expense--short-term
    debt....................         12.3          0.6              --              12.9         0.7             --           13.6
  Minority interest in
    income of partnership...          8.9           --              --               8.9          --             --            8.9
                              -------------     ------        -----------   -------------     ------          -----      ----------
Total interest expense......        132.6         18.5            15.7             166.8         6.8             --          173.6
                              -------------     ------        -----------   -------------     ------          -----      ----------
Earnings before income
  taxes.....................        218.8         44.5           (31.0)            232.3        16.2           (5.2)         243.3
Income taxes................         86.6         16.2           (12.4)(c)          90.4         5.5           (2.1)(c)       93.8
                              -------------     ------        -----------   -------------     ------          -----      ----------
Net income..................        132.2         28.3           (18.6)            141.9        10.7           (3.1)         149.5
                              -------------     ------        -----------   -------------     ------          -----      ----------
Preference stock............           --          2.4            (2.4)(d)            --          --             --             --
                              -------------     ------        -----------   -------------     ------          -----      ----------
Earnings available for
  common stock..............    $   132.2       $ 25.9          $(16.2)         $  141.9      $ 10.7          $(3.1)     $   149.5
                              -------------     ------        -----------   -------------     ------          -----      ----------
                              -------------     ------        -----------   -------------     ------          -----      ----------
Weighted average common
  shares outstanding:
  Basic.....................        80.07        16.93             N/A             93.17        8.10            N/A         100.95
  Diluted...................        81.18        16.94             N/A             94.28        8.13            N/A         102.07
Earnings per common share:
  Basic.....................    $    1.65       $ 1.53             N/A          $   1.52      $ 1.32            N/A      $    1.48
  Diluted...................         1.63         1.53             N/A              1.51        1.31            N/A           1.47

------------------------------
(a) This amount represents the estimated amortization of the acquisition premium reflected in utility plant on the balance sheet. The amortization is calculated on a straight line basis over 30 years.

(b) This amount represents the estimated interest expense related to the incremental long-term debt shown on the pro forma balance sheet. The rate used is 7%.

(c) This amount represents the tax benefit of the interest expense and the amortization of the deferred tax amount related to the utility plant acquisition adjustment. The deferred tax amount is amortized over 30 years on a straight line basis. The tax rate used is 40%.

(d) This amount reflects the elimination of the preferred stock dividend of Empire. All preferred stock is assumed to be redeemed.

                     DESCRIPTION OF UTILICORP CAPITAL STOCK

GENERAL

    The following description of UtiliCorp's capital stock is a summary, does not purport to be complete and is subject to and qualified by reference to UtiliCorp's governing corporate documents and UtiliCorp's Michigan Gas Utilities Indenture, dated as of July 1, 1951, which secures the first mortgage bonds issued by Michigan Gas Utilities Company and assumed by UtiliCorp in connection with its acquisition of Michigan Gas Utilities Company in 1989.

DIVIDEND RIGHTS AND LIMITATIONS

    Subject to the limitations referred to below, dividends may be declared on UtiliCorp's capital stock out of funds legally available for that purpose.

    Cash dividends on UtiliCorp's capital stock are restricted by provisions of the Michigan Gas Utilities Indenture. Under the most restrictive of these provisions, UtiliCorp may not declare or pay any dividend, other than a dividend payable in shares of its capital stock, if, after giving effect to the dividend, the sum of:

    - the aggregate amount of all dividends declared and all other distributions made, other than dividends declared or distributions made in shares of its capital stock, subsequent to December 31, 1984; plus

    - the excess, if any, of the amount applied to or set apart for the acquisition of any shares of its capital stock subsequent to December 31, 1984, over amounts received by UtiliCorp as the net cash proceeds of sales of shares of its capital stock subsequent to that date would exceed the sum of the net income of UtiliCorp since January 1, 1985, plus $50 million. In addition, UtiliCorp may not declare dividends unless it maintains a tangible net worth of at least $250 million and the total principal amount of its outstanding indebtedness does not exceed 70% of its capitalization. None of UtiliCorp's retained earnings was restricted as to payment of cash dividends on its capital stock as of June 30, 1999.

    In addition, following the effective time of the merger, UtiliCorp will assume all the rights and obligations under Empire's Indenture of Mortgage and Deed of Trust. Under this indenture, UtiliCorp will not be able to declare or pay any dividends, other than dividends payable in shares of common stock, on or make any other distribution on, or purchase, other than with the proceeds of additional common stock financing, any shares of, its common stock, if the cumulative aggregate amount of those dividends, distributions and purchases made since August 31, 1944 exceeds the earned surplus of UtiliCorp accumulated since August 31, 1944.

VOTING RIGHTS

    Holders of UtiliCorp's common stock are entitled to one vote for each share held of record. UtiliCorp's board of directors is divided into three classes, and each year one class is elected to serve a three-year term. Holders of common stock do not have cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the outstanding shares of UtiliCorp common stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors.

LIQUIDATION RIGHTS

    UtiliCorp's outstanding common stock is, and the common stock that may be offered from time to time, including in connection with the merger, when issued and paid for will be, fully paid and non-assessable. Holders of common stock do not have any preemptive rights. On liquidation, the holders of the common stock will be entitled to all amounts remaining for distribution after payment of the liquidation preferences of the outstanding shares, if any, of the Class A common stock and the preference stock.

CLASS A COMMON STOCK AND PREFERENCE STOCK

    Without action by UtiliCorp's stockholders, UtiliCorp's board of directors may issue one or more series of Class A common stock or preference stock that may have terms more favorable than the common stock, including preferential dividend, liquidation, redemption and voting rights.

    UtiliCorp may use the Class A common stock or the preference stock as an anti-takeover device, because these securities may be issued with "super voting" rights and placed in the control of parties aligned with current management. However, the NYSE has in effect a rule that restricts the ability of UtiliCorp to issue Class A common stock and preference stock with super voting rights. In addition, in accordance with the terms of the merger agreement, UtiliCorp may not issue any Class A common stock prior to the effective time of the merger without the consent of Empire. There are presently no shares of Class A common stock or preference stock issued or outstanding,

STOCKHOLDER RIGHTS PLAN

    UtiliCorp has adopted a stockholder rights plan under which UtiliCorp's stockholders have been granted one preference stock purchase right for each share of common stock held. The following description of the purchase rights is not intended to be complete and is qualified by reference to the Rights Agreement dated December 31, 1996, between UtiliCorp and First Chicago Trust Company of New York, a copy of which has been filed with the SEC as an exhibit to UtiliCorp's Form 8-A Registration Statement filed on March 14, 1997.

    Each purchase right, when it becomes exercisable as described below, entitles the holder to purchase one one-thousandth of a share of Series A Participating Cumulative Preference Stock of UtiliCorp at a purchase price of $76.67, subject to certain adjustments and other specified conditions.

    The purchase rights become exercisable upon the occurrence of a "distribution date," which is defined in the rights agreement as the earlier of:

    - the tenth business day, or such later date as UtiliCorp's board of directors may fix, after the date on which any company commences a tender or exchange offer which, if consummated, would result in the company acquiring ownership of more than 15% of UtiliCorp's outstanding common stock; or

    - the "Flip-In Date," which means the tenth business day after UtiliCorp first publicly announces that a company has acquired ownership of more than 15% of UtiliCorp's outstanding common stock, or such other date as UtiliCorp's board of directors may fix by resolution adopted prior to the Flip-In Date that would otherwise have occurred.

    The rights agreement does not apply to certain acquisitions, including acquisitions by a company that inadvertently acquires ownership of more than 15% of UtiliCorp's outstanding common stock, provided the company promptly divests sufficient shares of common stock to reduce its percentage ownership below 15%.

    If a Flip-In Date occurs, each purchase right, other than the purchase rights beneficially owned by the acquiring company or any of its affiliates, will constitute the right to purchase from UtiliCorp that number of shares of UtiliCorp's common stock having a market value equal to twice the exercise price of the right. On the occurrence of a Flip-In Date, the purchase rights beneficially owned by the acquiring company or any of its affiliates will be void.

    In addition, UtiliCorp's board of directors may, at its option, at any time after a Flip-In Date and prior to the time the acquiring company becomes the owner of more than 50% of the outstanding shares of UtiliCorp's common stock, elect to exchange all of the outstanding purchase rights, other than those rights beneficially owned by the acquiring company or its affiliates, for shares of UtiliCorp common stock at an exchange ratio of one share of UtiliCorp common stock per purchase right. Immediately upon the taking of that action by UtiliCorp's board of directors, the right to exercise the rights will terminate and each right will then represent only the right to receive the appropriate number of shares of common stock.

    Whenever UtiliCorp becomes obligated to issue shares of common stock upon the exercise of or in exchange for rights, UtiliCorp may substitute shares of preference stock, at a ratio of one one-thousandth of a share of preference stock for each share of common stock.

    If (1) UtiliCorp is acquired in a merger or other similar business combination entered into while the acquiring company or any of its affiliates is in control of UtiliCorp's board of directors and certain other conditions are met or (2) 50% or more of UtiliCorp's assets or assets representing 50% or more of UtiliCorp's operating income or cash flow are transferred to an acquiring company or any of its affiliates while that person is in control of UtiliCorp's board of directors, UtiliCorp is required to ensure that the purchase rights will "flip-over" and entitle each holder of a purchase right to purchase capital stock of the acquiring company having a market value equal to twice the purchase price of the preference stock otherwise purchasable pursuant to the purchase right.

    At any time prior to the earlier of a Flip-In Date and the tenth anniversary of the Rights Agreement, UtiliCorp's board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right. Under certain circumstances the Rights Agreement may be amended by UtiliCorp's board of directors without approval from UtiliCorp's stockholders.

    The rights have an anti-takeover effect. Specifically, the rights may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares of UtiliCorp's common stock without board approval. The rights will not interfere with any merger or other business combination with a third party approved by UtiliCorp's board of directors, because the board may, at any time prior to a Flip-In Date, redeem the rights as described above or amend the Rights Agreement to render it inapplicable to a specific transaction.

ADDITIONAL ANTI-TAKEOVER DEFENSES

    A number of provisions in UtiliCorp's governing corporate documents may have the effect of discouraging other companies from acquiring large blocks of UtiliCorp's common stock or delaying or preventing a change of control of UtiliCorp. For instance, because UtiliCorp's certificate of incorporation authorizes the issuance of additional capital stock by UtiliCorp's board of directors without stockholder approval, the board could issue additional shares of stock to discourage a change of control of UtiliCorp. Furthermore, the absence of cumulative voting rights could discourage accumulations of large blocks of UtiliCorp's common stock by purchasers seeking representation on UtiliCorp's board of directors.

    Other provisions in UtiliCorp's certificate of incorporation designed to discourage attempts to obtain control of UtiliCorp in a transaction not approved by its board of directors include:

    - an 80% stockholder vote requirement to remove the entire board of directors;

    - a prohibition against the removal of individual directors without cause;

    - a requirement that the board be divided into three classes, with one class elected each year for a three-year term;

    - an 80% stockholder vote requirement to amend provisions of the certificate of incorporation relating to UtiliCorp's board of directors;

    - an 80% stockholder vote requirement to approve certain business transactions, unless certain minimum price conditions are met;

    - an 80% stockholder vote requirement to amend the above-listed provisions;

    - a requirement that stockholder action may be taken only at an annual or special meeting; and

    - a requirement that special meetings may be called by not less than a majority of the stockholders.

    UtiliCorp's bylaws also contain provisions that may have an anti-takeover effect, including:

    - advance notice requirements for stockholder nominations to UtiliCorp's board of directors; and

    - a requirement that nominating stockholders provide information comparable to that which UtiliCorp would be required to provide under federal securities laws.

These bylaw provisions could enable UtiliCorp to delay undesirable stockholder actions to give UtiliCorp more time and information to adequately respond.

    For a more complete description of these provisions in UtiliCorp's governing corporate documents, see "Comparative Rights of Empire Stockholders and UtiliCorp Stockholders" beginning on this page.

    As previously described, UtiliCorp's stockholder rights plan also has an anti-takeover effect. Severance agreements between UtiliCorp and certain of its management employees may have anti-takeover effects as well, because they provide for the payment of certain benefits if the employees are terminated without good cause or resign for good reason, as defined in the agreements, within three years after a change of control of UtiliCorp.

    As a Delaware corporation, UtiliCorp is subject to Delaware's "business combination statute," which restricts certain business combination transactions. For a summary of this statute, see "Comparative Rights of Empire Stockholders and UtiliCorp Stockholders--Anti-Takeover Statutes" on page 62.

TRANSFER AGENT AND REGISTRAR

    The co-transfer agents for UtiliCorp's common stock are: First Chicago Trust Company of New York, New York; UMB Bank, N.A., Kansas City, Missouri; and The R-M Trust Company, Toronto, Ontario, Canada. The registrar for the common stock is First Chicago Trust Company of New York, New York.

      COMPARATIVE RIGHTS OF EMPIRE STOCKHOLDERS AND UTILICORP STOCKHOLDERS

GENERAL

    Empire is incorporated in Kansas, and UtiliCorp is incorporated in Delaware. As a result of the merger, Empire's stockholders, whose rights are currently governed by Kansas law and Empire's articles of incorporation and bylaws, will become UtiliCorp stockholders. Following the merger, their rights will be governed by Delaware law and UtiliCorp's certificate of incorporation and bylaws. The material differences between the rights of Empire's stockholders and UtiliCorp's stockholders result from differences in the companies' governing corporate documents and applicable state law. These differences are summarized below.

    The following summary is not intended to be complete and is qualified by reference to applicable Kansas and Delaware corporate law, Empire's articles of incorporation and bylaws and UtiliCorp's certificate of incorporation and bylaws. See "Where You Can Find More Information" at page 65.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    Both Kansas and Delaware law require a corporation's governing corporate documents to set forth the total number of shares of stock which the corporation has the authority to issue.

    The authorized capital stock of Empire consists of 100,000,000 shares of common stock, of which approximately 17,234,780 shares are currently outstanding, 5,000,000 shares of cumulative preferred stock, of which no shares will be outstanding as of August 2, 1999, and 2,500,000 shares of preference stock, of which

500,000 shares are available for issuance under a rights agreement between Empire and ChaseMellon Shareholder Services.

    The authorized capital stock of UtiliCorp consists of 200,000,000 shares of common stock, of which approximately 93,053,486 shares are currently outstanding, 20,000,000 shares of Class A common stock, of which no shares are currently outstanding, and 10,000,000 shares of preference stock, of which 60,000 shares are available for issuance under a rights agreement between UtiliCorp and First Chicago Trust Company of New York.

NUMBER OF DIRECTORS

    Under Empire's articles of incorporation, Empire's board of directors must consist of at least 9 but no more than 11 directors. Currently, Empire has 10 directors, but the exact number of directors, within the permitted range may be determined by a two-thirds vote of Empire's board. Under UtiliCorp's certificate of incorporation, UtiliCorp's board of directors must consist of at least three directors. Currently, UtiliCorp has nine directors, but the number of directors may be changed by the majority vote of UtiliCorp's board.

CLASSIFIED BOARD OF DIRECTORS

    The board of directors of each of Empire and UtiliCorp is divided into three classes, and each class has approximately an equal number of directors. At each annual meeting of Empire's stockholders and UtiliCorp's stockholders, one class of directors is elected to a three-year term. This manner of classifying a board of directors may have an anti-takeover effect, because it delays the ability of an acquiring company to elect a majority of the target company's directors.

REMOVAL OF DIRECTORS

    Under Kansas law, both the entire Empire board and individual Empire directors can only be removed for cause by the affirmative vote of a majority of the outstanding shares. UtiliCorp's certificate of incorporation provides that the entire UtiliCorp board of directors may be removed only by an affirmative vote of at least 80% of all outstanding shares at a stockholder meeting called for that purpose. Individual directors may be removed by the affirmative vote of a majority of all outstanding shares, but only at a meeting called for that purpose, and only for cause.

VOTING FOR MERGERS AND OTHER ACTIVITIES

    The provisions of Kansas and Delaware law regarding mergers and certain other corporate activities are substantially similar. Both a Kansas and a Delaware corporation must obtain the affirmative vote of the holders of a majority of its outstanding shares to approve a merger, a sale of substantially all of its assets or a voluntary dissolution.

    Neither Kansas nor Delaware law requires the surviving corporation in a merger to obtain its stockholders' approval, however, if:

    - the merger agreement does not amend the existing certificate or articles of incorporation;

    - each outstanding share of the surviving corporation is unchanged; and

    - the number of shares to be issued in the merger does not exceed 20% of the number of shares outstanding immediately prior to the merger.

Because of this exception, UtiliCorp is not required to obtain its stockholders' approval of the merger agreement and the merger with Empire.

SPECIAL MEETINGS

    Special meetings of Empire's stockholders may only be called by Empire's board of directors, its president, or a vice president. Special meetings of UtiliCorp's stockholders may only be called by UtiliCorp's chairman or president, by a majority of UtiliCorp's directors, or by a majority of UtiliCorp's stockholders.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Empire's stockholders may take any action by written consent of the holders of all outstanding shares entitled to vote thereon without a meeting. Under UtiliCorp's certificate of incorporation, however, UtiliCorp's stockholders may not take any action by written consent without a meeting.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    The provisions of Kansas and Delaware law relating to a corporation's ability to indemnify its officers and directors are substantially similar. Generally, the directors and officers of both Empire and UtiliCorp are indemnified for their actions to the fullest extent permitted by applicable law. Empire's articles of incorporation expressly eliminate, to the fullest extent permitted by Kansas law, the personal liability of any Empire director to Empire or its stockholders for money damages for any breach by the director of his fiduciary duties to Empire. Empire's articles, however, do not limit a director's personal liability for, among other things, a breach of his or her duty of loyalty or any act of willful misconduct. UtiliCorp's certificate of incorporation contains a similar provision which indemnifies its officers and directors to the fullest extent of Delaware law, but it does not, however, expressly place any limitations on a director's personal liability.

AMENDMENT OF CHARTERS

    The provisions in both Empire's and UtiliCorp's charter regarding the number, election and removal of directors, director powers, and certain business combination transactions may not be repealed or amended without the affirmative vote of at least 80% of all outstanding shares. In addition, Empire's articles of incorporation require approval of two-thirds of the votes held by Empire's cumulative preferred stockholders to amend the articles in a manner that would adversely affect Empire's cumulative preferred stockholders. As of August 2, 1999, however, no shares of Empire's cumulative preferred stock will be outstanding. Otherwise, amendments to Empire's articles of incorporation are governed by Kansas law and amendments to UtiliCorp's certificate of incorporation are governed by Delaware law.

    Kansas law and Delaware law are substantially similar with respect to amending a corporation's charter, and generally both provide that to amend a corporation's charter, the corporation's board of directors must adopt a resolution setting forth the proposed amendment and declaring its advisability. The amendment then requires the affirmative vote of a majority of all outstanding shares and in certain circumstances, the affirmative vote of a majority of all outstanding shares of particular classes or series of stock.

AMENDMENT OF BYLAWS

    Empire's articles of incorporation require amendments to its bylaws to be approved by 80% of the outstanding voting shares or two-thirds of the continuing directors. Furthermore, amendments to the provisions in Empire's articles regarding amending its bylaws must be approved by 80% of Empire's outstanding voting shares or two-thirds of the continuing directors.

    Generally, amendments to UtiliCorp's bylaws may be made by either UtiliCorp's stockholders or its board of directors. However, the provisions in the bylaws regarding UtiliCorp's board of directors may not be repealed or amended without the affirmative vote of at least 80% of all outstanding shares, unless first approved by the affirmative vote of at least two-thirds of the directors. Also, any amendments made by UtiliCorp's board of directors are subject to the right of UtiliCorp's stockholders to change or repeal them.

NOTICE OF STOCKHOLDER PROPOSALS

    Empire's articles of incorporation provide that any stockholder who is entitled to vote at an annual meeting and who intends to bring a matter before an annual stockholders' meeting must deliver written notice of his or her intent to do so to Empire's corporate secretary. The corporate secretary must receive the notice:

    - at least 35 days and no more than 50 days before the meeting; or

    - no later than 10 days following the date on which notice of the meeting was sent to stockholders, if less than 45 days prior notice of the meeting is given.

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
The notice must provide:

    - a brief description of the business the stockholder proposes to bring before the meeting and the reasons for bringing it before the meeting;

    - the stockholder's name and address, as they appear in Empire's records;

    - a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting; and

    - any material interest of the stockholder in the proposed item of business.

In addition, the stockholder must comply with all applicable provisions of the Securities Exchange Act of 1934.

    UtiliCorp's bylaws provide that any stockholder who is entitled to vote at a stockholders' meeting and who intends to bring a matter other than the election of directors before the meeting must deliver notice of his or her intent to do so to UtiliCorp's corporate secretary. For an annual meeting, the corporate secretary must receive the notice no later than:

    - 60 days in advance of the meeting, if it will be held on a day within 30 days preceding the anniversary of the previous year's annual meeting;

    - 90 days in advance of the meeting, if it will be held on or after the anniversary of the previous year's annual meeting; or

    - the tenth day following the date of public disclosure of the meeting date, if the meeting will be held at any other time.

For a special meeting, the corporate secretary must receive the notice no later than the tenth day following the date of public disclosure of the meeting date.

NOMINATION OF DIRECTORS

    Empire's articles of incorporation provide that an Empire stockholder entitled to vote for the election of directors at a meeting called for that purpose may nominate one or more persons for the election, but only if the stockholder delivers notice of his or her intent to make the nomination to Empire's corporate secretary. The timing requirements for receiving the notice are the same as for receiving notice of stockholder proposals, described above. The notice must set forth:

    - all information concerning each nominee that would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director;

    - the consent of each nominee to being named as a nominee and to serve as an Empire director if elected;

    - the name and address of the stockholder;

    - a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate each nominee; and

    - a description of all arrangements or understandings between the stockholder and each nominee or other person in making each nomination.

In addition, the stockholder must comply with all applicable provisions of the Exchange Act.

    Similarly, UtiliCorp's bylaws provide that a UtiliCorp stockholder entitled to vote for the election of directors at a meeting called for that purpose may nominate one or more persons for the election, but only if the stockholder delivers notice of his or her intent to make the nomination to UtiliCorp's corporate secretary. The timing requirements for receiving the notice are the same as for receiving notice of stockholder proposals, described above. The notice must include:

    - the name, age, business address and residence address of each nominee;

    - the occupation of each nominee;

    - the number of shares of UtiliCorp stock owned by each nominee;

    - such other information concerning each nominee as would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director; and

    - a signed consent of each nominee to serve as a UtiliCorp director if elected.

STOCKHOLDER INSPECTION

    Under both Kansas and Delaware law, any stockholder may inspect a corporation's stock ledger, stockholder list and other books and records for any proper purpose. A "proper purpose" is defined as a purpose reasonably related to the person's interest as a stockholder. Both Kansas and Delaware law specifically provide that a stockholder may appoint an agent for the purpose of examining the corporation's books and records.

    Empire's bylaws allow any stockholder or his or her authorized representative to inspect Empire's books and records during usual business hours. Empire's bylaws further require any agent of a stockholder to provide written proof of the agent's authority to act on behalf of the stockholder before he or she will be given access to Empire's books and records. UtiliCorp's bylaws provide that UtiliCorp's board of directors may determine whether and, if so, when and under what conditions UtiliCorp's books and records will be available for inspection by stockholders. The bylaws further provide that the rights of stockholders in this regard will be limited accordingly, except as otherwise required by law.

DISSENTERS' RIGHTS

    Both Kansas and Delaware law provide dissenters' rights to all stockholders entitled to vote in merger transactions, except as explained below. Generally, Kansas and Delaware law do not provide dissenters' rights in a merger if the dissenting shares of the corporation are traded nationally or held of record by more than 2,000 stockholders, or if the corporation is the surviving corporation and no vote of its stockholders is required, subject to certain exceptions. One of those exceptions occurs when stockholders are required, despite their election to the contrary, to accept cash for their common stock rather than securities of the surviving corporation. When this happens stockholders are entitled to dissenters' rights.

    Dissenters' rights, also known as appraisal rights, are rights afforded to stockholders who dissent from specific transactions. The dissenting stockholders, if they comply with the procedural requirements of applicable law, are entitled to elect not to participate in the subject transaction and to receive instead the fair value of their shares in cash. For a description of dissenters' rights applicable to the merger, see "The Merger--Dissenters' Rights" on page 33.

STOCKHOLDER RIGHTS PLANS

    UtiliCorp and Empire both are party to stockholder rights plans. UtiliCorp's rights plan is described in detail under "Description of UtiliCorp Capital Stock--Stockholder Rights Plan" beginning on page 55. The following description of Empire's rights plan, which has been amended to provide that none of the transactions contemplated by the merger agreement will be a triggering event under the plan, is not intended to be complete and is qualified by reference to the Rights Agreement between Empire and ChaseMellon Shareholder Services dated as of July 26, 1990, as amended, which has been filed with the SEC as an exhibit to Empire's Current Report on Form 8-K dated July 26, 1990 and to Empire's Form 8-A/A Registration Statement dated June 17, 1999.

    Under the Empire rights plan, holders of Empire common stock are granted one-half of one preference stock purchase right for each share of Empire common stock held. Each purchase right enables the holder to acquire one one-hundredth of a share of Series A Participating Preference Stock, or, under certain circumstances, other securities, at an exercise price of $75 per one one-hundredth share, subject to adjustment. The purchase rights, other than those held by an acquiring person or group, are exercisable only if an acquiring person or group acquires 10% or more of Empire's common stock (as compared to a 15% threshold for a similar event under UtiliCorp's rights plan) or announces an intention to make a tender offer or exchange offer which would result in the acquiring person or group owning 10% or more of common stock (as compared to a 15% threshold for a similar event under UtiliCorp's rights plan). The purchase rights may be redeemed by Empire in whole, but not in part, for $0.01 per purchase right, prior to 10 days after the first public announcement of the acquisition of 10% or more of Empire's common stock by an acquiring person or group (as compared to a 15% threshold for a similar event under UtiliCorp's rights plan).

    In addition, upon the occurrence of a merger or other business combination, or an event of the type described in the preceding paragraph, holders of the purchase rights, other than an acquiring person or group, will be entitled, upon exercise of a purchase right, to receive either Empire common stock or common stock of the acquiring person or group having a value equal to two times the exercise price of the purchase right. Any time after an acquiring person or group acquires 10% (as compared to a 15% threshold for a similar event under UtiliCorp's rights plan, or more) but less than 50%, of Empire's outstanding common stock, Empire's board of directors may, at its option, exchange part or all of the purchase rights, other than purchase rights held by the acquiring person or group, for Empire common stock on a one-for-two basis.

    Each of the UtiliCorp rights plan and the Empire rights plan has an anti-takeover effect because a distribution under either plan may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares without board approval.

ANTI-TAKEOVER STATUTES

    Both Kansas and Delaware law contain statutory provisions that may have anti-takeover effects.

    BUSINESS COMBINATION STATUTES. Both Kansas and Delaware have a statute known as a "business combination statute." This statute restricts certain "business combinations" between a domestic corporation and an "interested stockholder." For this purpose, a "business combination" means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested stockholder. An "interested stockholder" means any person, or their affiliate or associate, who owns or controls 15% or more of the outstanding shares of the corporation's voting stock.

    Under both statutes, a domestic corporation may not engage in a business combination with an interested stockholder for a period of three years following the time the interested stockholder became an interested stockholder, unless:

    - prior to that time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares held by specified employee stock ownership plans; or

    - at or after that time the business combination is approved by the board of directors and authorized at a stockholders' meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

    A domestic corporation may opt out of coverage of the business combination statute by including a provision to that effect in its governing corporate documents. Neither Empire nor UtiliCorp has opted out of coverage of these statutes.

    CONTROL SHARE ACQUISITION STATUTES. Kansas also has a statute known as a "control share acquisition statute." This statute provides that any person must obtain stockholder approval before acquiring any shares of stock of a publicly traded Kansas corporation, such as Empire, if after the acquisition he or she would have the power to exercise certain levels of voting power set forth in the statute. If the acquiring person fails to obtain stockholder approval, the acquiring person's shares lose their voting rights. The voting rights may be retained or restored only if certain disclosure requirements are met and upon the approval by both a majority of the outstanding voting stock and a majority of the outstanding voting stock after exclusion of "interested shares." For this purpose, "interested shares" means all shares owned by the acquiring person, by directors of the corporation who are also its employees, and by officers of the corporation.

    A Kansas corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. Empire has done so through a provision in its bylaws.

    Delaware does not have a control share acquisition statute, and therefore UtiliCorp is not subject to one.

BUSINESS COMBINATIONS

    The charter documents of both Empire and UtiliCorp contain a provision requiring a super-majority stockholder vote for certain business transactions. However, the provisions are different in certain respects, as described below.

    Empire's articles of incorporation require the affirmative vote of at least 80% of all outstanding shares of Empire's voting stock to approve any Business Combination, as defined below, with a Substantial Stockholder, as defined below. For this purpose, a Substantial Stockholder means any person or company that owns 5% or more of Empire's outstanding voting stock. A Business Combination means:

    - any merger, consolidation or share exchange involving Empire;

    - any sale or other disposition by Empire to a Substantial Stockholder, or by a Substantial Stockholder to Empire, of assets worth $10 million or more;

    - the issuance or transfer by Empire of securities worth $10 million or more;

    - the adoption of any plan of liquidation or dissolution proposed by a Substantial Stockholder; or

    - any recapitalization or other restructuring of Empire that has the effect of increasing the proportionate ownership of a Substantial Stockholder.

    The 80% voting requirement does not apply if two-thirds of Empire's Continuing Directors, as defined below, approve the Business Combination, or all of the following conditions have been met:

    - the ratio of (1) the per share consideration received by Empire's stockholders in the Business Combination to (2) the fair market value of Empire's stock immediately before the announcement of the Business Combination is at least equal to the ratio of (1) the highest price per share that the Substantial Stockholder paid for any shares of stock within the 2-year period prior to the Business Combination to (2) the fair market value of Empire's stock immediately prior to the initial acquisition by the Substantial Stockholder of any stock during the 2-year period;

    - the per share consideration received by Empire's stockholders in the Business Combination must be at least equal to the highest of the following:

        (1) The highest price per share paid by the Substantial Stockholder within the 2-year period prior to the first public announcement of the Business Combination or in the transaction in which the stockholder became a Substantial Stockholder, whichever is higher, plus interest;

        (2) the fair market value per share of the Empire stock on the date of the first public announcement of the Business Combination or the date the stockholder became a Substantial Stockholder, whichever is higher;

        (3) the book value per share of Empire stock on the last day of the calendar month immediately before (1) the date of the first public announcement of the Business Combination or (2) the date the stockholder became a Substantial Stockholder, whichever is higher; or

        (4) the highest preferential amount to which the stockholder is entitled in the event of a voluntary or involuntary liquidation or dissolution;

    - the consideration received by Empire's stockholders must be in the same form paid by the Substantial Stockholder in acquiring its shares;

    - except as required by law, after the stockholder became a Substantial Stockholder there is no reduction in the rate of dividends, except as approved by two-thirds of the Continuing Directors; Empire does not take any action which allows any holder of cumulative preferred shares or any preference shares to elect directors without the approval of the Continuing Directors; the Substantial Stockholder does not acquire any newly issued voting shares from Empire; and the Substantial Stockholder does not acquire any additional Empire voting shares or securities convertible into Empire voting shares after becoming a Substantial Stockholder;

    - prior to the consummation of the Business Combination, the Substantial Stockholder does not receive any financial assistance from Empire and does not make any change in Empire's business or equity capital structure without approval of the Continuing Directors; and

    - a disclosure statement that satisfies the SEC's proxy rules is sent to the voting stockholders describing the business combination.

    For this purpose, Continuing Directors means directors who were directors before a Substantial Stockholder became a Substantial Stockholder or any person designated as a Continuing Director by two-thirds of the then Continuing Directors.

    UtiliCorp's certificate of incorporation requires the affirmative vote of at least 80% of all outstanding shares of UtiliCorp's common stock to approve any Business Transaction, as defined below, between UtiliCorp and a Related Person, as defined below. For this purpose, a Related Person means any person or company that owns 20% or more of UtiliCorp's outstanding common stock. A Business Transaction means:

    - any merger involving UtiliCorp;

    - any sale or other disposition of 20% or more of UtiliCorp's assets;

    - any sale or other disposition of 20% or more of the assets of a Related Person to UtiliCorp;

    - the issuance or sale of any of UtiliCorp's securities; or

    - any liquidation, spin-off or dissolution transaction involving UtiliCorp.

    The 80% voting requirement does not apply if either:

    - a majority of UtiliCorp's directors who were directors before the Related Person became a Related Person, or the successors of such directors who are recommended or elected by a majority of such directors, approves the Business Transaction; or

    - the Business Transaction is a merger, or a sale of substantially all of UtiliCorp's assets, and the cash or fair market value of the property to be received per share by UtiliCorp's stockholders is at least equal to the greater of:

        (1) the highest price paid by the Related Person for a share of UtiliCorp's common stock during specified times; and

        (2) 110% of the book value per share of UtiliCorp's common stock immediately before the first public announcement of the proposed Business Transaction or on the date on which the Related Person became a Related Person, whichever is higher.

                          EMPIRE STOCKHOLDER PROPOSALS

    Empire's 2000 Annual Meeting is tentatively scheduled to be held on April 27, 2000 (if the merger is not consummated prior to such time). Specific proposals of Empire stockholders intended to be presented at that meeting:

    - must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and Empire's articles of incorporation, and

    - if intended to be included in the proxy materials for Empire's 2000 Annual Meeting, must be received at the principal office of Empire not later than November 16, 1999.

    If the date of the 2000 Annual Meeting is changed by more than 30 days, stockholders will be advised of such change and of the new date for submission of proposals.

                                 LEGAL MATTERS

    Blackwell Sanders Peper Martin LLP, legal counsel to UtiliCorp, will pass upon the validity of the UtiliCorp common stock to be issued in connection with the merger.

    At the closing of the merger, Cahill Gordon & Reindel (a partnership including a professional corporation), legal counsel to Empire, and Blackwell Sanders each is required to provide its client with a tax opinion to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Blackwell Sanders has given an opinion that the statements made under the caption "The Merger--Federal Income Tax Consequences," to the extent they constitute a discussion of matters of federal income tax law or legal conclusions with respect to those matters, are true and correct in all material respects.

                                    EXPERTS

    The consolidated financial statements and schedules included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this document, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving its reports.

    The consolidated financial statements and schedules of The Empire District Electric Company incorporated in this document by reference to The Empire District Electric Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    UtiliCorp and Empire file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

    Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at HTTP://WWW.SEC.GOV. Reports, proxy statements and other information are also available for inspection at the offices of the NYSE.

    Information concerning St. Joseph is available from the sources listed above with respect to UtiliCorp and Empire. While we have included in this proxy statement/ prospectus information about St. Joseph insofar as it is known or reasonably available to us, St. Joseph is not affiliated with UtiliCorp or Empire. Although we have no knowledge that would indicate that statements relating to St. Joseph contained in this proxy statement/ prospectus in reliance upon publicly available information are inaccurate or incomplete, neither UtiliCorp nor Empire were involved in the preparation of such information and statements and, for the foregoing reasons, are not in a position to verify any such information or statements.

    In addition, UtiliCorp filed a registration statement on Form S-4 with the SEC to register the UtiliCorp common stock to be issued to Empire's stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of UtiliCorp in addition to being a proxy statement of Empire for its special meeting. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    Any information incorporated by reference is deemed to be part of this document, except for any information superseded by information in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about UtiliCorp and Empire and their financial status.

                             UTILICORP SEC FILINGS

Annual Report on Form 10-K...................  For the fiscal year ended December 31, 1998

Quarterly Report on Form 10-Q................  For the three months ended March 31, 1999

Current Report on Form 8-K...................  Filed on May 14, 1999

Current Report on Form 8-K...................  Filed on March 5, 1999

Description of UtiliCorp's common stock in
  Form 8-B Registration Statement............  Filed on May 5, 1987

Description of UtiliCorp's preference stock
  purchase rights in Form 8-A Registration
  Statement..................................  Filed on March 4, 1997

                               EMPIRE SEC FILINGS

Annual Report on Form 10-K...................  For the fiscal year ended December 31, 1998

Quarterly Report on Form 10-Q................  For the three months ended March 31, 1999

    We are also incorporating by reference additional documents that we file with the SEC between the date of this document and the date of the special meeting.

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, but without exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephoning the appropriate party at the following addresses and telephone numbers:

UtiliCorp United Inc.
Investor Relations
20 West Ninth Street
Kansas City, Missouri 64105
Tel: (816) 421-6600
Website: HTTP://WWW.UTILICORP.COM

The Empire District Electric Company
Shareholder Relations
602 Joplin Street
Joplin, Missouri 64801
Tel: (417) 625-5100
Website: HTTP://WWW.EMPIREDISTRICT.COM

    You should rely only on the information contained or incorporated by reference in this document to vote on the matter or matters presented at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated July 29, 1999, and you should not assume that the information contained in the document is accurate as of any other date. Neither the mailing of this document to Empire stockholders nor the issuance of UtiliCorp common stock in connection with the merger shall create any implication to the contrary.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                                      AND
                             UTILICORP UNITED INC.
                            DATED AS OF MAY 10, 1999

                               TABLE OF CONTENTS

ARTICLE I THE MERGER..................................................................        A-1

  SECTION 1.01.   THE MERGER..........................................................        A-1
  SECTION 1.02.   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
                  CORPORATION.........................................................        A-2
  SECTION 1.03.   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.................        A-2
  SECTION 1.04.   ADVISORY BOARD......................................................        A-2

ARTICLE II CONVERSION OF CAPITAL STOCK................................................        A-2

  SECTION 2.01    UCU SHARES..........................................................        A-2
  SECTION 2.02    CONVERSION OF COMPANY COMMON STOCK..................................        A-2
  SECTION 2.03    CANCELLATION OF COMPANY TREASURY SHARES; REDEMPTION OF COMPANY
                  PREFERRED STOCK.....................................................        A-5
  SECTION 2.04.   EXCHANGE OF CERTIFICATES............................................        A-6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................        A-8

  SECTION 3.01.   ORGANIZATION AND POWER; REGULATION AS A PUBLIC UTILITY..............        A-8
  SECTION 3.02.   CORPORATE AUTHORIZATION.............................................        A-8
  SECTION 3.03.   GOVERNMENTAL AUTHORIZATION..........................................        A-9
  SECTION 3.04.   NON-CONTRAVENTION...................................................        A-9
  SECTION 3.05.   CAPITALIZATION......................................................        A-9
  SECTION 3.06.   REPORTS AND FINANCIAL STATEMENTS....................................       A-10
  SECTION 3.07.   NO UNDISCLOSED LIABILITIES..........................................       A-11
  SECTION 3.08.   LITIGATION..........................................................       A-11
  SECTION 3.09.   ABSENCE OF CERTAIN CHANGES OR EVENTS................................       A-11
  SECTION 3.10.   COMPLIANCE WITH LAWS; NO DEFAULT....................................       A-11
  SECTION 3.11.   TAXES...............................................................       A-12
  SECTION 3.12.   INTELLECTUAL PROPERTY...............................................       A-13
  SECTION 3.13.   ENVIRONMENTAL MATTERS...............................................       A-13
  SECTION 3.14.   EMPLOYEE BENEFITS AND LABOR MATTERS.................................       A-15
  SECTION 3.15.   TRANSACTIONS WITH AFFILIATES........................................       A-17
  SECTION 3.16.   INFORMATION SUPPLIED................................................       A-17
  SECTION 3.17.   OPINION OF FINANCIAL ADVISOR........................................       A-18
  SECTION 3.18.   FINDERS' FEES.......................................................       A-18
  SECTION 3.19.   TAKEOVER STATUTES...................................................       A-18
  SECTION 3.20.   RIGHTS AGREEMENT....................................................       A-18
  SECTION 3.21.   YEAR 2000...........................................................       A-18
  SECTION 3.22    INSURANCE...........................................................       A-19
  SECTION 3.23    NO DISSENTERS' RIGHTS...............................................       A-19
  SECTION 3.24    OWNERSHIP OF UCU COMMON STOCK.......................................       A-19
  SECTION 3.25    DEFINITION OF "KNOWLEDGE"...........................................       A-19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF UCU......................................       A-19

  SECTION 4.01.   ORGANIZATION AND POWER; REGULATION AS A PUBLIC UTILITY..............       A-19
  SECTION 4.02.   CORPORATE AUTHORIZATION.............................................       A-19
  SECTION 4.03.   GOVERNMENTAL AUTHORIZATION..........................................       A-20
  SECTION 4.04.   NON-CONTRAVENTION...................................................       A-20
  SECTION 4.05.   CAPITALIZATION......................................................       A-20
  SECTION 4.06.   REPORTS AND FINANCIAL STATEMENTS....................................       A-21
  SECTION 4.07.   NO UNDISCLOSED LIABILITIES..........................................       A-22
  SECTION 4.08.   LITIGATION..........................................................       A-22

  SECTION 4.09.   ABSENCE OF CERTAIN CHANGES OR EVENTS................................       A-22
  SECTION 4.10.   COMPLIANCE WITH LAWS; NO DEFAULT....................................       A-22
  SECTION 4.11.   TAXES...............................................................       A-23
  SECTION 4.12.   ENVIRONMENTAL MATTERS...............................................       A-23
  SECTION 4.13.   EMPLOYEE BENEFITS...................................................       A-24
  SECTION 4.14.   DIVIDENDS...........................................................       A-24
  SECTION 4.15.   TRANSACTIONS WITH AFFILIATES........................................       A-24
  SECTION 4.16.   INFORMATION SUPPLIED................................................       A-24
  SECTION 4.17.   FINDERS' FEES.......................................................       A-25
  SECTION 4.18.   TAKEOVER STATUTES...................................................       A-25
  SECTION 4.19.   YEAR 2000...........................................................       A-25
  SECTION 4.20.   OWNERSHIP OF COMPANY COMMON STOCK...................................       A-25
  SECTION 4.21.   DEFINITION OF "KNOWLEDGE"...........................................       A-25

ARTICLE V CONDUCT OF BUSINESS.........................................................       A-25

  SECTION 5.01.   CONDUCT OF THE COMPANY..............................................       A-25
  SECTION 5.02.   CONDUCT OF UCU......................................................       A-27
  SECTION 5.03.   REORGANIZATION......................................................       A-28
  SECTION 5.04.   RATE MATTERS........................................................       A-28

ARTICLE VI ADDITIONAL AGREEMENTS......................................................       A-29

  SECTION 6.01.   NO SOLICITATION.....................................................       A-29
  SECTION 6.02.   PROXY STATEMENT; REGISTRATION STATEMENT.............................       A-30
  SECTION 6.03.   STOCKHOLDERS' MEETING...............................................       A-31
  SECTION 6.04.   ACCESS TO INFORMATION...............................................       A-31
  SECTION 6.05.   NOTICES OF CERTAIN EVENTS...........................................       A-32
  SECTION 6.06.   APPROPRIATE ACTION; CONSENTS; FILINGS...............................       A-32
  SECTION 6.07.   PUBLIC DISCLOSURE...................................................       A-32
  SECTION 6.08.   REORGANIZATION......................................................       A-32
  SECTION 6.09.   AFFILIATES..........................................................       A-33
  SECTION 6.10.   LISTING OF STOCK....................................................       A-33
  SECTION 6.11.   INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................       A-33
  SECTION 6.12.   COMPANY STOCK OPTIONS AND RESTRICTED STOCK AWARDS; ACKNOWLEDGMENT
                  WITH RESPECT TO COMPANY STOCK PLANS.................................       A-34
  SECTION 6.13.   BENEFITS CONTINUATION; SEVERANCE....................................       A-35
  SECTION 6.14.   OPERATION OF COMPANY'S BUSINESS AFTER CLOSING.......................       A-37
  SECTION 6.15.   TAKEOVER STATUTES...................................................       A-37
  SECTION 6.16.   DISCLOSURE SCHEDULES................................................       A-37
  SECTION 6.17.   CHARITABLE AND ECONOMIC DEVELOPMENT SUPPORT.........................       A-37
  SECTION 6.18    TRANSITION TASK FORCE...............................................       A-37
  SECTION 6.19    TERMINATION OF DRIP.................................................       A-38
  SECTION 6.20.   DIVIDEND RECORD DATE................................................       A-38
  SECTION 6.21.   REAL ESTATE TRANSFER TAXES..........................................       A-38
  SECTION 6.22.   ASSUMPTION OF DEBT OBLIGATIONS......................................       A-38
  SECTION 6.23.   AMENDMENT OF FIRST MORTGAGE BOND INDENTURE..........................       A-38

ARTICLE VII CONDITIONS TO MERGER......................................................       A-38

  SECTION 7.01.   CONDITIONS TO EACH PARTY'S OBLIGATIONS..............................       A-38
  SECTION 7.02.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF UCU.........................       A-39
  SECTION 7.03.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.................       A-40

ARTICLE VIII TERMINATION..............................................................       A-40

  SECTION 8.01.   TERMINATION.........................................................       A-40
  SECTION 8.02.   EFFECT OF TERMINATION...............................................       A-41
  SECTION 8.03.   FEES AND EXPENSES...................................................       A-41
  SECTION 8.04.   AMENDMENT...........................................................       A-42
  SECTION 8.05.   EXTENSION; WAIVER...................................................       A-42

ARTICLE IX MISCELLANEOUS..............................................................       A-42

  SECTION 9.01.   NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...........       A-42
  SECTION 9.02.   NOTICES.............................................................       A-43
  SECTION 9.03.   INTERPRETATION......................................................       A-43
  SECTION 9.04.   DISCLOSURE SCHEDULES................................................       A-43
  SECTION 9.05.   COUNTERPARTS........................................................       A-43
  SECTION 9.06.   ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.........................       A-44
  SECTION 9.07.   GOVERNING LAW.......................................................       A-44
  SECTION 9.08.   ASSIGNMENT..........................................................       A-44

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of May 10, 1999 between UTILICORP UNITED INC., a Delaware corporation ("UCU"), and THE EMPIRE DISTRICT ELECTRIC COMPANY, a Kansas corporation (the "COMPANY").

                                   RECITALS:

    WHEREAS, the Boards of Directors of UCU and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that UCU and the Company enter into a strategic business combination in order to advance the long-term business interests of UCU and the Company, and have therefore approved this Agreement, the Merger (as defined in Section 1.01) and the other transactions contemplated by this Agreement; and

    WHEREAS, the combination of UCU and the Company shall be effected by the terms of this Agreement through a transaction in which the Company will merge with and into UCU, with UCU as the surviving corporation, and the common stockholders of the Company (other than those receiving solely Cash Consideration (as defined in Section 2.02) and Dissenting Stockholders (as defined in Section 2.02(j)) will become stockholders of UCU; and

    WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, UCU and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.01(c)), the Company shall be merged (the "MERGER") with and into UCU in accordance with the General Corporation Code of Kansas (the "KGCC") and the General Corporation Law of the State of Delaware (the "DGCL"), whereupon the separate existence of the Company shall cease, and UCU shall continue as the surviving corporation (the "SURVIVING CORPORATION").

    (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article VII, at the offices of Blackwell Sanders Peper Martin LLP, 2300 Main, Kansas City, Missouri 64108, unless another time, date or place is agreed to in writing by the parties hereto.

    (c) Upon the Closing, the Company and UCU will file (i) a certificate of merger with the Secretary of State of the State of Kansas and make all other filings or recordings required by the KGCC in connection with the Merger and
(ii) a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by UCU and the Company and specified in the certificate of merger (the "EFFECTIVE TIME").

    (d) The Merger shall have the effects set forth in this Agreement and in
Section 17-6709 of the KGCC and Section 259 of the DGCL.

    SECTION 1.02. CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The certificate of incorporation and bylaws of UCU, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation.

    SECTION 1.03. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of UCU immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of UCU immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

    SECTION 1.04. ADVISORY BOARD. The Surviving Corporation (and any successor or assign of Surviving Corporation) shall maintain an advisory board (the "ADVISORY BOARD"), for a period of at least three years following the Closing Date. The Advisory Board shall be comprised of five persons nominated in writing by the Company and approved by UCU (which approval shall not be unreasonably withheld) on or prior to the Closing Date ("COMPANY DESIGNEES"). Company Designees shall not be subject to removal without cause by the Surviving Corporation absent their consent, and any vacancy on the Advisory Board which arises after the Effective Time shall be filled by a person selected by majority vote of the remaining Company Designees and approved by UCU (which approval shall not be unreasonably withheld) (and such replacement person shall be deemed a "COMPANY DESIGNEE" for all purposes hereunder). The Advisory Board shall meet no less frequently than quarterly, and the Surviving Corporation shall consult with the Advisory Board with respect to the business operations of the Surviving Corporation in the Company's current service area (including consultations with the Advisory Board in which the Advisory Board may review and make recommendations consistent with Section 6.17 with respect to the civic, charitable and business and customer development activities of the Surviving Corporation in such area). Company Designees shall receive an annual fee of $15,000 for serving on the Advisory Board, and shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Advisory Board. The Surviving Corporation shall provide to Company Designees indemnification rights to the same extent as provided to Surviving Corporation's directors pursuant to the Surviving Corporation's Certificate of Incorporation and bylaws.

                                   ARTICLE II
                          CONVERSION OF CAPITAL STOCK

    2.01 UCU SHARES. Each share of common stock of UCU issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by reason of the Merger as one share of common stock of the Surviving Corporation.

    2.02  CONVERSION OF COMPANY COMMON STOCK.

    (a) OUTSTANDING SHARES OF COMPANY COMMON STOCK. Subject to the other provisions of this Section 2.02, each share of common stock, par value $1.00 per share of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, together with any associated Right (as defined in Section 3.20) (other than shares to be canceled pursuant to Section 2.03(a) and other than Dissenting Shares (as such term is defined in Section 2.02(j)), shall be converted into the right to receive (i) a number of shares of UCU Common Stock equal to the Exchange Ratio (as such term is defined below), subject to the payment of cash in lieu of any fractional share (the "STOCK CONSIDERATION"); or (ii) cash per share of Company Common Stock equal to the Average Trading Price (as such term is defined below) multiplied by the Exchange Ratio (the "CASH CONSIDERATION"). The Stock Consideration together with the Cash Consideration is collectively referred to as the "Merger Consideration."

    The "EXCHANGE RATIO" shall be determined as follows:

    (i) if the Average Trading Price of a share of UCU Common Stock is less than $22.00, the Exchange Ratio shall equal 1.341; (ii) if the Average Trading Price of a share of UCU Common Stock is greater than or equal to $22.00, but less than or equal to $26.00, the Exchange Ratio shall equal a fraction (rounded to the nearest hundred-thousandth) determined by dividing $29.50 by the Average Trading Price of a share of UCU Common Stock; and (iii) if the Average Trading Price of a share of UCU Common Stock is greater than $26.00, the Exchange Ratio shall equal 1.135. The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the UCU Common Stock or the Company Common Stock.

    "AVERAGE TRADING PRICE" shall be equal to the average of the daily closing prices per share of UCU Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal for the twenty trading days ending on the date immediately prior to the second full NYSE trading day immediately preceding the Closing Date.

    (b) ELECTION. Subject to the maximum amounts set forth in Sections 2.02(c) and 2.02(d), each record holder of Company Common Stock immediately prior to the Election Deadline (as defined in Section 2.02(g)) shall be entitled to (i) elect to receive the Cash Consideration (a "CASH ELECTION"), (ii) elect to receive the Stock Consideration (a "STOCK ELECTION"), or (iii) indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration (all Company Common Stock held by such record holder, "NO ELECTION SHARES"), for such holder's Company Common Stock. Elections shall be made on a form designed for that purpose (a "FORM OF ELECTION"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "REPRESENTATIVE") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all shares of Company Common Stock held by such Representative for a particular beneficial owner. To the extent not covered by a properly given Form of Election, all Company Common Stock issued and outstanding immediately prior to the Effective Time, shall be designated as No Election Shares and shall, except as provided in Section 2.02(d) and 2.02(h), be converted solely into UCU Common Stock.

    (c)  MAXIMUM CASH ELECTION SHARES.  Notwithstanding the provisions of
Section 2.02(b) and subject to Section 2.02(d) and Section 2.02(h), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash (including the right to receive cash in lieu of fractional shares as provided in this Section 2.02) in the Merger (the "CASH ELECTION NUMBER") shall not exceed 50% of the shares of Company Common Stock outstanding at 5:00 Eastern Time on the second day prior to the Effective Time or such other number as shall be determined in accordance with Section 2.02(h). If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, those holders that will be entitled to receive Cash Consideration shall be selected by the Exchange Agent (as defined in Section 2.04(a)) through a lottery among holders who made a Cash Election up to the Cash Election Number and all other Cash Election Shares shall be converted into the right to receive Stock Consideration.

    (d) MAXIMUM STOCK CONSIDERATION. The number of shares of UCU Common Stock to be issued to holders of Company Common Stock shall not, when added to the number of shares of UCU Common Stock initially issuable pursuant to Sections
6.12 and 6.13, exceed 19.9% of the total number of shares of UCU Common Stock issued and outstanding immediately preceding the Effective Time (the "MAXIMUM STOCK AMOUNT"). If the aggregate number of shares of UCU Common Stock payable as Stock Consideration (the "AGGREGATE STOCK AMOUNT") exceeds the Maximum Stock Amount, UCU shall have the option to limit the aggregate Stock Consideration to the Maximum Stock Amount (a

"PRORATION EVENT") and to make a corresponding increase in the aggregate Cash Consideration by instructing the Exchange Agent to:

    (A) convert a sufficient number of No Election Shares into the right to receive the Cash Consideration, which No Election Shares shall be selected PRO RATA from among all of the holders thereof, based upon the aggregate number of No Election Shares held by each such holder, such that the Aggregate Stock Amount to be issued equals as close as practicable the Maximum Stock Amount; and

    (B) to the extent that such conversion of the No Election Shares does not reduce the Aggregate Stock Amount to the Maximum Stock Amount, convert a sufficient number of Stock Election Shares into the right to receive the Cash Consideration, which Stock Election Shares shall be selected pro rata from among all of the holders thereof, based upon the aggregate number of Stock Election Shares held by each such holder, such that the amount of UCU Common Stock to be issued equals as close as practicable the Maximum Stock Amount.

    (e) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent prior to the Election Deadline. UCU shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of UCU (or the Exchange Agent) in such matters shall be conclusive and binding, absent manifest error. Neither UCU nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.02, and all such computations shall be conclusive and binding on the holders of Company Common Stock.

    (f) DEEMED NON-ELECTION. For purposes hereof, a holder of Company Common Stock who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline shall be deemed not to have made an election in accordance with this Section and the shares of Company Common Stock held by such holder shall be classified as No Election Shares. If UCU or the Exchange Agent shall determine that any purported Election was not properly made, such purported Election shall be deemed to be of no force and effect and the shares of Company Common Stock covered by such purported Election shall be classified as No Election Shares.

    (g) ELECTION DEADLINE. UCU and the Company shall each use its reasonable efforts to cause copies of the Form of Election to be mailed to the record holders of Company Common Stock not less than 30 days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Common Stock subsequent to the date of such mailing but prior to the Election Deadline. A Form of Election must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on the last NYSE trading day prior to the third business day before the anticipated Effective Time (the "ELECTION DEADLINE") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election. Any revocations or elections received after the Election Deadline shall be null and void.

    (h) ADJUSTMENT FOR TAX AND ACCOUNTING MATTERS. If, after having made the calculation under Section 2.02(c), the tax opinions referred to in Sections 7.02(c) and 7.03(c) cannot be rendered (as reasonably determined by Blackwell Sanders Peper Martin LLP and Cahill Gordon & Reindel), as a result of the Merger possibly failing to satisfy continuity-of-interest requirements under applicable federal income tax principles relating to reorganizations described in Section 368(a) of the Code, then UCU shall reduce, to the minimum extent necessary to enable such tax opinions to be rendered, the amount of cash to be delivered with respect to the Cash Election Shares (in accordance with the lottery procedures outlined in Section 2.02(c) or in any other manner considered by the Exchange Agent to be fair and equitable) and in lieu thereof shall deliver the number of shares of UCU Common Stock having an aggregate value, based on the Average Trading Price, equal to the amount of such reduction, and the Cash Election Number shall be appropriately adjusted to give effect to such reduction.

    (i) ADJUSTMENT TO PREVENT DILUTION. If, prior to the Effective Time, UCU shall declare a stock dividend or other similar distribution of shares of UCU Common Stock or securities convertible into shares of UCU Common Stock, or effect a stock split, reclassification, recapitalization, stock combination or other change with respect to the UCU Common Stock, the Exchange Ratio and the Average Trading Price, if applicable, shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, stock combination or other change.

    (j) SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, if a Proration Event shall have occurred, any issued and outstanding shares of Company Common Stock held by a person (a "DISSENTING STOCKHOLDER") who shall not have voted to adopt this Agreement or consented thereto in writing and who shall have properly demanded appraisal for such shares in accordance with Section 17-6712 of the KGCC ("DISSENTING SHARES") shall not be converted as described in Section 2.02(a), unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses the right to appraisal, such Dissenting Stockholder's shares of Company Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share (a "NONDISSENTING SHARE") the number of shares of UCU Common Stock and the amount in cash, without interest, that a holder of a No Election Share who had not demanded appraisal would have received with respect to such Nondissenting Share after giving effect to Sections 2.02(d) and (h) (it being understood that no adjustment shall be made to the proration computation (if any) made following the Election Deadline to give effect to the withdrawal of, or the failure to perfect, the demand for appraisal with respect to such Dissenting Shares). The Company shall give UCU (I) prompt notice of any demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Except as required by law, the Company shall not, without the prior written consent of UCU, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

    2.03 CANCELLATION OF COMPANY TREASURY SHARES; REDEMPTION OF COMPANY PREFERRED STOCK.

    (a) As of the Effective Time, each share of Company Common Stock (together with any associated Right) that is owned by the Company as treasury stock or owned, directly or indirectly, by the Company, UCU or any of their respective Subsidiaries shall be canceled and shall cease to exist and no UCU Common Stock or other consideration shall be delivered in exchange therefor. For purposes of this Agreement, "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which directly or indirectly at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority (as defined in Section 3.03).

    (b) Prior to the Effective Time, the Board of Directors of the Company shall call for redemption all outstanding shares of Company Preferred Stock (as defined in Section 3.05) at a redemption price equal to the amount provided for in the Company's articles of incorporation or in a certificate of designation on a particular series of Company Preferred Stock, together with all dividends accrued and unpaid to the date of such redemption. All shares of the Company Preferred Stock shall be redeemed so that no such shares shall be outstanding at the Effective Time.

    SECTION 2.04. EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding shares of Company Common Stock for Merger Consideration shall be as follows:

    (a) EXCHANGE AGENT. Prior to or at the Effective Time, UCU shall deposit with an exchange agent as may be designated by UCU and reasonably acceptable to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.04, certificates representing the shares of UCU Common Stock issuable pursuant to
Section 2.02 in exchange for outstanding shares of Company Common Stock and cash payable pursuant to Section 2.02 in exchange for outstanding shares of Company Common Stock and shall deposit cash in an amount required to be paid pursuant to subsections (c) and (e) of this Section 2.04 (such shares of UCU Common Stock and cash being hereinafter referred to as the "EXCHANGE FUND").

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each a "CERTIFICATE" and, collectively, the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as UCU and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (comprised of certificates representing shares of UCU Common Stock and cash in lieu of fractional shares constituting the Stock Consideration and/or the Cash Consideration) which the holder of such Certificate has a right to receive. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of record of such Certificate shall be entitled to receive in exchange therefor (i) a check representing the Cash Consideration, or (ii) (x) a certificate or certificates representing that whole number of shares of UCU Common Stock which such holder has the right to receive pursuant to the provisions of this Article II in such denominations and registered in such names as such holder may request in accordance with the instructions set forth in such letter of transmittal and (y) a check representing the amount of cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax, without interest. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, (i) a check representing the Cash Consideration or (ii) a certificate representing the proper number of shares of UCU Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, without interest, and unpaid dividends and distributions since the Effective Time, if any, without interest, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to any shares of UCU Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate as provided in this Section 2.04. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of UCU Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of UCU Common Stock to which such holder is entitled pursuant to subsection (e) of this Section 2.04 and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of UCU Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of UCU Common Stock, less the amount of any withholding taxes which may be required thereon.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of UCU Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Section 2.04.

    (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of UCU Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a stockholder of UCU. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UCU Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UCU Common Stock multiplied by the Average Trading Price.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to UCU (which shall thereafter act as Exchange Agent), and any stockholders of the Company who have not previously complied with this Section 2.04 shall thereafter look as a general creditor only to UCU for payment of their claim for Cash Consideration or shares of UCU Common Stock, any cash in lieu of fractional shares of UCU Common Stock and any dividends or distributions with respect to UCU Common Stock, none of which shall bear interest.

    (g) NO LIABILITY. The Surviving Corporation shall not be liable to any holder of shares of Company Common Stock or UCU Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) of UCU Common Stock or cash from the Exchange Fund delivered to a public official as required by any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to the date on which any Cash Consideration, shares of UCU Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of, or otherwise become deliverable to, any Governmental Authority, any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by applicable laws, become the property of UCU, free and clear of all claims or interest of any Person previously entitled thereto.

    (h) MISSING CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and the providing of an appropriate indemnity or surety bond by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Cash Consideration, or the Stock

Consideration and dividends and distributions deliverable in respect thereof pursuant to this Agreement, less the amount of any withholding taxes that may be required thereon, and without interest.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to UCU that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to UCU prior to execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") or as otherwise expressly permitted by this Agreement. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), financial condition, results of operations or prospects of the Company, taken as a whole, or (ii) on the ability of the Company to perform its obligations under or to consummate the transactions contemplated by this Agreement.

    SECTION 3.01. ORGANIZATION AND POWER; REGULATION AS A PUBLIC UTILITY. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or have such power, authority or approvals would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. As of the date hereof, the Company has no Subsidiaries. True, accurate and complete copies of the articles of incorporation and bylaws of the Company, as in effect on the date hereof, have been delivered to UCU.

    (b) The Company is not a "holding company," a "subsidiary company" or an "affiliate" of any public utility holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), respectively. The Company is regulated as a public utility in the States of Missouri, Oklahoma, Arkansas, and Kansas and in no other state.

    SECTION 3.02. CORPORATE AUTHORIZATION. The Board of Directors of the Company has (a) determined that the Merger is fair and in the best interest of the Company and its stockholders, (b) approved and adopted this Agreement, and
(c) resolved to recommend to the holders of the Company Common Stock that they give the Company Stockholders' Approval (as defined below). The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, are within the Company's corporate powers and, except as set forth in the next succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action. The affirmative vote of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDERS' APPROVAL") is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, subject to the receipt of the Company Stockholders' Approval and, assuming the due authorization, execution and delivery of this Agreement by UCU, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law).

    SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental agency or authority, whether domestic or foreign (a "GOVERNMENTAL AUTHORITY"), other than (i) the filings of a certificate of merger with respect to the Merger with the Kansas Secretary of State, a certificate of merger with respect to the Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (ii) compliance with any applicable requirements of the Federal Energy Regulatory Commission ("FERC") and of the utility regulatory commissions of Arkansas, Kansas, Missouri, and Oklahoma (the "COMPANY REQUIRED STATUTORY APPROVALS"); (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"); (iv) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"); (v) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"); (vi) compliance with any other applicable securities laws; (vii) compliance with any environmental, health or safety law or regulation requiring any notification, disclosure or approval in connection with the Merger; (viii) actions or filings which, if not taken or made, would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect; and (ix) filings and notices not required to be made or given until after the Effective Time.

    SECTION 3.04. NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, subject to the consents, approvals, orders, authorizations, filings and registrations contemplated by Sections 3.02 and 3.03, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company; (ii) result in (A) any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound or (B) the creation of any Lien (as such term is defined below) upon any of the properties or assets of the Company, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its respective properties or assets, except in the case of clauses
(ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or creations of Liens which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    SECTION 3.05. CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 5,000,000 shares of Cumulative Preferred Stock, $10.00 par value ("COMPANY PREFERRED STOCK"), and 2,500,000 shares of Preference Stock, without par value ("COMPANY PREFERENCE STOCK"). As of March 31, 1999, (i) 17,138,486 shares of Company Common Stock were issued and outstanding, (ii) -0- shares of Company Common Stock were held in the treasury of the Company, (iii) the maximum number of shares of Company Common Stock issuable pursuant to the Company Employee Plans (as defined in Section 3.14(a)) and the Company Benefit Arrangements (as defined in Section 3.14(d)) is 1,967,707 shares, (iv) 500,000 shares of Company Preference Stock were available for issuance under the Rights Agreement dated as of July 26, 1990 between the Company and Chase Mellon Shareholder Services (the "RIGHTS AGREEMENT"), (v) the maximum number of newly issued shares of Company Common Stock issuable under the Dividend Reinvestment and Stock Purchase Plan (the "DRIP") is 290,329 shares, (vi) the maximum number of shares of Company Common Stock issuable to Directors under the Stock Unit Plan for Directors is 100,000 shares, (vii) 3,262,818 shares of Company Preferred Stock were issued and outstanding, and (viii) no shares of Company Preference Stock were issued and outstanding or reserved for issuance other than as described in subsection (iv) above. No change in such capitalization has occurred since such date except as would have been permitted by Section 5.01(d) if it were to have applied to such period. Section 3.05 of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Benefit Arrangements pursuant to which shares of Company Common Stock or rights thereto, may be issued, Company Stock Options (as defined in Section 6.12(a)) and Company Restricted Stock Awards (as defined in Section 6.12(c)). All outstanding shares of the Company Common Stock are, and all shares of Company Common Stock, subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and non-assessable, and not subject to any preemptive right. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

    (b) Except as set forth in Section 3.05(a), there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.05(a), there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which any of them are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of the Company to which the Company is a party.

    SECTION 3.06. REPORTS AND FINANCIAL STATEMENTS. (a) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "COMPANY SEC REPORTS").

    (b) As of its filing date, each Company SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Report.

    (c) Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Report.

    (d) The financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the financial position of the Company as at the respective dates and the results of its operations and cash flows for the respective periods indicated. The audited balance sheet of the Company as of December 31, 1998 is referred to herein as the "COMPANY BALANCE SHEET".

    (e) Since December 31, 1993, the Company has made all required filings with the FERC and any appropriate state public utilities commission, except for such filings the failure to make which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

    SECTION 3.07. NO UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

        (a) liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect;

        (b) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Reports filed prior to the date hereof;

        (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or

        (d) liabilities or obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practices.

    SECTION 3.08. LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date hereof:

    (a) There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties before any Governmental Authority or arbitrator which, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect; and

    (b) There is no judgment, decree, injunction, or order of any Governmental Authority or arbitrator applicable to the Company which, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

    SECTION 3.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, except as permitted by or as disclosed in this Agreement or the Company SEC Reports filed prior to the date hereof, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or any event or development (including in connection with the Merger) that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (b) any event that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by the Company.

    SECTION 3.10. COMPLIANCE WITH LAWS; NO DEFAULT. Except as disclosed in the Company SEC Reports filed prior to the date hereof:

    (a) (i) The Company is not in violation of and has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license of any Governmental Authority or arbitrator applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect and (ii) to the knowledge of the Company, the Company has all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct its business as presently conducted and which are material to the operation of such business.

    (b) Each material agreement, contract or commitment to which the Company is a party or by which the Company is bound or to which any of their respective properties are subject ("Company Contracts") is a valid, binding and enforceable obligation of the Company and in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law) except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company is not in default or violation of any term, condition or provision of
(i) its articles of incorporation or by-laws or (ii) any Company Contract, except in the case of clause (ii) for any defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company is not subject to any agreement, whether written or oral, restricting the ability of the Company to compete in any business activity.

    SECTION 3.11. TAXES. (a) The Company has timely filed or will file or cause to be timely filed, all material Tax Returns (as defined in Section 3.11(j)) required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, complete in all material respects.

    (b) The Company has paid or, where payment is not yet due, has established or will establish or cause to be established in accordance with generally accepted accounting principles on or before the Effective Time an adequate accrual for the payment of, all material Taxes (as defined in Section 3.11(j)) due with respect to any period ending prior to or as of the Effective Time.

    (c) There are no (i) outstanding consents extending the statute of limitations for the assessment of any Taxes of the Company, or (ii) proposals, assertions or assessments against the Company for deficiencies for any Taxes that have not been satisfied or resolved.

    (d) There are no material Tax claims pending against the Company and the Company does not know of any threatened claim for material Tax deficiencies or any basis for such claims, no material issues have been raised in writing in any examination by any taxing authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, and there is not now in force any waiver or agreement by the Company for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested in writing by any taxing authority. The Company has no liability with respect to any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than the Company.

    (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

    (f) Neither the Company nor any of its other Affiliates (as defined in Section 3.15), has taken any action, agreed to take any action, or failed to take any action, or has knowledge of any fact or circumstance that (without regard to any action taken or agreed to be taken by UCU or any of its Affiliates) could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

    (g) The Company has not made during the last 3 years, nor will make prior to the Effective Time, an election to have a stock purchase treated as an asset purchase under Section 338 of the Code.

    (h) The Company has not filed with the IRS, and will not file with the IRS prior to the Effective Time, a statement consenting to the recognition of gain on the disposition of its "subsection (f) assets" under Section 341(f) of the Code.

    (i) The Company has not made in the last 7 years, and will not make prior to the Effective Time, any changes in accounting method to which Section 481(a) of the Code may apply.

    (j) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

    SECTION 3.12. INTELLECTUAL PROPERTY. (a) Except as set forth in the Company SEC Reports filed prior to the date hereof, the Company owns, is licensed or is otherwise legally entitled to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information utilized in the conduct of the business of the Company as currently conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS") except to the extent that the failure to have such rights would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

    (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trade secret, trademark, service mark or copyright or the violation of any trade secret or other proprietary right of any third party and (ii) has no knowledge that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

    SECTION 3.13. ENVIRONMENTAL MATTERS. Except as set forth in the Company SEC Reports filed prior to the date hereof and except for such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

        (a) (i) No notice, demand, request for information, request for an investigation, notice of violation, citation, summons, claim, complaint or order has been received by, is pending, or, to the Company's knowledge, threatened by any Person against the Company nor has any penalty been assessed and not paid (or potentially settled), is pending or, to the Company's knowledge, threatened against the Company relating to or arising out of Environmental Laws (as defined in Section 3.13(b)(i)).

        (ii) To the Company's knowledge, no property now or previously owned, leased or operated by the Company nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substance (as defined in Section 3.13(b)(ii)) is subject to investigation or cleanup or is listed or proposed for listing on any federal, state, local or foreign list of sites requiring investigation or cleanup.

       (iii) Except in material compliance with Environmental Laws, there have been no Releases (as defined in Section 3.13(b)(iii)) at any property now owned, leased or operated by the Company.

        (iv) To the Company's knowledge, there are no liabilities or Environmental Claims (as defined in Section 3.13(b)(iv)) of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to Environmental Laws.

        (v) The Company has or has applied for all permits or licenses necessary to operate its facilities in compliance with Environmental Laws and is currently in material compliance with all applicable Environmental Laws.

        (vi) Except in material compliance with Environmental Laws, the Company has not generated, used, treated, recycled, stored, disposed or transported Hazardous Substances.

       (vii) To the Company's knowledge, the Company's underground and aboveground storage tanks (hereinafter "TANKS") located at any property currently owned, leased or operated by the Company are now operated in material compliance with all applicable Environmental Laws, and the Company's Tanks located at any property formerly owned, leased or operated by the Company at anytime after January 1, 1990, were operated by the Company in material compliance with all applicable Environmental Laws.

      (viii) The Company has no liability or potential liability for any former manufactured gas plant facility.

    (b) For purposes of this Agreement, the following terms shall have the meanings set forth below:

    (i) "ENVIRONMENTAL LAWS" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, judgments, decrees, injunctions, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States or other nations, and the states and political subdivisions thereof, and all applicable principles of common law pertaining to the regulation and protection of the environment, human health, safety and damages to natural resources, including without limitation, Releases and threatened Releases or otherwise relating to the operation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Federal Insecticide, Fungicide and Rodenticide Act, as amended ("FIFRA"); the Resource Conservation and Recovery Act, as amended ("RCRA"); the Toxic Substances Control Act, as amended ("TSCA"); the Clean Air Act, as amended ("CAA"); the Federal Water Pollution Control Act, as amended ("FWPCA"); the Oil Pollution Act of 1990, as amended ("OPA"); the Occupational Safety and Health Act, as amended ("OSHA"); and the Safe Drinking Water Act, as amended ("SDWA"); and their state and local counterparts or equivalents, as amended from time to time.

    (ii) "HAZARDOUS SUBSTANCE" shall mean (a) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances", "hazardous materials", "toxic substances", "extremely hazardous substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law; (b) any petroleum, petroleum products (including, without limitation, crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas) or oil and gas exploration or production waste, polychlorinated biphenyls ("PCBs"), asbestos-containing materials, and mercury; and (c) any other chemical, material, substance, or waste, exposure to which is prohibited, limited or regulated by any governmental or regulatory authority under any applicable Environmental Law.

    (iii) "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing or release of Hazardous Substances.

    (iv) "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, demands, demand letters, orders, directives, claims (including any claims involving toxic torts or liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, or legal fees or costs of investigations, monitoring or proceedings, relating to any Environmental Law or any environmental permit issued under any such Environmental Law, or arising from the presence, Release or threatened Release (or alleged presence, Release or threatened Release) into the environment of any Hazardous Substances (hereinafter "CLAIMS") including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, remediation, removal, response or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or for any injury (including death of any person or persons) or threat of injury to health, safety, natural resources or the environment.

    SECTION 3.14. EMPLOYEE BENEFITS AND LABOR MATTERS. (a) The Company Disclosure Schedule contains a list identifying each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), which is subject to any provision of ERISA and is maintained, administered or contributed to by the Company and covers any employee or former employee of the Company or under which the Company has any liability (referred to collectively herein as the "COMPANY EMPLOYEE PLANS"). Copies of such plans (and, if applicable, related trust agreements and insurance contracts) and all amendments thereto have been made available to UCU together with the summary plan description, the annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan for the past three years and the actuarial valuation report prepared in connection with any such plan for the past three years. The only Company Employee Plans which individually or collectively would constitute an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) are identified as such in the list referred to above.

    (b) No "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred with respect to any Company Employee Plan subject to Title IV of ERISA, whether or not waived. No "reportable event" (within the meaning of Section 4043 of ERISA) and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Company Employee Plans subject to Title IV of ERISA other than any event which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No condition exists and no event has occurred that could constitute grounds for termination of any Company Employee Plans subject to Title IV of ERISA other than any such terminations that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Neither Company nor any Company ERISA Affiliate has any material unsatisfied or potential liability under Title IV of ERISA in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. As of the last day of the most recent plan year, the value of the assets of each Company Employee Plan that is subject to Title IV of ERISA equaled or exceeded the present value of the "benefit liabilities" (as defined in Section 4001 (a)(16) of ERISA) of each such Company Employee Plan, using the Company Employee Plan assumptions for funding purposes in effect for such plan year. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has made or will make the Company or any officer or director of the Company subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. For purposes of this Section, "Company ERISA Affiliate" means any other Person which, together with the Company, would be treated as a single employer under Section 414 of the Code.

    (c) Each Company Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and, to the knowledge of the Company, is so qualified and has been so qualified during the period since its adoption. To the knowledge of the Company, each trust created under any such Company Employee Plan is exempt from tax under Section 501(a) of the Code and, to the knowledge of the Company, has been so exempt since its creation. The Company has made available to UCU the most recent determination letter of the IRS relating to each such Company Employee Plan. The Company and all Company ERISA Affiliates have performed all obligations required to be performed by them with respect to each Company Employee Plan, and each Company Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Company Employee Plan, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

    (d) The Company Disclosure Schedule contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (whether written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Company Employee Plan, is entered into, maintained or contributed to, as the case may be, by the Company and covers any employee or former employee of the Company. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which (and, if applicable any related trust agreement or insurance contract) have been furnished previously to UCU, are referred to collectively herein as the "COMPANY BENEFIT ARRANGEMENTS". The Company and all Company ERISA Affiliates have performed all obligations required to be performed by them with respect to each Company Benefit Arrangement and each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

    (e) All contributions and other payments required to be made by the Company pursuant to any Company Employee Plan or Company Benefit Arrangement have been timely made or reflected on the Company SEC Reports.

    (f) Since January 1, 1999, there has been no amendment to, material written interpretation of or announcement (whether written or oral) by the Company or any of its Affiliates of any amendment to, or material change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement.

    (g) The execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Company Benefit Arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of the Company, or result in the triggering or imposition of any restrictions or limitations on the right of UCU or the Company to amend or terminate any Company Employee Plans and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. The Company does not maintain, contribute to, or have any liability or obligation with respect to any plan, program or arrangement providing post retirement or post employment health or welfare benefits, other than as required by Part 6 of Title I of ERISA or Section 4980B of the Code. With respect to any Company Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), including any such plan covering former employees of the Company, the Company has reserved the right to amend or terminate the plan at any time without liability with respect to claims incurred after the date of such amendment or termination, and to the knowledge of Company, any such plan may be amended or terminated at any time without liability with respect to claims incurred after the date of such amendment or termination.

    (h) There are no written actions, lawsuits or claims by or on behalf of any of the Company Employee Plans or Company Benefit Arrangements, by any employee or beneficiary covered under any such Company Employee Plan or Company Benefit Arrangement with respect to such Company Employee Plan or Company Benefit Arrangement, or otherwise involving any Company Employee Plan or Company Benefit Arrangement (other than routine claims for benefits and routine expenses) pending or threatened which could subject the Company, any officer or director, or any employee of the Company to any liability that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

    (i) No work stoppage, labor strike or slowdown against the Company is pending or, to the knowledge of the Company, threatened and the Company is not involved in or, to the knowledge of the Company, threatened with any labor dispute or grievance which, individually or in the aggregate, has had or would be reasonably expected to have a Company Material Adverse Effect. To the knowledge of the Company there is no organizing effort or representation question at issue with respect to any employee of the Company. No collective bargaining agreement to which the Company is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof; provided, that the Collective Bargaining Agreements dated November 1, 1996 with Local Union No. 1474 of the International Brotherhood of Electrical Workers ("IBEW") is scheduled to expire on October 31, 1999, and UCU agrees between the date of this Agreement and the Effective Time the Company may, at its sole option, negotiate and execute a new collective bargaining agreement with IBEW on terms and conditions which shall be determined by the Company in its sole discretion.

    SECTION 3.15. TRANSACTIONS WITH AFFILIATES. Since the date of the Company's last proxy statement prior to the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Company's Affiliates or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. For purposes of this Agreement, "AFFILIATE", when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    SECTION 3.16. INFORMATION SUPPLIED. The information to be supplied by the Company for inclusion in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of UCU Common Stock issuable in the Merger will be registered with the SEC (the "REGISTRATION STATEMENT") shall not at the time the Registration Statement is declared effective by the

SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information to be supplied by the Company for inclusion in the proxy statement/prospectus or any amendment or supplement thereto (the "PROXY STATEMENT") to be sent to the stockholders of the Company in connection with their meeting to consider this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.17. OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Salomon Smith Barney Inc., has delivered to the Company a written opinion dated the date of this Agreement to the effect that, as of the date hereof, the Merger Consideration to be received in the Merger is fair from a financial point of view to the common stockholders of the Company. The Company has delivered to UCU a copy of such opinion.

    SECTION 3.18. FINDERS' FEES. Other than Salomon Smith Barney Inc., no investment banker, broker, finder, other intermediary or other Person is entitled to any investment banking, broker's, finder's or similar fee or commission from the Company upon consummation of the transactions contemplated by this Agreement.

    SECTION 3.19. TAKEOVER STATUTES. The Company has opted out of the provisions of Sections 17-1286 through 17-1298 of the KGCC and such provisions shall not apply to control share acquisitions of the Company's capital stock. To the best of the Company's knowledge, no other "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each, a "TAKEOVER STATUTE") applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

    SECTION 3.20. RIGHTS AGREEMENT. The Company shall take all necessary action with respect to the Rights Agreement to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) provide that UCU shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the Rights Agreement (the "RIGHTS") will not separate from the shares of Company Common Stock, as a result of entering into this Agreement or consummating the Merger and the other transactions contemplated hereby, and, thereafter, unless this Agreement shall be terminated in accordance with Section 8.01, the Company shall take no action to negate or nullify the foregoing.

    SECTION 3.21. YEAR 2000. The Company has initiated a review and assessment of the Year 2000 Problem (as defined below), has developed a plan for addressing the Year 2000 Problem on a timely basis and has to date implemented such plan, except where the Company's failure to do so is not reasonably likely to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company none of the assets or equipment owned or utilized by the Company will fail to perform because of, or due in any way to, a Year 2000 Problem. To the knowledge of the Company, no vendor, supplier or customer of the Company will experience a Year 2000 Problem that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The term "YEAR 2000 PROBLEM" means the material inability of any hardware, software or process to recognize and correctly calculate dates on and after January 1, 2000, or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date on or after January 1, 2000.

    SECTION 3.22. INSURANCE. The Company is, and has been continuously since January 1, 1995, self-insured or insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company during such time period. The Company has not received any notice of cancellation or termination with respect to any insurance policy of the Company. All material insurance policies of the Company are valid and enforceable policies.

    SECTION 3.23 NO DISSENTERS' RIGHTS. The holders of Company Common Stock are not entitled to appraisal rights under the KGCC or under the Articles of Incorporation of the Company unless a Proration Event occurs.

    SECTION 3.24 OWNERSHIP OF UCU COMMON STOCK. The Company does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of UCU Common Stock.

    SECTION 3.25 DEFINITION OF "KNOWLEDGE". Wherever in this Agreement the phrases "to the knokwledge" of the Company, "to the Company's knowledge", or similar phrases appear, "knowledge" shall mean the actual knowledge of the senior management of the Company.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF UCU

    UCU represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by UCU to the Company prior to the execution of this Agreement (the "UCU DISCLOSURE SCHEDULE") or as otherwise expressly permitted by this Agreement. For purposes of this Agreement, "UCU MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), financial condition, results of operations or prospects of UCU and its Subsidiaries, taken as a whole, or (ii) on the ability of UCU to perform its obligations under or to consummate the transactions contemplated by this Agreement.

    SECTION 4.01. ORGANIZATION AND POWER; REGULATION AS A PUBLIC UTILITY. (a) Each of UCU and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or have such power, authority or approvals would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. Each of UCU and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. True, accurate and complete copies of the certificate of incorporation and bylaws of UCU, as in effect on the date hereof, have been delivered to the Company.

    (b) Neither UCU nor any of its Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of PUHCA, respectively. UCU and/or its Subsidiaries are regulated as a public utility in the States of Colorado, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, South Dakota and West Virginia (in each of which only UCU is so regulated) and in no other state, the province of British Columbia, Canada, and in no other province of Canada, and the countries of New Zealand and Australia and in no other country.

    SECTION 4.02.  CORPORATE AUTHORIZATION.  The Board of Directors of UCU has
(a) determined that the Merger is fair and in the best interests of UCU and its stockholders and (b) approved and adopted this Agreement. The execution and delivery by UCU of this Agreement, and the consummation by UCU of the transactions contemplated hereby, are within the corporate powers of UCU and have been duly authorized by all necessary corporate action. No approval by UCU stockholders is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by UCU and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of UCU, enforceable against UCU in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law). The shares of UCU Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

    SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution and delivery by UCU of this Agreement, and the consummation by UCU of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Kansas Secretary of State, a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which UCU is qualified to do business; (ii) compliance with any applicable requirements of the FERC and requirements of the utility regulatory commissions of the states of Missouri, Kansas, Colorado, Iowa, Michigan, Minnesota, Nebraska, South Dakota and West Virginia (the "UCU REQUIRED STATUTORY APPROVALS"); (iii) compliance with any applicable requirements of the HSR Act; (iv) compliance with any applicable requirements of the Securities Act; (v) compliance with any applicable requirements of the Exchange Act; (vi) compliance with any other applicable securities laws; (vii) compliance with any environmental, health or safety law or regulation requiring any notification, disclosure or approval in connection with the Merger; (viii) actions or filings which, if not taken or made, would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect; and (ix) filings and notices not required to be made or given until after the Effective Time.

    SECTION 4.04. NON-CONTRAVENTION. The execution and delivery of this Agreement by UCU does not, and the consummation of the transactions contemplated hereby will not, subject to the consents, approvals, orders, authorizations, filings and registrations contemplated by Sections 4.02 and 4.03, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of UCU, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which UCU or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to UCU or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

    SECTION 4.05. CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of UCU consists of 200,000,000 shares of UCU Common Stock, 20,000,000 shares of Class A Common Stock, par value $1.00 per share ("UCU CLASS A STOCK") and 10,000,000 shares of Preference Stock, without par value ("UCU PREFERENCE STOCK"). As of March 31, 1999, (i) 92,015,496 shares of UCU Common Stock were issued and outstanding, (ii) 1,590,489 shares of UCU Common Stock were held in the treasury of UCU or by Subsidiaries of UCU, (iii) 9,783,779 shares of UCU Common Stock were reserved for issuance pursuant to the UCU employee plans and the UCU benefit arrangements, (iv) no shares of UCU Class A Stock were issued and outstanding and (v) no shares of UCU Preference Stock were issued and outstanding. Since such date, UCU has not issued any UCU Class A Stock. All outstanding shares of UCU Common Stock are, and all shares of UCU Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive rights. There are no obligations, contingent or otherwise, of UCU or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of UCU Common Stock.

    (b) Except as set forth in Section 4.05(a), there are no equity securities of any class of UCU, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4.05(a), there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which UCU or any of its Subsidiaries is a party or by which any of them are bound obligating UCU or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of UCU or obligating UCU or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of UCU to which UCU is a party.

    SECTION 4.06. REPORTS AND FINANCIAL STATEMENTS. (a) UCU has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "UCU SEC REPORTS").

    (b) As of its filing date, each UCU SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed UCU SEC Report.

    (c) Each UCU SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed UCU SEC Report.

    (d) The consolidated financial statements (including, in each case, any related notes) contained in the UCU SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of UCU and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the respective periods indicated. The audited balance sheet of UCU as of December 31, 1998 is referred to herein as the "UCU BALANCE SHEET".

    (e) Since December 31, 1993, UCU and each of its Subsidiaries has made all required filings with the FERC and any appropriate public utilities commission, except for such filings the failure to make which would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

    SECTION 4.07. NO UNDISCLOSED LIABILITIES. UCU and its Subsidiaries do not have any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

        (a) liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect;

        (b) liabilities or obligations disclosed or provided for in the UCU Balance Sheet or in the notes thereto or in the UCU SEC Reports filed prior to the date hereof;

        (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or

        (d) liabilities or obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practices.

    SECTION 4.08. LITIGATION. Except as disclosed in the UCU SEC Reports filed prior to the date hereof:

    (a) There is no action, suit, investigation or proceeding pending against, or to the knowledge of UCU, threatened against or affecting, UCU or any of its Subsidiaries or any of their respective properties before any Governmental Authority or arbitrator which, individually or in the aggregate, would be reasonably expected to have a UCU Material Adverse Effect.

    (b) There is no judgment, decree, injunction, or order of any Governmental Authority or arbitrator applicable to UCU or any of its Subsidiaries which, individually or in the aggregate, would be reasonably expected to have a UCU Material Adverse Effect.

    SECTION 4.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the UCU Balance Sheet, except as permitted by or as disclosed in this Agreement or the UCU SEC Reports filed prior to the date hereof, UCU and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any UCU Material Adverse Effect or any event or development (including in connection with the Merger) that would, individually or in the aggregate, reasonably be expected to have a UCU Material Adverse Effect, (b) there has not been any event that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by UCU, or (c) UCU has not consummated or agreed to consummate any merger or any material acquisition or joint venture.

    SECTION 4.10. COMPLIANCE WITH LAWS; NO DEFAULT. Except as disclosed in the UCU SEC Reports filed prior to the date hereof:

    (a) (i) Neither UCU nor any of its Subsidiaries is in violation of or has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license of any Governmental Authority or arbitrator applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably expected to result in a UCU Material Adverse Effect and
(ii) to UCU's knowledge, UCU and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct their businesses as presently conducted and which are material to the operation of such businesses.

    (b) Each material agreement, contract or commitment to which UCU is a party or by which UCU is bound or to which its properties are subject ("UCU CONTRACTS") is a valid, binding and enforceable obligation of UCU and in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law), except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. UCU is not in default or violation of any term, condition or provisions of (i) its certificate of incorporation or bylaws or (ii) any UCU Contract, except in the case of clause
(ii) for any defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

    SECTION 4.11. TAXES. (a) UCU has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, complete in all material respects.

    (b) UCU has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with generally accepted accounting principles on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

    (c) There are no (i) outstanding consents extending the statute of limitations for the assessment of any Taxes of UCU, or (ii) proposals, assertions or assessments against UCU for deficiencies for any Taxes that have not been satisfied or resolved.

    (d) There are no material Tax claims pending against UCU and UCU does not know of any threatened claim for material Tax deficiencies or any basis for such claims, no material issues have been raised in writing in any examination by any taxing authority with respect to UCU which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, and there is not now in force any waiver or agreement by UCU for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested in writing by any taxing authority. The Company has no liability with respect to any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than UCU and its Subsidiaries.

    (e) Neither UCU nor any of its other Affiliates, has taken any action, agreed to take any action, or failed to take any action, or has knowledge of any fact or circumstance that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

    (f) UCU has not made during the last 3 years, nor will make prior to the Effective Time, an election to have a stock purchase treated as an asset purchase under Section 338 of the Code.

    (g) UCU has not filed with the IRS, and will not file with the IRS prior to the Effective Time, a statement consenting to the recognition of gain on the disposition of its "subsection (f) assets" under Section 341(f) of the Code.

    (h) The Company has not made in the last 7 years, and will not make prior to the Effective Time, any changes in accounting method to which Section 481(a) of the Code may apply.

    SECTION 4.12. ENVIRONMENTAL MATTERS. Except as set forth in UCU's SEC Reports filed prior to the date hereof and except for such as would not, individually, or in the aggregate, reasonably be expected to have a UCU Material Adverse Effect:

    (a) UCU and, to UCU's knowledge, each of its Subsidiaries is in material compliance with all applicable Environmental Laws (as defined in Section 3.13(b)(i)).

    (b) To UCU's knowledge, there are no liabilities or Environmental Claims (as defined in Section 3.13(b)(iv)) of or relating to UCU or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to Environmental Laws.

    SECTION 4.13. EMPLOYEE BENEFITS. (a) The UCU Disclosure Schedule contains a list identifying each "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to any provision of ERISA and is maintained, administered or contributed to by UCU and covers any employee or former employee of UCU or under which UCU has any liability (referred to collectively herein as the "UCU EMPLOYEE PLANS"). Copies of such plans and all amendments thereto have been made available to the Company. UCU and all UCU ERISA Affiliates have performed all obligations required to be performed by it with respect to each UCU Employee Plan, and each UCU Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such UCU Employee Plan, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect. For purposes of this Section, the term "UCU ERISA Affiliate" means any other Person which, together with the Company, would be treated as a single employer under Section 414 of the Code.

    (b) As of the last day of the most recent plan year, the value of the assets of each UCU Employee Plan that is subject to Title IV of ERISA equaled or exceeded the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) of each such UCU Employee Plan, using the UCU Employee Plan assumptions for funding purposes in effect for such plan year.

    (c) The UCU Disclosure Schedule contains a list of each employment, severance or other similar contract, arrangement or policy and each material plan or arrangement (whether written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a UCU Employee Plan, is entered into, maintained or contributed to, as the case may be, by UCU and covers any employee or former employee of UCU (referred to collectively herein as the "UCU BENEFIT ARRANGEMENTS"). Copies of such plans and all amendments thereto have been made available to the Company. UCU and all UCU ERISA Affiliates have performed all obligations required to be performed by them with respect to each UCU Benefit Arrangement, and each UCU Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code that are applicable to such UCU Benefit Arrangement, excluding any instances of non-performance or non-compliance that would not, individually or in the aggregate, be reasonably expected to have a UCU Material Adverse Effect.

    SECTION 4.14. DIVIDENDS. It is the present intention of UCU's Board of Directors to maintain the dividends on UCU Common Stock at not less than its current annual dividend rate.

    SECTION 4.15. TRANSACTIONS WITH AFFILIATES. Since the date of UCU's last proxy statement prior to the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between UCU or its Subsidiaries, on the one hand, and UCU's Affiliates (other than wholly-owned Subsidiaries of UCU) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    SECTION 4.16. INFORMATION SUPPLIED. Except for information to be supplied by the Company as to which no representation is made, the Registration Statement will not, at the time it is declared effective or upon the filing of any post-effective amendment related thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information to be supplied by UCU for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting will not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 4.17. FINDERS' FEES. No investment banker, broker, finder, other intermediary or other Person is entitled to any investment banking, broker's, finder's or similar fee or commission from UCU or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

    SECTION 4.18. TAKEOVER STATUTES. The provisions of Section 203 of the DGCL do not apply to the Merger or the other transactions contemplated hereby. To the best of UCU's knowledge, no other Takeover Statute applicable to UCU or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

    SECTION 4.19. YEAR 2000. UCU has initiated a review and assessment of the Year 2000 Problem with respect to itself and its Subsidiaries, has developed a plan for addressing the Year 2000 Problem on a timely basis and has to date implemented such plan, except where UCU's failure to do so is not reasonably likely to have a UCU Material Adverse Effect. Except as would not reasonably be expected to have a UCU Material Adverse Effect, to the knowledge of UCU, none of the assets or equipment owned or utilized by UCU or any of its Subsidiaries will fail to perform because of, or due in any way to, a Year 2000 Problem. To the knowledge of UCU, no vendor, supplier or customer of UCU or any of its Subsidiaries will experience a Year 2000 Problem that, individually or in the aggregate, could reasonably be expected to have a UCU Material Adverse Effect.

    SECTION 4.20. OWNERSHIP OF COMPANY COMMON STOCK. UCU does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of Company Common Stock.

    SECTION 4.21. DEFINITION OF "KNOWLEDGE". Wherever in this Agreement the phrases "to the knowledge" of UCU, "to UCU's knowledge", or similar phrases appear, "knowledge" shall mean the actual knowledge of the senior management of UCU.

                                   ARTICLE V
                              CONDUCT OF BUSINESS

    SECTION 5.01. CONDUCT OF THE COMPANY. The Company agrees that from the date hereof until the Effective Time, (i) except as set forth in the Company Disclosure Schedule or as otherwise expressly permitted by this Agreement, (ii) except with the prior written consent of UCU (which consent shall not be unreasonably withheld), or (iii) except as described in the Company's 1998 Form 10-K, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and material relationships with third parties and to keep available the services of their present officers and employees (subject to ordinary and customary retirements). Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in the Company Disclosure Schedule, the Company's 1998 Form 10-K or as expressly permitted by this Agreement, without the prior written consent of UCU (which consent shall not be unreasonably withheld), the Company will not:

    (a) adopt or propose any change in its articles of incorporation or bylaws without 30 days prior written notice to UCU, or adopt or propose any such change that would be materially adverse in any way to UCU or its stockholders;

    (b) amend any term of any outstanding equity security of the Company;

    (c) merge or consolidate with any other Person;

    (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of the Company or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets (including, without limitation, by merger, consolidation, spin-off or other dispositions of stock or assets) of the Company, except in the case of either clause (i) or (ii) (A) the issuance of Company Common Stock to current or former officers, directors and employees of the Company pursuant to the Company Stock Plans upon the exercise by such officers, directors and employees of Company Stock Options, set forth and identified in Section 3.05 of the Company Disclosure Schedule or awarded in accordance with clause (B) and the vesting of Company Restricted Stock Awards set forth and identified in Section 3.05 of the Company Disclosure Schedule or awarded in accordance with clause (B), (B) the award of stock options or Company Restricted Stock Awards to employees and directors, in each case under existing Company Stock Plans in the ordinary course of business consistent with past practice or in connection with promotions or new employee hires in the ordinary course of business and consistent with past practice, provided that such awards shall not exceed, in the aggregate, the amounts set forth on Section 5.01(d) of the Company Disclosure Statement, (C) the issuance of Company Common Stock pursuant to the DRIP in the ordinary course of business and consistent with past practice, (D) the issuance of Company Common Stock pursuant to the terms of the Company's Stock Unit Plan for Directors, and (E) pursuant to contracts or agreements in force at the date of this Agreement, but in the case of (E) only to the extent set forth in Section 5.01(d) of the Company Disclosure Statement.

    (e) create or incur any material Lien on any material asset other than in the ordinary course of business and consistent with past practice;

    (f) make any material loan, advance or capital contributions to or investments in any Person;

    (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock except for (i) dividends paid on each series of Company Preferred Stock at the rates provided for by their terms, (ii) regular quarterly cash dividends of not more than $.32 per share on the Company Common Stock, and (iii) a special dividend payment to be paid, if necessary, in accordance with the agreements in Section 6.20, or enter into any agreement with respect to the voting of its capital stock;

    (h) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for (i) purchases made in connection with the Company's DRIP, and (ii) redemption of Company Preferred Stock pursuant to the provisions of Section 2.03(b);

    (i) (i) acquire (including, without limitation, by merger, consolidation, spin-off or acquisition of stock or material assets) any interest in any Person or any division thereof or any material assets, other than acquisitions of assets in the ordinary course of the Company's regulated utility business and consistent with past practice, (ii) incur any material indebtedness for borrowed money or guarantee any indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company, except for indebtedness for borrowed money incurred in the ordinary course of the Company's regulated utility business and consistent with past practice or to refinance obligations of the Company at a lower cost of money, to refinance indebtedness in accordance with its terms or to redeem the Company Preferred Stock or in connection with transactions otherwise permitted under this Section 5.01, (iii) terminate, cancel, waive any material rights under or request any material change in, or agree to any material change in, any material Company Contract or, except in connection with transactions permitted under this
Section 5.01(i), enter into any contract or agreement material to the business, results of operations or financial condition of the Company, taken as a whole, in either case other than in the ordinary course of the Company's regulated utility business and consistent with past practice, (iv) make or authorize capital expenditures during any fiscal year in excess of 110% of the aggregate amount budgeted by the Company for such fiscal year (together with any unused portion of the capital expenditure budget from the prior year if such unused portion is carried over) as disclosed to UCU by the Company for capital expenditures, except for unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events, extreme weather, and unscheduled unit outages or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(i);

    (j) make any material change with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as allowed by changes in generally accepted accounting principles;

    (k) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods except as required by applicable law;

    (l) except as may be required by the contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof and described in Section 5.01(l) of the Company Disclosure Schedule, (i) increase the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice in salaries or wages of officers or employees of the Company), (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement (including without limitation, Section 3.14 hereof) or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements or (iv) take any affirmative action to accelerate the vesting of any stock based compensation;

    (m) take any action that, individually or in the aggregate, would reasonably be expected to result in a material breach of this Agreement or knowingly make any representation and warranty of the Company hereunder untrue in any material respect at, or as of any time prior to, the Effective Time;

    (n) other than the proposed sale of the assets associated with the water distribution business of the Company, enter into a new line of business or make any material change in the line of business in which it engages as of the date of this Agreement; or

    (o) agree or commit to do any of the foregoing.

    SECTION 5.02. CONDUCT OF UCU. UCU agrees that from the date hereof until the Effective Time, UCU will conduct its business consistent with past practice, and, without limiting the generality of the foregoing, from the date hereof to the Effective Time, except as set forth in Section 5.02 of the UCU Disclosure Schedule or as otherwise expressly permitted by this Agreement, or as set forth in the UCU SEC Reports filed prior to the date hereof, without the prior written consent of the Company (which consent shall not be unreasonably withheld), UCU will not:

    (a) adopt or propose any change in its certificate of incorporation or bylaws that would be materially adverse to the Company or its stockholders;

    (b) issue any UCU Class A Stock;

    (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock (other than a dividend on UCU Common Stock payable in UCU Common Stock), property or otherwise, with respect to any of its capital stock (except for regular quarterly cash dividends on the UCU Common Stock) or enter into any agreement with respect to the voting of its capital stock;

    (d) reclassify, directly or indirectly, any of its UCU Common Stock or UCU Class A Stock;

    (e) make any material change with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as allowed by changes in generally accepted accounting principles;

    (f) take any action that, individually or in the aggregate, would reasonably be expected to result in a material breach of this Agreement or knowingly make any representation and warranty of UCU hereunder untrue in any material respect at, or as of any time prior to, the Effective Time;

    (g) take any action, or agree to take any action, that would result in the holders of Company Common Stock receiving anything other than (i) the Merger Consideration in exchange for their Company Common Stock, or (ii) the securities or other consideration that UCU Common Stock may be converted into prior to the Effective Time as though the Company Common Stock had been converted into UCU Common Stock prior to such action or agreement to act;

    (h) take any action, or agree to take any action that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the interests of holders of Company Common Stock unless (i) UCU shall have received a written fairness opinion of an investment banker of national reputation to the effect that such action is fair to the holders of UCU Common Stock and (ii) such action would not have an adverse effect on holders of Company Common Stock that would be disproportionately more adverse than the effect on holders of UCU Common Stock;

    (i) consummate repurchases of UCU Common Stock other than repurchases of UCU Common Stock made in the ordinary course of UCU's stock repurchase policy consistent with past practice, except that UCU may consummate other repurchases of UCU Common Stock so long as such repurchases combined with repurchases made in accordance with UCU's stock repurchase policy do not reduce the number of outstanding shares of UCU Common Stock below the number of shares outstanding on the date hereof; or

    (j) agree or commit to do any of the foregoing.

    SECTION 5.03. REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of UCU (including its Subsidiaries) or the Company shall knowingly take or fail to take any action which action or failure would result in the failure of the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate (as defined in Section 7.02(c)) or the UCU Tax Certificate (as defined in Section 7.02(c)) to be untrue or incorrect in any material respect.

    SECTION 5.04. RATE MATTERS. Other than currently pending rate filings, each of UCU and the Company shall discuss with the other any changes planned in the states of Missouri and Kansas in its regulated electricity rates or charges, standards of service or accounting from those in effect in those states on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and neither UCU nor the Company shall make any filing to change its rates on file with any public utility commission regulatory authority in such states or the FERC that would have a material adverse effect on the benefits associated with the Merger.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. NO SOLICITATION (a) The Company agrees that, from and after the date hereof, it shall not, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company (collectively, the "REPRESENTATIVES" of the Company) to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as defined below), (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if at any time prior to receipt of the Company Stockholders' Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel and financial advisors, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable law, and subject to providing 3 days prior written notice of its decision to take such action to UCU, the Company may, in response to a Takeover Proposal made after the date of this Agreement which was not solicited by it or its Representatives and which did not otherwise result from a breach of this Section 6.01 (x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with outside counsel) and (y) participate in discussions, investigations and/or negotiations regarding such Takeover Proposal. For all purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal or offer to acquire, directly or indirectly, in one transaction or a series of related transactions, 20% or more of the shares of Company Common Stock outstanding (whether, in either case, by purchase, merger, consolidation, share exchange, business combination or other similar transaction) or 20% or more of the assets of the Company, other than the Merger or the transactions contemplated by Section 6.01(a) of the Company Disclosure Schedule. The Company immediately upon execution of this Agreement shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, subject to the Company's rights pursuant to this Section 6.01.

    (b) The Board of Directors of the Company shall promptly recommend the adoption and approval of this Agreement and the Merger in accordance with
Section 6.03, and, except as set forth in this Section 6.01, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement; (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Takeover Proposal. Notwithstanding the foregoing, if at any time prior to receipt of the Company Stockholders' Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel and financial advisors, that it has received a Takeover Proposal that constitutes a Superior Proposal and that failure to terminate this Agreement and accept such Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable law the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of the Merger and this Agreement, (y) approve or recommend a Superior Proposal or (z) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to any Superior Proposal), but in each case only at a time prior to receipt of the Company Stockholders' Approval and only at a time that is after the third business day following receipt of written notice advising UCU that the Board of Directors of the Company has received a Takeover Proposal that constitutes a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For all purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide proposal made by a third party not affiliated with the Company to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding (whether pursuant to a tender or exchange offer, a merger, a share exchange or other business combination) or all or substantially all of the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in good faith (based on the written advice of an independent financial advisor, which may include Salomon Smith Barney, Inc.) to be more favorable to the Company and its stockholders than the Merger (taking into account any changes to the financial and other contractual terms of this Agreement proposed by UCU in response to such proposal and all other relevant financial and strategic considerations, including, but not limited to, relevant legal, financial, regulatory and other aspects of the proposal, the third party making such proposal, the conditions and prospects for completion of such proposal, the strategic direction and benefits sought by the Company and any changes to this Agreement proposed by UCU in response to such proposal).

    (c) Nothing contained in this Section 6.01 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such disclosure is required under applicable law; provided, that no such position shall be taken or disclosed in a manner that is inconsistent with the recommendation in favor of approval and adoption of this Agreement and the Merger unless permitted by the provisions of Sections 6.01(a) and 6.01(b).

    SECTION 6.02. PROXY STATEMENT; REGISTRATION STATEMENT. (a) As promptly as practicable after the execution of this Agreement, UCU and the Company shall cooperate in preparing and filing with the SEC the Proxy Statement and the Registration Statement (in which the Proxy Statement will be included). UCU and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and UCU shall also take such action as may be reasonably required to cause the shares of UCU Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. Each of the Company and UCU shall furnish all information concerning itself that is required or customary for inclusion in the Proxy Statement and the Registration Statement. No representation, covenant or agreement contained in this Agreement is made by the Company or UCU with respect to information supplied by the other for inclusion in the Proxy Statement or the Registration Statement. The Company and UCU shall take such actions as may be reasonably required to cause the Proxy Statement and the Registration Statement to comply as to form in all material respects with the Securities Act and the Exchange Act. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger as permitted by Section 6.01(b). The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders, as promptly as practicable after the Registration Statement becomes effective.

    (b) UCU and the Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by UCU or the Company without providing the other party the opportunity to review and comment thereon. UCU or the Company will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the UCU Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to UCU or the Company, or any of their respective affiliates, officers or directors, should be discovered by UCU or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of UCU and the Company.

    (c) The Company shall use best efforts to cause to be delivered to the Company and UCU a letter of PricewaterhouseCoopers LLP dated a date within two
(2) business days before the effective date of the Registration Statement and addressed to the Company and UCU, in form and substance reasonably satisfactory to the Company and UCU and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and Registration Statement.

    (d) UCU shall use best efforts to cause to be delivered to the Company and UCU a letter of Arthur Andersen LLP dated a date within two (2) business days before the effective date of the Registration Statement and addressed to UCU and the Company, in form and substance reasonably satisfactory to UCU and the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and Registration Statement.

    (e) It shall be a condition to the mailing of the Proxy Statement to the stockholders of the Company that the Company shall have received an opinion from Salomon Smith Barney Inc., dated the date of the Proxy Statement, to the effect that, as of the date thereof, the Merger Consideration is fair to the holders of Company Common Stock.

    SECTION 6.03. STOCKHOLDERS' MEETING. Except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger as permitted by Section 6.01(b), the Company shall take all steps reasonably necessary to duly call, give notice of, convene and hold the Company Stockholders' Meeting, will recommend to its stockholders adoption and approval of this Agreement and the Merger, will use reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date hereof and will use reasonable best efforts to solicit from its stockholders proxies in favor of this Agreement and the Merger.

    SECTION 6.04. ACCESS TO INFORMATION. Upon reasonable notice and subject to applicable law and other legal obligations, each of the Company and UCU shall afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and UCU shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Any such information furnished pursuant to this
Section 6.04 shall be subject to the Confidentiality Agreement dated as of October 26, 1998, between UCU and the Company (the "CONFIDENTIALITY AGREEMENT") which shall continue in full force and effect until the Effective Time. No information or knowledge obtained in any investigation pursuant to this Section
6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

    SECTION 6.05. NOTICES OF CERTAIN EVENTS. (a) UCU and the Company shall promptly notify each other of:

        (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

        (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

    (b) the Company shall promptly notify UCU of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.08 or which relate to the consummation of the transactions contemplated by this Agreement.

    (c) UCU shall (i) promptly notify the Company of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting UCU or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.08 or which relate to the consummation of the transactions contemplated by this Agreement and (ii) use its reasonable efforts to inform the Company of the consummation of, or agreement to consummate, any merger or any material acquisition or joint venture to the extent UCU is permitted to so notify the Company unless such merger, acquisition or joint venture shall have been included in a UCU SEC Report or otherwise publicly disclosed.

    SECTION 6.06. APPROPRIATE ACTION; CONSENTS; FILINGS. (a) Subject to the terms and conditions of this Agreement UCU and the Company shall use their reasonable best efforts to (A) take, or cause to be taken, all reasonable actions, and do, or cause to be done, all reasonable things, necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, or (B) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by UCU and the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under applicable public utility laws and regulations, the Securities Act, the Exchange Act and any other applicable law;

    (b) UCU and the Company shall give any notices to third parties, and use reasonable best efforts to obtain any third party consents (A) necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement or (B) required, individually or in the aggregate, to prevent a UCU Material Adverse Effect or a Company Material Adverse Effect from occurring prior to or after the Effective Time.

    SECTION 6.07. PUBLIC DISCLOSURE. UCU and the Company shall cooperate with each other in the development of and consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the transactions contemplated hereby and shall not issue any such press release without the consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by law, court process or by stock exchange rules.

    SECTION 6.08. REORGANIZATION. UCU and the Company shall each use its reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code, and UCU and the Company shall use their reasonable best efforts to obtain the opinion of their respective counsel referred to in Sections 7.02(c) and 7.03(c).

    SECTION 6.09. AFFILIATES. Within a reasonable time, but not less than 30 days, before the Closing Date, the Company will provide UCU with a list of those Persons who as of the Closing Date will be, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act or under any applicable accounting rules ("RULE 145 AFFILIATES"). The Company shall use its reasonable best efforts to deliver or cause to be delivered to UCU on or prior to the Closing Date from each of the Rule 145 Affiliates, an executed letter agreement, in a form reasonably acceptable to UCU and the Company.

    SECTION 6.10. LISTING OF STOCK. UCU shall use its reasonable best efforts to cause the shares of UCU Common Stock to be issued in the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

    SECTION 6.11. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company with respect to their activities as such prior to the Effective Time, as provided in its articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (b) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify and hold harmless, each present and former director, officer, employee or agent of the Company (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as a director, officer, employee or agent (including serving on the board of directors or similar governing body of a third party at the request of, or as a designated director) of the Company, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). In the event of any such costs, expenses, judgments, fines, losses, claims, damages, liabilities or settlement amounts (whether or not arising before the Effective Time), (x) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case, to the extent not prohibited by the applicable law and
(y) the Surviving Corporation shall cooperate in the defense of any such matter. The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on such significant issue shall be entitled to separate counsel reasonably satisfactory to the Surviving Corporation. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Surviving Corporation shall reimburse such Indemnified Party for all of its reasonable expenses in bringing and pursuing such action.

    (c) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance policy maintained by the Company; PROVIDED that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent with respect to matters occurring prior to the Effective Time and provided further that if the existing D&O Insurance expires or is canceled during such period, the Surviving Corporation shall use its reasonable best efforts to obtain substantially similar liability insurance with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 200% of the annual aggregate premiums currently paid by the Company for such insurance, and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall maintain or obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation, for a cost not exceeding such amount.

    (d) In the Event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.11. This Section 6.11 is intended to benefit (and shall be enforceable by) the Indemnified Parties and their respective heirs, executors and personal representatives.

    SECTION 6.12. COMPANY STOCK OPTIONS AND RESTRICTED STOCK AWARDS; ACKNOWLEDGMENT WITH RESPECT TO COMPANY STOCK PLANS. (a) At the Effective Time, all rights with respect to outstanding options, to purchase or other rights to acquire shares of Company Common Stock (the "COMPANY STOCK OPTIONS") granted under any plan or arrangement providing for the grant of options, restricted stock awards, stock units or other rights to acquire stock to current or former officers, directors, employees or consultants of the Company (the "COMPANY STOCK PLANS"), whether or not then exercisable, shall be converted into and become rights with respect to UCU Common Stock, and UCU shall assume each Company Stock Option in accordance with the terms of the Company Stock Plan under which it was issued and any stock option or similar agreement by which it is evidenced. From and after the Effective Time, (i) each Company Stock Option assumed by UCU shall be exercised solely for shares of UCU Common Stock; (ii) the number of shares of UCU Common Stock subject to each Company Stock Option shall be equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and
(iii) the per share exercise price under each Company Stock Option shall be adjusted by dividing the per share exercise price under such Company Stock Option by the Exchange Ratio and rounding to the nearest cent (each, as so adjusted, an "ADJUSTED OPTION"); provided, that the terms of each Company Stock Option shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time; and, PROVIDED FURTHER, that the number of shares of UCU Common Stock that may be purchased upon exercise of any Adjusted Option shall not include any fractional share and, upon exercise of such Adjusted Option, a cash payment shall be made for any fractional share based upon the closing price of a share of UCU Common Stock on the NYSE on the last trading day of the calendar month immediately preceding the date of exercise.

    (b) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with
Section 424(a) of the Code.

    (c) At the Effective Time, all restricted stock awards ("COMPANY RESTRICTED STOCK AWARDS") granted by the Company under a Company Stock Plan, whether or not then vested, shall be converted into UCU Common Stock and shall thereafter be free of any and all restrictions (whether on transferability or otherwise). The number of shares of UCU Common Stock into which each Company Restricted Stock Award shall be converted shall be equal to the number of shares of Company Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time multiplied by the Exchange Ratio; except that in lieu of any fractional share of UCU Common Stock resulting from such conversion, the holder of the Company Restricted Stock Award shall be entitled to cash (without interest) in an amount equal to such fractional part of a share of UCU Common Stock multiplied by the Average Trading Price.

    (d) At the Effective Time, all stock units in respect of shares of Company Common Stock ("COMPANY STOCK UNITS") granted by the Company under the Company's Stock Unit Plan for Directors shall be converted into stock units in respect of shares of UCU Common Stock. The number of shares of UCU Common Stock covered by such stock units after the conversion shall be equal to the number of shares of Company Common Stock covered by the Company Stock Units immediately prior to the Effective Time multiplied by the Exchange Ratio, except that in lieu of any fractional share of UCU Common Stock resulting from such conversion, the holder of the Company Stock Units shall be entitled to cash (without interest) in an amount equal to such fractional part of a share of UCU Common Stock multiplied by the Average Trading Price.

    (e) As soon as practicable following the Effective Time, UCU shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of UCU Common Stock equal to the number of shares subject to the Adjusted Options (or shall cause such Adjusted Options to be deemed options issued pursuant to a UCU stock option plan for which shares of UCU Common Stock have previously been registered pursuant to an appropriate registration form). Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) for at least as long as any Adjusted Options remain outstanding.

    (f) Except as otherwise contemplated by this Section 6.12 and except to the extent required under the respective terms of the Company Stock Options or other applicable agreements, all restrictions or limitations on transfer with respect to Company Stock Options awarded under the Company Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption of such options by UCU as set forth above.

    (g) UCU acknowledges that the consummation of the Merger will constitute a "change in control" as such term is defined in those Company Stock Plans listed on Schedule 6.12.

    (h) With respect to those individuals who, subsequent to the Merger, shall be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Surviving Corporation shall administer the Company Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act.

    SECTION 6.13. BENEFITS CONTINUATION; SEVERANCE. (a) Comparable Benefits. For not less than eighteen months following the Effective Time, UCU shall provide, or shall cause its Subsidiaries to provide benefits that are, on a benefit-by-benefit basis, no less favorable than as provided under the Company Benefit Arrangements and the Company Employee Plans as in effect on the date hereof, for employees of the Company as of the Closing Date ("AFFECTED EMPLOYEES") and for former employees of the Company ("FORMER EMPLOYEES"), and shall provide access to UCU's employee stock purchase plan as soon as permissible following the Closing Date under the law and such plan. Following the period described in the first sentence of this Section 6.13, UCU and its Subsidiaries shall provide, to the extent permitted by law, employee benefits to the Affected Employees that are no less favorable than those provided by UCU to other similarly situated employees of UCU. UCU shall comply with the terms of all the Company Employee Plans, Company Benefit Arrangements and other contractual commitments in effect immediately prior to the Effective Time between the Company and Affected Employees or Former Employees, subject to any reserved right to amend or terminate any Company Employee Plan, Company Benefit Arrangement or other severance or contractual obligation; provided, however, that no such amendment or termination may be inconsistent with UCU's obligations pursuant to the first two sentences of this Section 6.13. Without limiting the generality of the foregoing, UCU agrees to honor all obligations for severance pay and other severance benefits to Affected Employees according to their terms, subject to any reserved right to amend or terminate any Company Employee Plan, Company Benefit Arrangement or other severance or contractual obligation; provided, however, that no such amendment or termination may be inconsistent with UCU's obligations pursuant to the first two sentences of this Section 6.13. UCU shall honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, Former Employees as of the Effective Time. Following the period described in the first sentence of this Section 6.13, and for so long as UCU or any successor or Subsidiary maintains any health plan covering any active or former employee, UCU or its Subsidiaries will provide health and life benefits, (but no accidental death and dismemberment benefits) to existing retirees of the Company as of the Closing Date and Affected Employees who retire within eighteen months of the Closing Date (and who meet the eligibility requirements of the Company's retiree health and life plans) which are, in the aggregate, at least comparable to the benefits provided to similarly situated retirees of UCU or, if better, the benefits provided to active employees of UCU or any successor (except that coverage provided past the age of 65 shall be coordinated with Medicare in a manner similar to that currently in effect with respect to such Company retirees), and with UCU having the right, following the period described in the first sentence of this Section 6.13, to increase the portion of the premiums paid by such Company retirees by 15% per year until the portion of the premium paid by such Company retirees is comparable in percentage to the portion of the premium paid by similarly situated UCU retirees (except that the portion of the premium paid by such Company retirees past the age of 65 shall be increased in the same manner as the portion of the premium paid by such Company retirees younger than age 65); provided, however, that UCU may modify the cost sharing ratio and premium rates in accordance with the past practice of the Company. Former Employees and Affected Employees shall be offered the option to purchase UCU dental and vision plan coverage at premiums equal to those paid by retired and active UCU employees, respectively, during the first open enrollment period following the period described in the first sentence of this Section 6.13.

    (b) PARTICIPATION IN BENEFIT PLANS. Employees shall be given credit for all service with the Company (or service credited by the Company) under all employee benefit plans and arrangements currently maintained by UCU or any of its Subsidiaries (and, with respect to any employee benefit plan established by UCU or any of its Subsidiaries in the future to the extent that similarly situated employees of UCU are given credit for their service with UCU) in which they are or become participants for purposes of eligibility, vesting, benefit accrual, level of participation contribution, and for purposes of qualifying for early retirement or other benefits tied to periods of service, subject to an offset, if necessary, to avoid duplication of benefits, to the same extent as if rendered to UCU or any of its Subsidiaries. UCU shall waive or cause to be waived any preexisting condition limitation applicable to an Affected Employee other than any limitation already in effect with respect to such Affected Employee that has not been satisfied as of the Closing Date under the similar Company Employee Plan or Company Benefit Arrangement. UCU agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductibles and co-payment limitations for such year under the relevant benefit plans of UCU and its Subsidiaries. Following the period described in the first sentence of this subsection (b), UCU and its Subsidiaries shall provide, to the extent permitted by applicable law, employee benefits to the Affected Employees that are no less favorable than those provided by UCU to other similarly situated employees of UCU.

    (c) No provision in this Section 6.13 shall be deemed to constitute an employment contract between the Surviving Corporation and any individual, or a waiver of the Surviving Corporation's right to discharge any employee at any time, with or without cause.

    (d) NON-DISCRIMINATION. Subject to applicable collective bargaining agreements, for a period of two years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Corporation shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved without regard to whether employment was with the Company or UCU, and any employees whose employment is terminated or jobs are eliminated by the Surviving Corporation during such period shall be entitled to participate on a fair and equitable basis in any job opportunity employment placement programs offered by the Surviving Corporation. Any workforce reductions carried out following the Effective Time by the Surviving Corporation shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    SECTION 6.14. OPERATION OF COMPANY'S BUSINESS AFTER CLOSING. UCU will conduct the Company's business to maintain the efficient and high quality service provided by the Company and to this end will consult with the Advisory Board designated pursuant to Section 1.04 on matters relating to the business in the Company's current service areas. UCU will continue an office in Joplin.

    SECTION 6.15. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger, each of UCU and the Company shall take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such other transactions.

    SECTION 6.16. DISCLOSURE SCHEDULES. On or before the date of this Agreement, (i) the Company has delivered to UCU the Company Disclosure Schedule accompanied by a certificate signed by a duly authorized financial officer of the Company stating that the Company Disclosure Schedule is being delivered pursuant to this Section 6.16 and (ii) UCU has delivered to the Company the UCU Disclosure Schedule accompanied by a certificate signed by a duly authorized financial officer of UCU stating that the UCU Disclosure Schedule is being delivered pursuant to this Section 6.16. The Company Disclosure Schedule and the UCU Disclosure Schedule constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Company Disclosure Schedule or the UCU Disclosure Schedule. Any and all statements, representations, warranties or disclosures set forth in the Company Disclosure Schedule and the UCU Disclosure Schedule shall be deemed to have been made on and as of the date of this Agreement.

    SECTION 6.17. CHARITABLE AND ECONOMIC DEVELOPMENT SUPPORT. The parties agree that provision of charitable contributions and community support in the service area of the Company serves a number of important goals. For a period of at least five years following the Effective Time, the Surviving Corporation shall provide, directly or indirectly, charitable contributions and community support within the service area of the Company at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by the Company within the Company's service area within the two-year period immediately prior to the Effective Time.

    SECTION 6.18.  TRANSITION TASK FORCE.

    a. The Company and UCU shall create a special transition task force to be led by Jim Miller, and in addition, to consist of two members nominated by the Company and two additional members nominated by UCU.

    b. The functions of the task force shall include (i) serving as a conduit for the flow of information and documents between the parties, (ii) development of transition plans and such other matters as may be appropriate and (iii) otherwise assisting the Company and UCU in making an orderly transition.

    c.  The Company and UCU will cooperate fully with the transition task force.

    SECTION 6.19. TERMINATION OF DRIP. The Company shall either (i) terminate the DRIP no later than 30 days prior to the anticipated Effective Time or (ii) cause the DRIP to be administered only as an "open market" purchase plan (i.e. shares issuable under the DRIP would be purchased in the open market) during the 30 days prior to the anticipated Effective Time.

    SECTION 6.20. DIVIDEND RECORD DATE. The Company agrees to coordinate with UCU in establishing the record date in the quarter in which the Closing occurs for the payment of any dividends on the Company Common Stock in order to assure that the holders of record of Company Common Stock (i) are entitled to receive a dividend on either Company Common Stock or UCU Common Stock received in the Merger in the quarter in which the Closing occurs, and (ii) are not entitled to receive a dividend in such quarter on both Company Common Stock and UCU Common Stock received in the Merger.

    SECTION 6.21. REAL ESTATE TRANSFER TAXES. The Surviving Corporation shall pay all state or local real property transfer, gains or similar Taxes, if any (collectively, the "TRANSFER TAXES"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. Prior to the Effective Time, the Company shall cooperate with UCU in the preparation of any returns that will be filed with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by UCU in its reasonable discretion. The stockholders of the Company (who are intended third-party beneficiaries of this Section 6.21) shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.21 in the preparation of any return with respect to the Transfer Taxes.

    SECTION 6.22. ASSUMPTION OF DEBT OBLIGATIONS. The Company and UCU shall cooperate with one another to cause the Surviving Corporation to expressly assume, at the Effective Time, any indebtedness of the Company which requires express assumption of the Company's obligations as set forth in Section 3.04 of the Company Disclosure Schedule.

    SECTION 6.23. AMENDMENT OF FIRST MORTGAGE BOND INDENTURE. The Company shall use its best efforts to obtain within 120 days of the date hereof the consent of the requisite number of holders of bonds issued under the Company's Indenture of Mortgage and Deed of Trust, as amended (the "INDENTURE") to amend the Indenture in a manner reasonably acceptable to UCU to delete the last sentence of Section 4.11 of the Indenture and to make any appropriate conforming changes at a total cost (including consent payments to the bondholders and legal and financial advisor fees) reasonably acceptable to UCU. If such consents are not obtained within the applicable time period at a cost reasonably acceptable to UCU, UCU, in its sole discretion, may terminate this Agreement as provided on
Section 6.23 of each of the Company Disclosure Schedule and the UCU Disclosure Schedule.

                                  ARTICLE VII
                              CONDITIONS TO MERGER

    SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to this Agreement to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following conditions:

    (a) COMPANY STOCKHOLDERS' APPROVAL. The Company Stockholders' Approval shall have been obtained.

    (b) WAITING PERIODS; REQUIRED STATUTORY APPROVALS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the

Company Required Statutory Approvals and the UCU Required Statutory Approvals shall have been obtained, such approvals shall have become Final Orders (as defined below), and none of such approvals or Final Orders shall require or be conditioned upon any requirement that any of the Company, UCU or the Surviving Corporation provide any undertaking or agreement, or change or dispose of any assets or business operations, or take or refrain from taking any other action, which would cause, individually or in the aggregate, either (i) a UCU Material Adverse Effect, or (ii) a material adverse effect on the financial condition, income, assets, business or prospects of the business operations presently owned and operated by the Company. For purposes of this Section, the determination of UCU Material Adverse Effect may, without limitation, include the failure of the Public Service Commission of the State of Missouri ("MPSC") to articulate prior to Closing, its policy on the extent to which the Surviving Corporation may recover the Premium (as defined below) related to this transaction. The term "Premium" means the excess of (xx) the value, as of the Effective Time, of the UCU Common Stock issued to holders of Company Common Stock as a result of consummation of the Merger plus all amounts paid in lieu of fractional shares under Article II and all Cash Consideration paid to holders of Company Common Stock pursuant to Section 2.02, over (yy) the net book value of the Company's assets subject to regulation by the MPSC. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint shall prohibit the consummation of the Merger.

    (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) LISTING OF STOCK. The shares of UCU Common Stock to be issued in the Merger (including shares of UCU Common Stock issued or issuable in respect of Company Stock Options and Company Restricted Stock Awards) shall have been approved for listing on the NYSE, subject to official notice of issuance.

    SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF UCU. The obligations of UCU to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following additional conditions, any of which may be waived in writing exclusively by UCU:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified by the Company Material Adverse Effect shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and UCU shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed and complied with by it under this Agreement at or prior to the Effective Time; and UCU shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

    (c) TAX OPINION. UCU shall have received a written opinion from Blackwell Sanders Peper Martin LLP, counsel to UCU, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon reasonable representations and certificates of UCU (including, without limitation, representations contained in a certificate of UCU) (the "UCU TAX CERTIFICATE") and the Company (including, without limitation, representations contained in a certificate of the Company (the "COMPANY TAX CERTIFICATE").

    (d) COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Company Material Adverse Effect.

    (e) AMENDMENT OF INDENTURE. The Indenture shall have been amended as described in Section 6.23.

    SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by the Company:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of UCU set forth in this Agreement that are qualified by the UCU Material Adverse Effect shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and the Company shall have received a certificate signed on behalf of UCU by the chief executive officer of UCU to such effect.

    (b) PERFORMANCE OF OBLIGATIONS. UCU shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and the Company shall have received a certificate signed on behalf of UCU by the chief executive officer of UCU to such effect.

    (c) TAX OPINION. The Company shall have received a written opinion from Cahill Gordon & Reindel, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon reasonable representations and certificates of UCU (including, without limitation, representations contained in the UCU Tax Certificate) and the Company (including, without limitation, representations contained in the Company Tax Certificate); and UCU and the Company agree that, to the extent they can truthfully do so, they will make such representations and deliver such certificates.

    (d) UCU MATERIAL ADVERSE EFFECT. No UCU Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a UCU Material Adverse Effect.

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

    (a)  by mutual written consent of UCU and the Company; or

    (b) by either UCU or the Company, if the Effective Time shall not have occurred on or before June 1, 2000 (the "TERMINATION DATE"); provided, however, that if on the Termination Date the conditions to the Closing set forth in
Section 7.01(b) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the

Termination Date shall be extended to December 31, 2000; and provided, further, that the right to terminate the Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

    (c) by either UCU or the Company, if a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (d) by either UCU or the Company if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained; or

    (e) by UCU, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 7.02(a) or 7.02(b) not to be satisfied, and such breach or failure shall not have been remedied within 45 business days after receipt by the Company of notice in writing from UCU specifying the nature of such breach and requesting that it be remedied or UCU shall not have received adequate assurance of a cure of such breach within such 45 business-day period; or

    (f) by UCU, if the Board of Directors of the Company (i) shall not have recommended or shall have withdrawn or modified its recommendation of this Agreement and the Merger or (ii) shall have approved or recommended a Takeover Proposal, other than the Merger; or

    (g) by UCU, if the Company or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 6.01; or

    (h) by the Company in accordance with Section 6.01(b); provided, that it has complied with the notice provisions thereof; or

    (i) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of UCU set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 7.03(a) or 7.03(b) not to be satisfied, and such breach or failure shall not have been remedied within 20 business days after receipt by UCU of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied or the Company shall not have received adequate assurance of a cure of such breach within such 20 business-day period.

    SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.01, there shall be no liability or obligation on the part of UCU, the Company, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03 and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements contained in this Agreement; provided that the provisions of Sections 8.02, 8.03, 9.02 and
9.07 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

    SECTION 8.03. FEES AND EXPENSES. (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that UCU and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) If this Agreement is terminated by UCU pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(i), the non-terminating party shall reimburse the other party for all reasonable costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of counsel, financial advisors, accountants, actuaries and consultants and the other party's share of all printing and filing fees. Such amounts shall be payable only upon due presentation by the terminating party of a written summary of such expenses, in reasonable detail, within 30 days after the date of termination, and in no event shall the aggregate amount payable under this
Section 8.03(b) exceed $1.75 million.

    (c) If this Agreement is terminated by UCU pursuant to Section 8.01(f) or
Section 8.01(g), the Company shall pay to UCU a termination fee of $15 million in cash within five business days after such termination.

    (d) If this Agreement is terminated by the Company pursuant to Section 8.01(h), the Company shall pay to UCU a termination fee of $15 million in cash within five business days after such termination.

    (e) If this Agreement is terminated by either UCU or the Company pursuant to
Section 8.01(d), a Takeover Proposal shall have been made prior to the date of the Company Stockholders' Meeting, and, if within 24 months of such termination the Company shall enter into an Acquisition Agreement relating to such Takeover Proposal, the Company shall pay to UCU a termination fee of $15 million in cash within five business days after the execution of such Acquisition Agreement.

    SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 8.05. EXTENSION; WAIVER. At any time prior to the Effective Time, either party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto contained herein, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX
                                 MISCELLANEOUS

    SECTION 9.01.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.11 and the other covenants and agreements which, by their terms, are to be performed after the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement but shall terminate and be of no further force and effect as of the Effective Time.

    SECTION 9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to UCU, to

       UtiliCorp United Inc.
       20 West Ninth Street
       Kansas City, Missouri 64105
       Attention: Richard C. Green, Jr.
       Facsimile: (816) 467-3595

       with a copy to:

       Blackwell Sanders Peper Martin LLP
       2300 Main, Suite 1000
       Kansas City, Missouri 64108
       Attention: Linda K. Tiller, Esq.
       Facsimile: (816) 983-8080

    (b) if to the Company, to:

       The Empire District Electric Company
       602 Joplin St.
       Joplin, Missouri 64801
       Attention: Myron W. McKinney
       Facsimile: (417) 625-5153

       with a copy to:

       Cahill Gordon & Reindel
       80 Pine Street
       New York, NY 10005
       Attention: Gary W. Wolf, Esq.
       Facsimile: (212) 269-5420

    SECTION 9.03. INTERPRETATION. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

    SECTION 9.04. DISCLOSURE SCHEDULES. Each exception to a section of this Agreement set forth in the UCU Disclosure Schedule or the Company Disclosure Schedule will specifically refer (including by cross-reference) to the section of the Agreement to which it relates. Any item disclosed in the UCU Disclosure Schedule or the Company Disclosure Schedule under any specific section number thereof or disclosed in reference to any specific section hereof shall be deemed to have been disclosed by UCU or the Company, as appropriate, for all purposes of this Agreement in response to other sections of either the UCU Disclosure Schedule or the Company Disclosure Schedule, as the case may be, to the extent that such disclosure is specifically cross-referenced to such other section(s).

    SECTION 9.05. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    SECTION 9.06. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as provided in Sections 1.04 and 6.11 and this Section 9.06, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    SECTION 9.07. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Kansas without regard to any applicable conflicts of law rules. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Missouri and of the United States of America located in the State of Missouri for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the party at the address specified in Section 9.02, shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Missouri located in Kansas City, Missouri or the United States of America located in Kansas City, Missouri, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

    SECTION 9.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempted assignment thereof without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, UCU and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                UTILICORP UNITED INC.

                                By:  /s/ ROBERT K. GREEN
                                     -----------------------------------------
                                     Name: Robert K. Green
                                     Title: President and Chief Operating
                                     Officer

                                THE EMPIRE DISTRICT ELECTRIC COMPANY

                                By:  /s/ MYRON W. MCKINNEY
                                     -----------------------------------------
                                     Name: Myron W. McKinney
                                     Title: President and Chief Executive
                                     Officer

                                   ANNEX B-1
                      OPINION OF SALOMON SMITH BARNEY INC.
                      [Letterhead of Salomon Smith Barney]

                                                                    May 10, 1999

Board of Directors
The Empire District Electric Company
602 Joplin Street
Joplin, MO 64801

Ladies and Gentlemen:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share ("Company Common Stock"), of The Empire District Electric Company (the "Company") of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with and into UtiliCorp United Inc. ("UCU"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of May 10, 1999, between the Company and UCU.

As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, the Company will merge with and into UCU and each issued and outstanding share of Company Common Stock (other than shares owned by the Company, UCU or any of their respective subsidiaries and other than Dissenting Shares (as defined and described in the Agreement)) will be converted into the right to receive (i) a number of shares of common stock, par value $1.00 per share ("UCU Common Stock"), of UCU equal to the Exchange Ratio (as defined below), subject to the payment of cash in lieu of any fractional share (the "Stock Consideration") or (ii) cash per share of Company Common Stock equal to the Average Trading Price (as defined below) multiplied by the Exchange Ratio (the "Cash Consideration"). The Stock Consideration together with the Cash Consideration is collectively referred to as the "Merger Consideration". The "Exchange Ratio" shall be determined as follows, subject to adjustment in accordance with the terms of the Agreement: (i) if the Average Trading Price of a share of UCU Common Stock is less than $22.00, the Exchange Ratio shall equal 1.341; (ii) if the Average Trading Price of a share of UCU Common Stock is greater than or equal to $22.00, but less than or equal to $26.00, the Exchange Ratio shall equal a fraction (rounded to the nearest hundred-thousandth) determined by dividing $29.50 by the Average Trading Price of a share of UCU Common Stock; and (iii) if the Average Trading Price of a share of UCU Common Stock is greater than $26.00, the Exchange Ratio shall equal 1.135. "Average Trading Price" means the average of the daily closing prices per share of UCU Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal for the twenty trading days ending on the date immediately prior to the second full NYSE trading day immediately preceding the Closing Date (as defined in the Agreement).

The aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger (the "Cash Election Number") shall not exceed 50% of the outstanding shares of Company Common Stock, subject to adjustment for tax matters in accordance with the terms of the Agreement. If elections to receive Cash Consideration by holders of Company Stock exceed the Cash Election Number, those holders that will be entitled to receive Cash Consideration will be selected through a lottery. UCU shall issue shares of UCU Common Stock to holders of Company Common Stock up to a maximum of 19.9% of the total number of shares of issued and outstanding UCU Common Stock (the "Maximum Stock Amount"). If the aggregate number of shares of UCU Common Stock payable as Stock Consideration exceeds the Maximum Stock Amount, UCU shall have

                                     B-1-1
the option to limit the aggregate Stock Consideration to the Maximum Stock Amount and to make a corresponding increase in the aggregate Cash Consideration in accordance with the terms of the Agreement. We understand that the Stock Consideration will be delivered on a tax free basis.

In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following; (i) a copy of a draft dated May 9, 1999 of the Agreement; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1998; (iii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company, furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, Company Common Stock; (v) certain publicly available information concerning UCU, including the Annual Reports on Form 10-K of UCU for each of the years in the three year period ended December 31, 1998; (vi) certain other information, primarily financial in nature, including projections, concerning the business and operations of UCU, furnished to us by UCU for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, UCU Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or UCU and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We also have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of the Company and UCU to discuss the foregoing as well as other matters that we believe relevant to our inquiry.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed any responsibility for verifying any of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. We have not conducted a physical inspection of any of the properties or facilities of the Company or UCU, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor have we been furnished with any such valuations or appraisals. With respect to financial projections, we have been advised by the managements of the Company and UCU and have assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company or UCU, as the case may be, as to the future financial performance of the Company or UCU, as the case may be, and we express no view with respect to such projections or the assumptions on which they were based. We also have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and UCU; (ii) the business prospects of the Company and UCU; (iii) the historical and current market for Company Common Stock, UCU Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company or UCU; and (iv) the nature and terms of certain other merger transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. In arriving at our opinion, we have not ascribed a specific consolidated range of values to either the Company or UCU. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company. Our opinion

                                     B-1-2
necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock and does not address the Company's underlying business decision to effect the Merger or constitute a recommendation of the Merger to the Company. Our opinion also does not constitute an opinion or imply any conclusion as to the price at which Company Common Stock will trade following the announcement or consummation of the Merger.

We have acted as financial advisors to the Company in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. In addition, in the ordinary course business, we and our affiliates may actively trade the securities of the Company and UCU for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or UCU.

This opinion is intended solely for the benefit and use of the Company (including the management and directors of the Company) in considering the transaction to which it relates and may not be used for any other purpose or reproduced, disseminated, quoted or referred to (other than in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in, and references to this opinion and to Salomon Smith Barney and its relationship with the Company (in each case in such form as Solomon Smith Barney shall approve) may be included in, the proxy statement the Company distributes to its shareholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

                                          Very truly yours,
                                          /s/ Salomon Smith Barney

                                SALOMON SMITH BARNEY

                                     B-1-3

                                   ANNEX B-2
                   CONFIRMATION OF SALOMON SMITH BARNEY INC.
                      [Letterhead of Salomon Smith Barney]

                                                                  August 2, 1999

Board of Directors
The Empire District Electric Company
602 Joplin Street
Joplin, MO 64801

Ladies and Gentlemen:

You have requested a confirmation of our opinion dated May 10, 1999 (the "Opinion"), as investment bankers as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share ("Company Common Stock"), of The Empire District Electric Company (the "Company") of the Merger Consideration (as defined in the Opinion) to be received by such holders in connection with the merger (the "Merger") of the Company with and into UtiliCorp United Inc. ("UCU"), pursuant to the Agreement and Plan of Merger, dated as of May 10, 1999 (the "Agreement"), between the Company and UCU.

In conducting our review and analysis to provide you this confirmation, we undertook to update the factors we considered in rendering the Opinion (including reviewing and analyzing the executed Agreement).

This confirmation is intended solely for the benefit and use of the Company (including the management and directors of the Company) and may not be used for any other purpose or reproduced, disseminated, quoted or referred to (other than in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this confirmation may be reproduced in full in, and references to this confirmation and to Salomon Smith Barney and its relationship with the Company (in each case in such form as Salomon Smith Barney shall approve) may be included in, the proxy statement the Company distributes to its shareholders in connection with the Merger.

Based upon the foregoing and subject to all of the conditions, qualifications and caveats set forth in the Opinion, we confirm our Opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

                                          Very truly yours,

                                          /s/ Salomon Smith Barney

                                SALOMON SMITH BARNEY

                                     B-2-1

                                    ANNEX C

                      KANSAS DISSENTERS' RIGHTS STATUTE--
             SECTION 17-6712 OF THE KANSAS GENERAL CORPORATION CODE

    17-6712 PAYMENT FOR "STOCK" OF "STOCKHOLDER" OBJECTING TO MERGER OR CONSOLIDATION; "STOCKHOLDER," "STOCK" AND "SHARE" DEFINED; NOTICE TO OBJECTING STOCKHOLDERS; DEMAND FOR PAYMENT; APPRAISAL AND DETERMINATION OF VALUE BY DISTRICT COURT, WHEN; TAXATION OF COSTS; RIGHTS OF OBJECTING STOCKHOLDERS; STATUS OF STOCK; SECTION INAPPLICABLE TO CERTAIN SHARES OF STOCK.--(a) When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

    (b) The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

    (c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

    (d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

    (e) After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.

    (f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

    (g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

    (h) The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

    (i) Any stockholder who has demanded payment of the stockholder's stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder's stock shall cease.

    (j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

    (k) This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either
(1) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17-6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or
(iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.

                             [LOGO]


           YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                        VOTE YOUR PROXY







            TRIANGLE     FOLD AND DETACH HERE    TRIANGLE
-----------------------------------------------------------------------------

              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS OF
                 THE EMPIRE DISTRICT ELECTRIC COMPANY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes
P   and appoints M.W. McKINNEY, R.B. FANCHER and J.S.WATSON, or any one of
    them, with power of substitution, as attorneys and proxies to appear and
R vote all shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at
O   a Special Meeting of Stockholders of The Empire District Electric Company
    to be held at the Holiday Inn, 3615 South Range Line, in the City of Joplin,
X State of Missouri, on the 3rd day of September, 1999 at 10:00 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the
Y   manner indicated on the reverse hereof.


                          (CONTINUED ON THE REVERSE SIDE)

[LOGO]




Dear Stockholder:

We will hold a special meeting of the stockholders of The Empire District Electric Company on Friday, September 3, 1999, at 10:00 a.m., at the Holiday Inn, 3615 South Range Line (Intersection of Highway 71 and Interstate 44), Joplin, Missouri. I cordially invite you to attend.

Whether or not you plan to attend the meeting, it is important that every stockholder be represented regardless of the number of shares owned. Please detach the proxy card below, complete it and promptly return it in the envelope provided. Your vote is important to us.


                                      Sincerely,

                                      /s/ Myron W. McKinney
                                      ------------------------------------
                                          Myron W. McKinney
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER




                    TRIANGLE     FOLD AND DETACH HERE     TRIANGLE

-------------------------------------------------------------------------------
/X/ PLEASE MARK VOTE                                                      ---
    AS IN THIS EXAMPLE.                                                      |

-------------------------------------------------------------------------------
|        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE COMPANY.       |
|          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.             |
-------------------------------------------------------------------------------

1. Adoption of the merger agreement and approval   FOR   AGAINST   ABSTAIN
   of the merger with UtiliCorp United Inc.        / /     / /      / /

2. Upon any other matter which may properly come before the meeting in their discretion.


EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR ITEM 1.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT ANNEXED THERETO.

Dated:
      ----------------------------------------, 1999

----------------------------------------------------
Signature

----------------------------------------------------
Signature

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.